Filed with the SEC on October 17, 1996           Registration No. 333-14315
                                                                      ----------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                              AMENDMENT NO. 1 TO

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                             DEPOSIT GUARANTY CORP.
             (Exact name of registrant as specified in its charter)

       MISSISSIPPI                              6711                           64-072169
(State or other jurisdiction           (Primary Standard Industrial          (IRS Employer
of incorporation or organization)      Classification Code Number)       Identification Number)


                                              ARLEN L. MCDONALD
210 EAST CAPITOL STREET                       210 EAST CAPITOL STREET
POST OFFICE BOX 730                           POST OFFICE BOX 730
JACKSON, MISSISSIPPI 39205                    JACKSON, MISSISSIPPI 39205
TELEPHONE NUMBER: (601) 354-8497              TELEPHONE NUMBER: (601) 354-8497
(Address, including zip code,                 (Name, address, including zip
and telephone number, including               code, and telephone number,
area code of registrant's                     including area code, of agent
principal executive offices)                  for service)

                                  Copies to:

L. Keith Parsons, Esq.                        Anthony J. Correro, III
Watkins Ludlam & Stennis, P.A.                Correro Fishman Haygood Phelps
633 North State Street                        Weiss Walmsley & Casteix, L.L.P.
Post Office Box 427                           201 St. Charles Avenue, 47th Floor
Jackson, Mississippi 39205-0427               New Orleans, LA 70170-4700
Telephone Number: (601) 949-4701              Telephone Number: (504) 586-5253

Approximate date of commencement of proposed sale of securities to the public:
At the Effective Date of the merger of Jefferson Guaranty Bancorp, Inc. into Deposit Guaranty Louisiana Corp. as described in the attached Proxy Statement/Prospectus.

If the securities being registered on this form are being offered in conjunction with the formation of a holding company and there is compliance with General Instruction G, check the following box. /__/




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             DEPOSIT GUARANTY CORP.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K


                                             Caption or Location
                                                   in Proxy
Items in Form S-4                            Statement/Prospectus
-----------------                            --------------------
1.   Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus.......................       Cover Page of
                                             Registration Statement;
                                             Cross Reference Sheet;
                                             Cover Page of the Proxy
                                             Statement/Prospectus

2.   Inside Front and Outside Back
     Cover Pages of Prospectus........       Available Information;
                                             Incorporation of
                                             Certain Documents by
                                             Reference

3.   Risk Factors, Ratio of Earnings
     to Fixed Charges and Other
     Information......................       Summary

4.   Terms of the Transaction.........       Summary; The Mergers; Comparative
                                             Rights of Shareholders

5.   Pro Forma Financial Information..       Not Applicable

6.   Material Contracts with the
     Company Being Acquired...........       Not Applicable

7.   Additional Information Required
     for Reoffering by Persons and
     Parties Deemed to be Under-
     writers..........................       Not Applicable

8.   Interest of Named Experts and
     Counsel..........................       Legal Opinion; Experts

9.   Disclosure of Commission
     Position on Indemnification
     for Securities Act Liabilities...       Not Applicable

10.  Information with Respect to
     S-3 Registrants..................       Available Information;
                                             Incorporation of
                                             Certain Documents by
                                             Reference

11.  Incorporation of Certain Infor-
     mation by Reference..............       Available Information;
                                             Incorporation of
                                             Certain Documents by
                                             Reference

12.  Information with Respect to S-2
     or S-3 Registrants...............       Not Applicable

13.  Incorporation of Certain Infor-
     mation by Reference..............       Not Applicable

14.  Information with Respect to
     Registrants Other Than S-2 or
     S-3 Registrants..................       Not Applicable

15.  Information with Respect to S-3
     Companies........................       Not Applicable

16.  Information with Respect to S-2
     or S-3 Companies.................       Not Applicable

17.  Information with Respect to
     Companies Other Than S-2 or
     S-3 Companies....................       Information Concerning Jefferson
                                             Guaranty Bancorp; Market Prices of and
                                             Dividends on Jefferson Guaranty
                                             Bancorp's Preferred and Common Stock;
                                             Jefferson Guaranty Bancorp Management's
                                             Discussion and Analysis of Financial
                                             Condition and Results of Operations;
                                             Index to Jefferson Guaranty Bancorp
                                             Financial Statements

18.  Information if Proxies, Consents
     or Authorizations Are to be
     Solicited........................       Incorporation of
                                             Certain Documents by
                                             Reference; Summary;
                                             Introduction; The Mergers--Interests
                                             of Certain Persons in
                                             the Mergers; Stock
                                             Ownership of Certain Beneficial Owners
                                             and Management of Jefferson Guaranty
                                             Bancorp; Experts

19.  Information if Proxies, Consents
     or Authorizations Are Not to be
     Solicited or in an Exchange
     Offer............................       Not Applicable

                        JEFFERSON GUARANTY BANCORP, INC.
                         3525 NORTH CAUSEWAY BOULEVARD
                           METAIRIE, LOUISIANA 70002


                                                                October 30, 1996



To Our Shareholders:

         You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of Jefferson Guaranty Bancorp, Inc. ("Jefferson Guaranty Bancorp") to be held at 8:00 a.m., local time, on December 3, 1996 in the Board Room on the 4th floor of Jefferson Guaranty Bank, 3525 N. Causeway Boulevard, Metairie, Louisiana.

         At the Meeting holders of common stock will be asked to consider and vote upon the proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 22, 1996, pursuant to which Jefferson Guaranty Bancorp will merge into a subsidiary of Deposit Guaranty Corp. ("Deposit Guaranty"), and Jefferson Guaranty Bank will merge into a banking subsidiary of Deposit Guaranty. Pursuant to the Merger Agreement, (i) each outstanding share of Jefferson Guaranty Bancorp common stock will be converted into either
 .637363 shares of Deposit Guaranty common stock or the right to receive $29.00 in cash, and (ii) each share of Jefferson Guaranty Bancorp Preferred Stock will be converted into either 63.7363 shares of Deposit Guaranty common stock or the right to receive $2,900.00 in cash, in each case at the election of the holder of the Jefferson Guaranty Bancorp shares as more fully described in the accompanying Proxy Statement/Prospectus. Under a formula set forth in the Merger Agreement, no more than eighty percent (80%) and no less than fifty-five percent (55%) of the Jefferson Guaranty Bancorp shares (treating, for this purpose, the shares of Preferred Stock as equivalent to 100 shares of Common Stock) may be exchanged for Deposit Guaranty common stock. Likewise, no more than forty-five percent (45%) and no less than twenty percent (20%) of the Jefferson Guaranty Bancorp shares may be exchanged for cash. Because the Merger Agreement places limits on the total amount of Deposit Guaranty common stock which may be issued and the total amount of cash which may be paid, any election is subject to adjustment and no guarantee can be given that an election will be fully honored.

         The Board of Directors of Jefferson Guaranty Bancorp believes the mergers are in the best interests of Jefferson Guaranty Bancorp and its shareholders and unanimously recommends that you vote for approval of the Merger Agreement. The reasons for such recommendation are set forth in the accompanying Proxy Statement/Prospectus.

         At the meeting, common and preferred shareholders will also be asked to approve the purchase of certain warrants held by me and to pay a bonus to me on completion of the proposed mergers.

         We urge you to read the enclosed materials carefully so that you can evaluate the proposals for yourself. All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope whether or not you plan to attend the Meeting. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting.


                                        Very truly yours,



                                        A. Peyton Bush, III
                                        President

                        JEFFERSON GUARANTY BANCORP, INC.
                         3525 NORTH CAUSEWAY BOULEVARD
                           METAIRIE, LOUISIANA 70002

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of Jefferson Guaranty Bancorp, Inc.:

         Notice is hereby given that a Special Meeting (the "Meeting") of Shareholders of Jefferson Guaranty Bancorp, Inc. ("Jefferson Guaranty Bancorp") will be held in the Board Room on the 4th floor of Jefferson Guaranty Bank, 3525 N. Causeway Boulevard, Metairie, Louisiana on December 3, 1996 at 8:00 a.m., local time, for the purpose of considering and voting upon the following matters:

         1. To consider and vote upon the proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 22, 1996, by and among Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty"), Deposit Guaranty Louisiana Corp. ("Deposit Guaranty Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty, and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of Deposit Guaranty Louisiana, on the one hand, and Jefferson Guaranty Bancorp, a Delaware corporation, and its wholly-owned subsidiary, Jefferson Guaranty Bank, a Louisiana state bank, on the other hand, pursuant to which (a) Jefferson Guaranty Bancorp will merge into Deposit Guaranty Louisiana (the "Holding Company Merger") and Jefferson Guaranty Bank will merge into DGNB Louisiana (the "Bank Merger"), and (b)(i) each outstanding share of Jefferson Guaranty Bancorp Common Stock will be converted into either .637363 shares of Deposit Guaranty common stock or the right to receive $29.00 in cash, and (ii) each outstanding share of Jefferson Guaranty Bancorp Preferred Stock will be converted into either 63.7363 shares of Deposit Guaranty common stock or the right to receive $2,900.00 in cash, in each case at the election of the holder of the Jefferson Guaranty Bancorp shares and subject to possible adjustment in accordance with the terms of the Merger Agreement;

         2. To consider and vote upon approval of the purchase by Jefferson Guaranty Bancorp of warrants to purchase 56,284 shares of Jefferson Guaranty Bancorp Common Stock held by A. Peyton Bush for the consideration described in the accompanying Proxy Statement/Prospectus and to pay a $210,000 bonus to A. Peyton Bush immediately prior to consummation of the Holding Company Merger and the Bank Merger; and

         3. To transact such other business as may lawfully come before the meeting or any adjournment or postponement thereof.

         IF THE HOLDING COMPANY MERGER IS CONSUMMATED, ANY HOLDER OF COMMON STOCK OR PREFERRED STOCK WHO PERFECTS HIS STATUTORY APPRAISAL RIGHTS UNDER
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW (THE "DGCL") WILL HAVE THE RIGHT TO SEEK APPRAISAL OF HIS OR HER SHARES. SEE "APPRAISAL RIGHTS" IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR A STATEMENT OF THE RIGHTS OF SUCH SHAREHOLDERS AND A DESCRIPTION OF THE PROCEDURES REQUIRED TO BE FOLLOWED BY SHAREHOLDERS TO OBTAIN APPRAISAL OF THEIR SHARES. A COPY OF THE PROVISIONS OF THE DGCL REGARDING SUCH RIGHTS OF DISSENT AND APPRAISAL IS ATTACHED TO THE PROXY STATEMENT/PROSPECTUS AS EXHIBIT B.

         Only shareholders of record as of the close of business on October 18, 1996, are entitled to vote at the Meeting. All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage- paid envelope, whether or not you plan to attend the Meeting. Your proxy may be revoked by appropriate notice to the Secretary of Jefferson Guaranty Bancorp at any time prior to the voting thereof. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting.

                                        By Order of the Board of Directors



                                        Harold N. Garic, Secretary


October 30, 1996

Metairie, Louisiana

PROSPECTUS                                      PROXY STATEMENT
----------                                      ---------------

DEPOSIT GUARANTY CORP.                          JEFFERSON GUARANTY BANCORP, INC.

-------------------                             --------------------

890,009 SHARES OF                               SPECIAL MEETING OF
COMMON STOCK, NO PAR VALUE                      SHAREHOLDERS TO BE HELD
                                                DECEMBER 3,  1996



         This Proxy Statement/Prospectus is being furnished to the shareholders of Jefferson Guaranty Bancorp, Inc. ("Jefferson Guaranty Bancorp") in connection with the solicitation of proxies by the Board of Directors of Jefferson Guaranty Bancorp for use at its Special Meeting (the "Meeting") of Shareholders to be held on December 3, 1996. This Proxy Statement/Prospectus was first mailed to shareholders of Jefferson Guaranty Bancorp on or about October 30, 1996.


         At the Meeting, among other things, the holders of Jefferson Guaranty Bancorp common stock ("Jefferson Guaranty Bancorp Common Stock"), will be asked to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 22, 1996, by and among Deposit Guaranty Corp. ("Deposit Guaranty"), a Mississippi corporation, Deposit Guaranty Louisiana Corp. ("Deposit Guaranty Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of Deposit Guaranty Louisiana, on the one hand, and Jefferson Guaranty Bancorp, a Delaware corporation, and its wholly-owned subsidiary, Jefferson Guaranty Bank ("Jefferson Guaranty Bank"), a Louisiana state bank, on the other hand, pursuant to which Jefferson Guaranty Bancorp will merge into Deposit Guaranty Louisiana (the "Holding Company Merger") and Jefferson Guaranty Bank will merge into DGNB Louisiana (the "Bank Merger," and together with the Holding Company Merger, the "Mergers"). For a more complete description of the Merger Agreement and the terms of the Mergers, see "The Mergers." A conformed copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A. For a more complete description of statutory appraisal rights see "Appraisal Rights."

         Deposit Guaranty has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 890,009 shares of Deposit Guaranty Common Stock, no par value (the "Deposit Guaranty Common Stock") which may be issued in connection with the Mergers. This document constitutes a Proxy Statement of Jefferson Guaranty Bancorp in connection with the Meeting and a Prospectus of Deposit Guaranty with respect to the shares of Deposit Guaranty Common Stock which may be issued to holders of Jefferson Guaranty Bancorp common and preferred stock upon consummation of the Mergers. Each of Deposit Guaranty and Jefferson Guaranty Bancorp has furnished all information included herein with respect to it and its consolidated subsidiaries.

        No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made under this Proxy Statement/Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement/Prospectus.

         This Proxy Statement/Prospectus does not cover any resales of Deposit Guaranty Common Stock to be received by Jefferson Guaranty Bancorp's shareholders upon consummation of the Holding Company Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.

                           -------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------


       The date of this Proxy Statement/Prospectus is October 30, 1996.

                             AVAILABLE INFORMATION

         Deposit Guaranty is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Deposit Guaranty can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at its Regional Offices located in the Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov).

         Deposit Guaranty has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the common stock offered by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Rules and Regulations of the Commission, and to which portions reference is hereby made for further information with respect to Deposit Guaranty and the securities offered hereby. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.


         AS INDICATED BELOW, THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN INFORMATION WITH RESPECT TO DEPOSIT GUARANTY, WHICH IS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH INFORMATION OR DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 25, 1996, AND SUCH REQUESTS SHOULD BE DIRECTED TO DEPOSIT GUARANTY'S PRINCIPAL EXECUTIVE OFFICES AT 210 EAST CAPITOL STREET, JACKSON, MISSISSIPPI 39201, ATTENTION:
ARLEN L. MCDONALD, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TELEPHONE NUMBER (601) 354-8497.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Deposit Guaranty with the Commission are hereby incorporated by reference:

         (1) Deposit Guaranty's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (2) Deposit Guaranty's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

         (3) The description of capital stock contained in Item 14 of Deposit Guaranty's Registration Statement on Form 10 filed April 21, 1970, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1982, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1986, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, relating to the description of Deposit Guaranty's Common Stock.


         All documents filed by Deposit Guaranty pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting of shareholders of Jefferson Guaranty Bancorp are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Purposes of the Meeting . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Date, Time and Place of the Meeting; Record Date  . . . . . . . . . . . .  1
   Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   The Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Recommendations of the Boards of Directors  . . . . . . . . . . . . . . .  3
   Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Other Conditions to Consummation of the Mergers . . . . . . . . . . . . .  3
   Election Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Exchange of Jefferson Guaranty Bancorp Certificates;
     No Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . . .  3

   Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Interests of Certain Persons in the Mergers   . . . . . . . . . . . . . .  4
   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Certain Federal Income Tax Consequences   . . . . . . . . . . . . . . . .  4
   Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Appraisal Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Recent Market Prices  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Jefferson Guaranty Bancorp and Subsidiary - Selected Financial Data . . .  6
   Deposit Guaranty Corp. and Subsidiaries - Selected Financial Data . . . .  7
   Comparative Per Share Information . . . . . . . . . . . . . . . . . . . .  8

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Record Date; Voting Rights; Proxies   . . . . . . . . . . . . . . . . . .  9

THE MERGERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   Structure and Terms of the Mergers  . . . . . . . . . . . . . . . . . .   11
   Background of Mergers . . . . . . . . . . . . . . . . . . . . . . . . .   12
   Reasons for the Mergers . . . . . . . . . . . . . . . . . . . . . . . .   13
   Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
   Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . .   14
   Other Conditions to the Mergers . . . . . . . . . . . . . . . . . . . .   15
   Interests of Certain Persons in the Mergers . . . . . . . . . . . . . .   15
   Election to Receive Deposit Guaranty Common Stock, Cash, or
     a Combination . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   Exchange of Jefferson Guaranty Bancorp Certificates . . . . . . . . . .   17
   Amendment; Waiver; Termination  . . . . . . . . . . . . . . . . . . . .   18
   Conduct of Business Pending the Mergers . . . . . . . . . . . . . . . .   18
   Preferred Stock Dividends . . . . . . . . . . . . . . . . . . . . . . .   19
   Resales of Deposit Guaranty Common Stock  . . . . . . . . . . . . . . .   19
   Expenses and Fees   . . . . . . . . . . . . . . . . . . . . . . . . . .   20
   Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . .   20
   Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . .   20

PROPOSAL TO APPROVE CERTAIN PAYMENTS . . . . . . . . . . . . . . . . . . .   22
   Purchase of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . .   22

   Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
   Certain Internal Revenue Code Provisions  . . . . . . . . . . . . . . .   23
   Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
   Consequences of Failure to Approve  . . . . . . . . . . . . . . . . . .   24

APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

COMPARATIVE RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . .   26
   Cumulative Voting Rights  . . . . . . . . . . . . . . . . . . . . . . .   27
   Limitations on Directors' and Officers' Liability . . . . . . . . . . .   27
   Supermajority Voting Requirements; Business Combinations  . . . . . . .   27
   Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . .   28
   Vacancies in the Board of Directors . . . . . . . . . . . . . . . . . .   28
   Amendment of the Articles of Incorporation or Bylaws  . . . . . . . . .   28
   Shareholder Proposals and Nominations . . . . . . . . . . . . . . . . .   29
   Redemption and Retirement . . . . . . . . . . . . . . . . . . . . . . .   29
   Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
   Shareholders' Inspection Rights . . . . . . . . . . . . . . . . . . . .   30
   Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

MARKET PRICES OF AND DIVIDENDS ON JEFFERSON GUARANTY BANCORP'S PREFERRED
   AND COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF JEFFERSON
   GUARANTY BANCORP  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   Certain Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . .   33

INFORMATION CONCERNING JEFFERSON GUARANTY BANCORP  . . . . . . . . . . . .   34
   The Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
   The Greater New Orleans Area  . . . . . . . . . . . . . . . . . . . . .   34
   Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
   Supervision and Regulation  . . . . . . . . . . . . . . . . . . . . . .   35

JEFFERSON GUARANTY BANCORP MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . .   37

LEGAL OPINION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

INDEX TO JEFFERSON GUARANTY BANCORP FINANCIAL STATEMENTS . . . . . . . . .  F-1

Exhibit A - Agreement and Plan of Merger

Exhibit B - Section 262 of the Delaware General Corporation Law

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the documents incorporated herein by reference. This summary is necessarily incomplete and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Exhibits and the documents incorporated in this Proxy Statement/Prospectus by reference. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.

PURPOSES OF THE MEETING

         MERGER AGREEMENT. At the Meeting holders of Jefferson Guaranty Bancorp Common Stock will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated August 22, 1996 (the "Merger Agreement"), by and among Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty"), its wholly-owned subsidiary, Deposit Guaranty Louisiana Corp., a Louisiana corporation ("Deposit Guaranty Louisiana"), and Deposit Guaranty Louisiana's wholly-owned subsidiary, Deposit Guaranty National Bank of Louisiana, a national banking association ("DGNB Louisiana"), on the one hand, and Jefferson Guaranty Bancorp, Inc., a Delaware corporation ("Jefferson Guaranty Bancorp") and its wholly-owned subsidiary, Jefferson Guaranty Bank, a Louisiana state bank ("Jefferson Guaranty Bank"), on the other hand, pursuant to which, among other things, (a) Jefferson Guaranty Bancorp will be merged into Deposit Guaranty Louisiana (the "Holding Company Merger"), and (b) Jefferson Guaranty Bank will be merged into DGNB Louisiana (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"). On the effective date of the Mergers (the "Effective Date") (i) each outstanding share of Jefferson Guaranty Bancorp Common Stock (except shares as to which statutory appraisal rights are exercised) will be converted into either .637363 shares of Deposit Guaranty Common Stock or the right to receive $29.00 in cash, and (ii) each share of Jefferson Guaranty Bancorp Preferred Stock (except shares as to which statutory appraisal rights are exercised) will be converted into either
63.7363 shares of Deposit Guaranty Common Stock or the right to receive $2,900.00 in cash (the "Exchange Ratio"), in each case at the election of the holder of the Jefferson Guaranty Bancorp shares. Under a formula set forth in the Merger Agreement, no more than eighty percent (80%) and no less than fifty-five percent (55%) of the Jefferson Guaranty Bancorp shares may be exchanged for Deposit Guaranty Common Stock. Likewise, no more than forty-five percent (45%) and no less than twenty percent (20%) of the Jefferson Guaranty Bancorp shares may be exchanged for cash. These percentages will be computed on the Effective Date based on the sum of the number of outstanding shares of Jefferson Guaranty Bancorp Common Stock and 100 times the number of outstanding shares of Jefferson Guaranty Bancorp Preferred Stock. Because the Merger Agreement places limits on the total amount of Deposit Guaranty Common Stock which may be issued and the total amount of cash which may be paid, any election is subject to adjustment, and no guarantee can be given that an election will be fully honored. As a result of the Mergers, the business and properties of Jefferson Guaranty Bancorp will become the business and properties of Deposit Guaranty Louisiana, the business and properties of Jefferson Guaranty Bank will become the business and properties of DGNB Louisiana, and shareholders of Jefferson Guaranty Bancorp who receive stock will become shareholders of Deposit Guaranty.

         CERTAIN PAYMENTS. Holders of Common Stock and Preferred Stock will be asked to consider and vote upon approval of the purchase from A. Peyton Bush, President and Chief Executive Officer and a director of Jefferson Guaranty Bancorp and Jefferson Guaranty Bank, of warrants held by him to purchase 56,284 common shares of Jefferson Guaranty Bancorp, for a total purchase price to Mr. Bush of $1,283,275, and the payment to Mr. Bush immediately prior to the consummation of the Mergers of a bonus of $210,000. In addition to the purchase of the warrants sought to be approved, Jefferson Guaranty Bancorp will also purchase from Mr. Bush warrants to acquire 42,750 shares of Jefferson Guaranty Bancorp Common Stock for a total purchase price of $1,308,151.

DATE, TIME AND PLACE OF THE MEETING; RECORD DATE

         A Special Meeting (the "Meeting") of the Shareholders of Jefferson Guaranty Bancorp will be held on November 20, 1996, at 8:00 a.m., in the Board Room on the 4th floor of Jefferson Guaranty Bank, 3525 N. Causeway Boulevard, Metairie, Louisiana. The Board of Directors of Jefferson Guaranty Bancorp has fixed the close of business on October 18, 1996, as the record date (the "Record Date") for determining holders of outstanding shares of Jefferson Guaranty Bancorp Stock entitled to notice of and to vote at the Meeting. Only holders of Jefferson Guaranty Bancorp Common Stock of record on the books of Jefferson Guaranty Bancorp at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof on the Mergers, and only holders of Jefferson Guaranty Bancorp Common Stock and Preferred Stock of record on the books of Jefferson Guaranty Bancorp at the close of business on the

Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof on the approval of the matters described above under "Certain Payments" ("Certain Payments Proposal"). As of the Record Date, there were 1,244,375 shares of Jefferson Guaranty Bancorp Common Stock issued and outstanding, each of which is entitled to one vote on both the Mergers and the Certain Payments Proposal. Also as of the Record Date, there were 3,484 shares of Jefferson Guaranty Bancorp Preferred Stock issued and outstanding, each of which is entitled to 100 votes on the Certain Payments Proposal. See "Introduction -- General" and "Introduction -- Record Date; Voting Rights; Proxies."

VOTE REQUIRED

         Approval of the Merger Agreement requires the affirmative vote at the Meeting of the holders of not less than a majority of the outstanding shares of Jefferson Guaranty Bancorp Common Stock. As of the Record Date, the executive officers and directors of Jefferson Guaranty Bancorp as a group had the power to vote approximately 510,652 shares of Jefferson Guaranty Bancorp Common Stock, representing approximately forty-one percent (41%) of the outstanding shares, all of which are expected to be voted in favor of the Merger Agreement.

         Approval of the Certain Payments Proposal requires the affirmative vote at the Meeting of the holders of not less than seventy-five percent (75%) of the sum of (i) the outstanding shares of Jefferson Guaranty Bancorp Common Stock, and (ii) 100 times the outstanding shares of Jefferson Guaranty Bancorp Preferred Stock, excluding in each case shares held by certain disqualified persons under provisions of the Internal Revenue Code. As of the Record Date, and excluding shares held by disqualified persons, the total number of votes entitled to be cast on the Certain Payments Proposal was 1,511,324. As of the Record Date, the executive officers and directors of Jefferson Guaranty Bancorp who are not disqualified persons were entitled to cast 594,401 votes, representing approximately 39.3% of the total number of votes entitled to be cast on the Certain Payments Proposal, all of which are expected to be voted in favor of the Certain Payments Proposal.

THE PARTIES

         DEPOSIT GUARANTY CORP. Deposit Guaranty is a bank holding company headquartered at 210 East Capitol Street, Jackson, Mississippi 39201, telephone
(601) 354-8497. Its principal subsidiaries are Deposit Guaranty National Bank, a national banking association with its principal office in Jackson, Mississippi; Commercial National Bank, a national banking association with its principal office in Shreveport, Louisiana; Deposit Guaranty National Bank of Louisiana, a national banking association with its principal office in Hammond, Louisiana; Merchants National Bank, a national banking association with its principal office in Fort Smith, Arkansas; and three (3) full-service mortgage banking firms, Deposit Guaranty Mortgage Company, headquartered in Jackson, Mississippi, McAfee Mortgage Company, headquartered in Lubbock, Texas and First Mortgage Corp., headquartered in Omaha, Nebraska. Deposit Guaranty, through its subsidiaries, provides comprehensive corporate, commercial, correspondent and individual banking services, mortgage loan servicing, and personal and corporate trust services.

         As of June 30, 1996, Deposit Guaranty had total assets of $6.1 billion, total deposits of $4.8 billion, total loans of $3.8 billion and shareholders' equity of $556.4 million. Based on total assets at June 30, 1996, Deposit Guaranty ranked first among Mississippi-based bank holding companies.

         DEPOSIT GUARANTY LOUISIANA CORP. Deposit Guaranty Louisiana is a Louisiana corporation which owns one hundred percent (100%) of Commercial National Bank and DGNB Louisiana. Deposit Guaranty acquired one hundred percent (100%) of the stock of Deposit Guaranty Louisiana in February, 1990. Other than its ownership of Commercial National Bank and DGNB of Louisiana, Deposit Guaranty Louisiana does not engage in substantial business activities.

         DEPOSIT GUARANTY NATIONAL BANK OF LOUISIANA. DGNB Louisiana is a national bank headquartered at 201 NW Railroad Ave., Hammond, Louisiana. DGNB Louisiana provides a full complement of consumer and commercial banking services in Tangipahoa and Ascension Parishes, Louisiana.

         JEFFERSON GUARANTY BANCORP, INC. Jefferson Guaranty Bancorp is a bank holding company headquartered at 3525 North Causeway Boulevard, Metairie, Louisiana 70002, telephone number (504) 838-4558. Its only subsidiary is Jefferson Guaranty Bank. As of June 30, 1996, Jefferson Guaranty Bancorp had total assets of $298.7 million, total deposits of $273.9 million, loans of $158.2 million and shareholders' equity of $21.2 million.

         JEFFERSON GUARANTY BANK. Jefferson Guaranty Bank, a Louisiana state banking association, is a full-service commercial bank offering a comprehensive range of banking and trust services primarily in the Greater New Orleans Area. It conducts its business through its main office at 3525 North Causeway Boulevard, Metairie, Louisiana and at ten (10) branch offices, eight (8) in Jefferson Parish, Louisiana, one (1) in St. Tammany Parish, Louisiana and one
(1) in the central business district of Orleans Parish, Louisiana.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

         The Board of Directors of Deposit Guaranty has approved the Merger Agreement because it believes that the Mergers will enhance Deposit Guaranty's earnings capacity by enabling it to deliver products and provide services to a larger geographic customer base and that the combination of Deposit Guaranty and Jefferson Guaranty Bancorp can take advantage of increased overall efficiencies and economies of scale. The Board of Directors of Jefferson Guaranty Bancorp has approved the Merger Agreement and recommends its approval by shareholders because it believes shareholders will receive greater value from the Mergers than if Jefferson Guaranty Bancorp remained independent. See "The Mergers -- Reasons for the Mergers."

        The Board of Directors of Jefferson Guaranty Bancorp has approved the Certain Payments Proposal and recommends shareholder approval because it believes they provide appropriate compensation to Mr. Bush and at the same time do not reduce the consideration in the Mergers that would otherwise be received by shareholders. In addition, approval of the Certain Payments Proposal by the shareholders will allow them to be fully deducted for federal income tax purposes and will avoid the federal excise tax to which Mr. Bush would be subject if the payments were not submitted to and approved by the shareholders. See "Proposal to Approve Certain Payments".

REGULATORY APPROVALS

         It is a condition to the consummation of the Mergers that all required regulatory approvals, including the approval of the Office of the Comptroller of the Currency (OCC) , be obtained. OCC approval is anticipated in November, 1996, although there can be no assurance that such approval will be forthcoming or as to the conditions to or timing of such approval. See "The Mergers -- Regulatory Approvals."

OTHER CONDITIONS TO CONSUMMATION OF THE MERGERS

         In addition to regulatory approvals and the approval by the holders of Jefferson Guaranty Bancorp Common Stock, the respective obligations of each party under the Merger Agreement are subject, among other conditions, to receipt of an opinion of Watkins Ludlam & Stennis, P.A. substantially to the effect that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a reorganization under Section 368 of the Code, the absence of a material adverse change in the financial condition, results of operations or business of the other party, and DGNB Louisiana entering into an employment agreement with A. Peyton Bush, III on terms satisfactory to the parties on or before the Effective Date. See "The Mergers -- Other Conditions to the Mergers" for a fuller discussion of the conditions to consummation.

ELECTION PROCEDURES

         Enclosed with this Proxy Statement/Prospectus is an election form to be used by Jefferson Guaranty Bancorp shareholders to elect to receive either cash or Deposit Guaranty Common Stock, or a combination thereof, in exchange for Jefferson Guaranty Bancorp Common Stock or Preferred Stock. THE ELECTION DEADLINE IS IMMEDIATELY PRIOR TO THE TIME OF THE MEETING. ELECTIONS MAY NOT BE CHANGED AFTER THE ELECTION DEADLINE. ANY SHAREHOLDER WHO FAILS TO MAKE AN ELECTION BY THE ELECTION DEADLINE WILL BE DEEMED TO HAVE ELECTED TO RECEIVE CASH FOR ALL OF HIS SHARES. Because the Merger Agreement places limits on the total amount of Deposit Guaranty Common Stock which may be issued and the total amount of cash which may be paid, any election is subject to adjustment, and no guarantee can be given that an election will be fully honored. See "The Mergers -- Election Procedures."

EXCHANGE OF JEFFERSON GUARANTY BANCORP CERTIFICATES; NO FRACTIONAL SHARES

         Enclosed with this Proxy Statement/Prospectus are a letter of transmittal and instructions for use in effecting the surrender of the certificates of Jefferson Guaranty Bancorp Stock in exchange for certificates representing Deposit

Guaranty Common Stock and/or cash. See "The Mergers -- Exchange of Jefferson Guaranty Bancorp Certificates." Cash will be paid in lieu of any fractional share interests in Deposit Guaranty Common Stock. See "The Mergers -- Structure and Terms of the Mergers."

EFFECTIVE DATE

         The Mergers will be consummated and become effective at the time a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Louisiana and the Secretary of State of Delaware, or as of such later date or time to which Deposit Guaranty and Jefferson Guaranty Bancorp agree, which may be specified in the Certificate of Merger. Subject to all conditions being met or waived, and unless Deposit Guaranty and Jefferson Guaranty Bancorp otherwise agree, the Mergers will be consummated the later of January 3, 1997 or a date selected by Deposit Guaranty within five days after the expiration of all legally required waiting periods and receipt of regulatory approvals. See "The Mergers -- Effective Date" and "The Mergers -- Other Conditions to the Mergers."

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         Certain members of Jefferson Guaranty Bancorp's management and Board of Directors have interests in the Mergers in addition to their interests as shareholders of Jefferson Guaranty Bancorp generally. These interests relate to, among other things, provisions in the Merger Agreement regarding indemnification and eligibility to participate in Deposit Guaranty employee benefit plans, proposed employment and consulting relationships with DGNB Louisiana, the renegotiation of a lease of a branch office site by DGNB Louisiana, the purchase of outstanding warrants and a bonus payment. See "The Mergers -- Interests of Certain Persons in the Mergers."

TERMINATION

         Among other reasons, the Merger Agreement may be terminated at any time prior to the Effective Date (i) if the Merger Agreement is not approved by the holders of Jefferson Guaranty Bancorp Common Stock at the Meeting, (ii) if the number of shares of Jefferson Guaranty Bancorp Common Stock, the holders of which perfect statutory appraisal rights, exceeds ten percent (10%) of the outstanding shares of Jefferson Guaranty Bancorp Common Stock, or (iii) if the Mergers have not occurred by June 30, 1997. The Merger Agreement may also be terminated by mutual consent. See "The Mergers -- Amendment; Waiver; Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Consummation of the Mergers is conditioned upon receipt of an opinion of counsel substantially to the effect that the Mergers will be treated, for federal income tax purposes, as a reorganization, with the result that, no gain or loss will be recognized by Jefferson Guaranty Bancorp or by holders of Jefferson Guaranty Bancorp Common Stock or Preferred Stock who exchange all of their Jefferson Guaranty Bancorp Stock solely for Deposit Guaranty Common Stock pursuant to the Mergers (except with respect to cash, if any, received in lieu of fractional shares) and that those shareholders of Jefferson Guaranty Bancorp who receive cash and Deposit Guaranty Common Stock could recognize gain and that those shareholders who receive solely cash could recognize gain, but in any event such gain would not exceed the amount of cash received. WHILE IT IS EXPECTED THAT ANY GAIN WILL BE SUBJECT TO CAPITAL GAINS TREATMENT, UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED HEREIN, THE GAIN COULD BE TREATED AS A DIVIDEND AND TAXED AT ORDINARY INCOME TAX RATES. Jefferson Guaranty Bancorp's shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Mergers. See "The Mergers -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The purchase method of accounting will be used to reflect the Mergers upon consummation. See "The Mergers -- Accounting Treatment."

APPRAISAL RIGHTS

         Under Delaware law, any Jefferson Guaranty Bancorp shareholder who does not vote in favor of, or abstains from voting on, the Merger Agreement and files a demand for appraisal prior to the Meeting has the right to obtain cash payment for the "fair value" of his shares. In order to exercise such rights, a shareholder must comply with all procedural requirements of Section 262 of the DGCL, a description of which is provided below under "Appraisal Rights." The "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any steps required under Section 262 of the DGCL will result in the loss of such statutory appraisal rights. See "Appraisal Rights" and Exhibit B hereto.

RECENT MARKET PRICES


         On August 22,1996 the day before the public announcement that the parties had entered into the Merger Agreement, the closing sales price for a share of Deposit Guaranty Common Stock, as quoted on the NASDAQ National Market, was $46.25. On October 25, 1996, the closing sales price for a share of Deposit Guaranty Common Stock was $49.00. No assurance can be given as to the sales price of a share of Deposit Guaranty Common Stock on the Effective Date. No established public trading market for Jefferson Guaranty Bancorp's Preferred or Common Stock exists.


SELECTED FINANCIAL DATA

         The following selected financial data for Deposit Guaranty and Jefferson Guaranty Bancorp has been derived from the consolidated financial statements of Deposit Guaranty and Jefferson Guaranty Bancorp. The data should be read in conjunction with historical financial statements, related notes, and other financial information concerning Jefferson Guaranty Bancorp and Deposit Guaranty incorporated by reference or included herein.

JEFFERSON GUARANTY BANCORP AND SUBSIDIARY - SELECTED FINANCIAL DATA
 (In Thousands Except Per Share Amounts)

                                                JUNE 30,                          YEAR ENDED DECEMBER 31,
                                          ---------------------    ------------------------------------------------------
                                           1996         1995         1995       1994        1993        1992      1991
                                          ---------------------    ------------------------------------------------------
STATEMENTS OF EARNINGS
Interest income                             $10,145      $9,617      $19,943     $16,912     $16,564    $17,680   $20,031
Interest expense                              3,526       2,734        6,071       4,277       4,520      6,663    10,765
                                          -------------------------------------------------------------------------------
Net interest income                           6,619       6,883       13,872      12,635      12,044     11,017     9,266
Provision for possible loan losses               --          --           --          --         800      1,300     1,615
                                          -------------------------------------------------------------------------------
Net interest income after provision           6,619       6,883       13,872      12,635      11,244      9,717     7,651
 for possible loan losses
Other operating income                        2,269       1,973        4,117       3,872       4,598      3,711     4,429
Other operating expense                       7,524       7,553       15,067      14,467      14,225     12,730    11,757
                                          -------------------------------------------------------------------------------
Income before income taxes,                   1,364       1,303        2,922       2,040       1,617        698       323
 extraordinary gain, and
 cumulative effect of acctg change
Income tax expense (benefit)                   (120)         --           --          --         450         41        --
                                          -------------------------------------------------------------------------------
Income before extraordinary gain and          1,484       1,303        2,922       2,040       1,167        657       323
 cumulative effect of acctg change
Extraordinary gain, net of tax                   --          --           --          --         514         --        --
Cumulative effect of acctg change                --          --           --          --       1,083         --        --
                                          -------------------------------------------------------------------------------
Net income                                   $1,484      $1,303       $2,922      $2,040      $2,764       $657      $323
                                          ===============================================================================
PRIMARY EARNINGS (LOSS) PER SHARE
Income before extraordinary gain and
 cumulative effect of acctg change            $1.00        $.88        $2.00       $1.36        $.74       $.43     $(.07)
Extraordinary gain, net of tax                   --          --           --          --         .41         --        --
Cumulative effect of acctg change                --          --           --          --         .86         --        --
                                          -------------------------------------------------------------------------------
Primary earnings (loss) per share             $1.00        $.88        $2.00       $1.36       $2.01       $.43     $(.07)
                                          ===============================================================================
Primary weighted avg shares o/s           1,348,320   1,321,371    1,326,896   1,293,020   1,252,442    942,475   942,475
FULLY DILUTED EARNINGS PER SHARE
Income before extraordinary gain and
 cumulative effect of acctg change             $.88        $.78        $1.74       $1.24        $.73         --        --
Extraordinary gain, net of tax                   --          --           --          --         .32         --        --
Cumulative effect of acctg change                --          --           --          --         .68         --        --
                                          -------------------------------------------------------------------------------
Fully diluted earnings per share               $.88        $.78        $1.74       $1.24       $1.73         (A)       (A)
Fully diluted weighted avg shares o/s     1,696,720   1,669,771    1,675,296   1,641,420   1,593,691         (A)       (A)
                                          ===============================================================================
PREFERRED DIVIDENDS                            $139        $139         $279        $279        $251       $253      $388
                                          -------------------------------------------------------------------------------
(A) Fully diluted earnings per share computations are not presented in 1992 and 1991 as the convertible preferred stock and stock warrants had an antidilutive effect on the computations.

STATEMENTS OF CONDITION - AVERAGES
Total assets                               $298,500    $268,837     $279,309    $266,820    $265,182   $264,902  $254,880
Earning assets                              268,670     242,401      252,138     241,042     238,202    236,847   231,513
Investment securities                        93,464      70,727       74,379      82,854      81,333     76,167    57,022
Loans, net of unearned income               154,922     162,533      159,081     150,178     145,327    143,694   135,313
Total deposits                              274,404     246,446      256,405     245,737     244,686    244,471   229,109
Total stockholders' equity                   20,482      17,899       18,495      16,489      14,205     11,939    11,328
SELECTED RATIOS
Return on average assets                       1.00%        .98%        1.05%        .76%       1.04%       .25%      .13%
Return on average equity                      14.57       14.68        15.80       12.37       19.46       5.50      2.85
Net interest margin                            4.95        5.73         5.50        5.24        5.06       4.65      4.00
Reserve for possible loan losses to            2.82        3.11         3.22        2.92        3.10       2.47      2.44
 loans, net of unearned income, end of
period
Net charge-offs (recoveries) to
 average loans, net of unearned
 income                                         .70        (.32)        (.13)       (.19)       (.03)       .76      1.48
Average equity to average assets               6.86        6.66         6.62        6.18        5.36       4.51      4.44
Leverage ratio                                 6.94        6.49         6.61        6.14        5.44       2.54      2.22
Tier 1 risk-based capital                     11.92       10.46        11.28        9.74        9.66       4.45      4.58
Total risk-based capital                      13.35       11.92        12.74       11.17       11.10       8.77      9.17

DEPOSIT GUARANTY CORP. AND SUBSIDIARIES - SELECTED FINANCIAL DATA
(In Thousands Except Per Share Amounts)

                                             June 30,                             Year Ended December 31,
                                    ------------------------    ------------------------------------------------------------------
                                         1996         1995         1995         1994          1993            1992          1991
                                    ------------------------    ------------------------------------------------------------------
STATEMENTS OF EARNINGS
Interest income                         209,594      191,042    $  402,704   $ 307,272      $ 299,327      $ 322,114    $  382,432
Interest expense                         90,442       81,574       173,432     125,881        124,687        155,459       231,473
                                    ------------------------    ------------------------------------------------------------------

Net interest income                     119,152      109,468       229,272     181,391        174,640        166,655       150,959
Provision for possible loan
 losses                                   2,670        1,000         2,160      (4,750)       (16,000)        10,378        17,260
                                    ------------------------    ------------------------------------------------------------------

Net interest income after
 provision for possible loan
 losses                                 116,482      108,468       227,112     186,141        190,640        156,277       133,699
Other operating income                   57,583       42,215        91,989      93,499         74,781         67,977        61,439
Other operating expense                 112,460       98,915       211,452     180,047        171,567        164,470       152,828
                                    ------------------------    ------------------------------------------------------------------


Income before income taxes               61,605       51,768       107,649      99,593         93,854         59,784        42,310
Income tax expense                       19,680       16,423        35,029      32,463         27,302         14,270        10,090
                                    ------------------------    ------------------------------------------------------------------
Net income                              $41,925      $35,345    $   72,620   $  67,130      $  66,552      $  45,514    $   32,220
                                    ========================    ==================================================================


NET INCOME PER SHARE
Primary                                   $2.18        $1.84         $3.78        $3.80          $3.77          $2.67        $2.04
Fully diluted                              2.18         1.84          3.78         3.80           3.77           2.63         1.93

WEIGHTED AVERAGE SHARES
OUTSTANDING
Primary                              19,193,877   19,187,536    19,215,581   17,668,062     17,649,852     17,033,664   15,799,996
Fully diluted                        19,193,877   19,187,536    19,215,581   17,668,062     17,649,852     17,465,282   17,442,388

CASH DIVIDENDS PER SHARE                   $.68         $.58         $1.21        $1.06           $.93           $.80         $.78

STATEMENTS OF CONDITION - AVERAGES
Total assets                         $5,948,987   $5,355,417    $5,571,697   $4,940,977     $4,826,726     $4,777,596   $4,814,533
Earning assets                        5,318,556    4,782,541     4,961,261    4,413,938      4,333,740      4,275,345    4,329,336
Securities available for sale         1,294,080       33,589       186,194      712,184      1,308,634           ---          ---
Investment securities                   127,790    1,524,301     1,365,070      718,891        396,011      1,616,658    1,417,299
Loans, net of unearned
 income                               3,655,285    3,085,791     3,273,408    2,581,724      2,293,416      2,261,034    2,411,731
Deposits                              4,677,628    4,296,162     4,438,797    3,997,038      3,867,669      3,876,927    3,990,963
Long-term debt                           36,039         ---           ---          ---            ---           6,320       24,020
Total stockholders' equity              531,615      485,025       498,023      429,967        367,592        315,833      275,345

SELECTED RATIOS
Return on average assets                   1.42%        1.33%         1.30%        1.36%          1.38%           .95%         .67%
Return on average equity                  15.86        14.70         14.58        15.61          18.10          14.41        11.70
Net interest margin - tax
 equivalent                                4.64         4.73          4.75         4.24           4.18           4.12         3.77
Allowance for possible loan
 losses to loans, net of
 unearned income                           1.56         1.81          1.64         1.95           2.56           3.30         3.74
Net charge-offs (recoveries) to
 average loans, net of
 unearned income                            .15          .05           .12          .10           (.14)          1.02          .77
Dividend payout                           31.19        31.52         32.01        27.89          24.67          29.96        38.24
Average equity to average
 assets                                    8.94         9.06          8.94         8.70           7.62           6.61         5.72
Leverage ratio                             8.27         8.26          7.87         8.43           8.13           6.80         5.42
Tier I risk-based capital                 11.01        11.71         11.05        12.49          13.28          12.00         9.95
Total risk-based capital                  12.26        12.97         12.30        13.75          14.54          13.27        12.11

COMPARATIVE PER SHARE INFORMATION




                                                       Historical                      Deposit Guaranty
                                            ----------------------------------           and Jefferson           Jefferson
                                                                  Jefferson            Guaranty Bancorp       Guaranty Bancorp
                                                Deposit            Guaranty                Pro Forma             Pro Forma
    Per Common Share                           Guaranty            Bancorp                 Combined(a)         Equivalent (b)
----------------------------------            ----------         -----------           -----------------      ----------------
NET INCOME (c)
 For the six months ended
 June 30, 1996
      Primary                                    $2.18              $1.00                         $2.15                  $1.37
      Fully Diluted                               2.18                .88                          2.15                   1.37
 For the year ended December 31, 1995
      Primary                                     3.78               2.00                          3.73                   2.38
      Fully Diluted                               3.78               1.74                          3.73                   2.38

COMMON STOCK DIVIDENDS (d)
 For the six months ended
 June 30, 1996                                     .68               -                              .68                    .43
 For the year ended
 December 31,
 1995                                             1.21               -                             1.21                    .77

PREFERRED STOCK DIVIDENDS (e)
  For the six months ended
  June 30, 1996                                      -              40.00                            -                   43.34

  For the year ended
  December 31, 1995                                  -              80.00                            -                   77.12

BOOK VALUE PER COMMON SHARE (f)
 As of June 30, 1996                             28.31              12.63                         28.31                  18.04
 As of December 31, 1995                         27.82              11.90                         27.82                  17.73

(a) In calculating the pro forma combined earnings per share amounts reflected above, it was assumed that the maximum number (890,009) of shares of Deposit Guaranty Common Stock along with $10.1 million in cash are exchanged in the transaction. The calculation also assumes that an equivalent amount of Deposit Guaranty shares issued to Jefferson Guaranty Bancorp shareholders in the business combination are concurrently reacquired in separate stock purchases of shares on the open market, thereby resulting in no additional Deposit Guaranty shares of common stock outstanding for purposes of computing pro forma combined earnings per share.

(b) Jefferson Guaranty Bancorp pro forma equivalent amounts are computed by multiplying the pro forma combined amounts by the exchange ratio of .637363.

(c) Net income per common share is based on weighted average common shares outstanding.


(d) Pro forma common stock dividends represent historical cash dividends of Deposit Guaranty.


(e) Pro forma preferred dividends represent the exchange of one share of Jefferson Guaranty Bancorp Preferred Stock for Deposit Guaranty Common Stock using the exchange rate of 63.7363 and the applicable Deposit Guaranty dividend rate.


(f) Book value per common share is based on total period-end shareholders' equity and in the case of Jefferson Guaranty Bancorp assumes all of its Preferred Stock had been converted into common shares and all of the management warrants had been exercised.

                                  INTRODUCTION

GENERAL

         This Proxy Statement/Prospectus is being furnished to shareholders of Jefferson Guaranty Bancorp in connection with the solicitation by the Board of Directors of Jefferson Guaranty Bancorp of proxies for use at a Special Meeting of Shareholders (the "Meeting") to be held at 8:00 a.m., local time, on December 3, 1996 in the Board Room on the 4th floor of Jefferson Guaranty Bank, 3525 N. Causeway Boulevard, Metairie, Louisiana, and at any adjournment or postponement thereof.

         At the Meeting, shareholders of Jefferson Guaranty Bancorp Common Stock will consider and vote upon a proposal to approve the Merger Agreement, by and among Deposit Guaranty, Deposit Guaranty Louisiana, DGNB Louisiana, Jefferson Guaranty Bancorp, and Jefferson Guaranty Bank pursuant to which Jefferson Guaranty Bancorp will merge into Deposit Guaranty Louisiana, and Jefferson Guaranty Bank will merge into DGNB Louisiana. On the Effective Date
(i) each outstanding share of Jefferson Guaranty Bancorp Common Stock (except shares as to which statutory appraisal rights are exercised) will be converted into either .637363 shares of Deposit Guaranty Common Stock or the right to receive $29.00 in cash, and (ii) each share of Jefferson Guaranty Bancorp Preferred Stock (except shares as to which statutory appraisal rights are exercised) will be converted into either 63.7363 shares of Deposit Guaranty Common Stock or the right to receive $2,900.00 in cash (the "Exchange Ratio"), in each case at the election of the holder of the Jefferson Guaranty Bancorp shares. Under a formula set forth in the Merger Agreement, no more than eighty percent (80%) and no less than fifty-five percent (55%) of the Jefferson Guaranty Bancorp shares may be exchanged for Deposit Guaranty Common Stock. Likewise, no more than forty-five percent (45%) and no less than twenty percent (20%) of the Jefferson Guaranty Bancorp shares may be exchanged for cash. These percentages will be computed based on the sum of the number of outstanding shares on the Effective Date of Jefferson Guaranty Bancorp Common Stock and 100 times the number of outstanding shares on the Effective Date of Jefferson Guaranty Bancorp Preferred Stock. Because the Merger Agreement places limits on the total amount of Deposit Guaranty Common Stock which may be issued and the total amount of cash which may be paid, any election is subject to adjustment, and no guarantee can be given that an election will be fully honored.

         At the Meeting, holders of Common Stock and Preferred Stock will be asked to consider and vote upon approval of the purchase from A. Peyton Bush, President and Chief Executive Officer and a director of Jefferson Guaranty Bancorp and Jefferson Guaranty Bank, of warrants held by him to purchase 56,284 common shares of Jefferson Guaranty Bancorp, for a total purchase price to Mr. Bush of $1,283,275, and the payment to Mr. Bush immediately prior to the consummation of the Mergers of a bonus of $210,000. In addition to the purchase of the warrants sought to be approved, Jefferson Guaranty Bancorp will also purchase from Mr. Bush warrants to acquire 42,750 shares of Jefferson Guaranty Bancorp for a total purchase price of $1,308,151.

         This Proxy Statement/Prospectus constitutes a proxy statement of Jefferson Guaranty Bancorp with respect to the Meeting and a prospectus of Deposit Guaranty with respect to the shares of Deposit Guaranty Common Stock to be issued in connection with the Mergers. The information in this Proxy Statement/Prospectus concerning Deposit Guaranty and its subsidiaries and Jefferson Guaranty Bancorp and its subsidiary has been furnished by each of such entities, respectively.

         The principal executive office of Deposit Guaranty is located at 210 East Capitol Street, Jackson, Mississippi 39201, and its telephone number is
(601) 354-8497. The principal executive office of Jefferson Guaranty Bancorp is located at 3525 North Causeway Boulevard, Metairie, Louisiana 70002, and its telephone number is (504) 838-4558.


         This Proxy Statement/Prospectus is first being mailed to shareholders of Jefferson Guaranty Bancorp on or about October 30, 1996.


RECORD DATE; VOTING RIGHTS; PROXIES

         The Board of Directors of Jefferson Guaranty Bancorp has fixed the close of business on October 18, 1996 as the Record Date for determining holders of outstanding shares of Jefferson Guaranty Bancorp entitled to notice of and to vote at the Meeting. Only holders of Jefferson Guaranty Bancorp Common Stock of record on the books of Jefferson Guaranty Bancorp at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof on the Mergers, and only holders of Jefferson Guaranty Bancorp Common Stock and Preferred Stock of record on the books of Jefferson Guaranty Bancorp at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof on the approval of the matters described under "Proposal to Approve Certain Payments." As of the Record Date, there were 1,244,375 shares of Jefferson Guaranty Bancorp Common Stock issued and outstanding, each of which is entitled to one vote on both the Mergers and the Certain Payments Proposal, except for certain shares held by "disqualified persons" as defined under the provisions of the Internal Revenue Code. Also as of the Record Date, there were 3,484 shares of Jefferson Guaranty Bancorp Preferred Stock issued and outstanding, each of which is entitled to 100 votes on the Certain Payments Proposal, except for certain shares held by "disqualified persons." The presence, in person or by proxy, of a majority of the total voting power of Jefferson Guaranty Bancorp Common Stock is necessary to constitute a quorum of the shareholders to take action at the Meeting on the Mergers. The presence, in person or by proxy, of a majority of the total voting power of Jefferson Guaranty Bancorp Common Stock and Preferred Stock is necessary to constitute a quorum of the shareholders to take action at the Meeting on the Certain
Payments Proposal. Shares of Jefferson Guaranty Bancorp Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted
FOR the proposal to approve the Merger Agreement and the Certain Payments Proposal, and, in the discretion of the proxy holders, as to any other matter which may properly come before the Meeting or any adjournment or postponement thereof. A shareholder who has given a proxy may revoke it at any time before it is voted by (a) filing with the Secretary of Jefferson Guaranty Bancorp (i) a notice in writing revoking it, or (ii) a duly executed proxy bearing a later date or (b) voting in person at the Meeting.

         Approval of the Merger Agreement requires the affirmative vote at the Meeting of the holders of a majority of the outstanding shares of Jefferson Guaranty Bancorp Common Stock. Therefore, an abstention or failure to return a properly executed proxy will have the same effect as a vote against the Merger Agreement, as will a broker's submitting a proxy without exercising discretionary authority with respect to approval of the Merger Agreement. As of the Record Date, the executive officers and directors of Jefferson Guaranty Bancorp as a group had the power to vote approximately 510,652 shares of Jefferson Guaranty Bancorp Common Stock representing approximately forty-one percent (41%) of the outstanding shares, all of which are expected to be voted in favor of the Merger Agreement.

         Deposit Guaranty's shareholders are not required to approve the Merger Agreement or the issuance of shares of Deposit Guaranty Common Stock.

         Approval of the Certain Payments Proposal requires the affirmative vote at the Meeting of the holders of not less than seventy-five percent (75%) of the sum of (i) the outstanding shares of Jefferson Guaranty Bancorp Common Stock, and (ii) 100 times the outstanding shares of Jefferson Guaranty Bancorp Preferred Stock, excluding in each case shares held by certain disqualified persons under provisions of the Internal Revenue Code. As of the Record Date, and excluding shares held by disqualified persons, the total number of votes entitled to be cast on the Certain Payments Proposal was 1,511,324. As of the Record Date, the executive officers and directors of Jefferson Guaranty Bancorp who are not disqualified persons were entitled to cast 594,401 votes, representing approximately 39.3% of the total number of votes entitled to be cast on the Certain Payments Proposal, all of which are expected to be voted in favor of the Certain Payments Proposal.

         Jefferson Guaranty Bancorp will bear the costs of soliciting proxies from its shareholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of Jefferson Guaranty Bancorp in person, or by telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Jefferson Guaranty Bancorp Stock held of record by such persons, and Jefferson Guaranty Bancorp may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                  THE MERGERS

GENERAL

         The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of certain conditions, including, among other things, the receipt of all necessary regulatory approvals, the expiration of all related waiting periods and the approval by the shareholders of Jefferson Guaranty Bancorp, Jefferson Guaranty Bancorp will be merged with and into Deposit Guaranty Louisiana, and Jefferson Guaranty Bank will be merged with and into DGNB Louisiana. As a result of the Mergers, the separate corporate existence of Jefferson Guaranty Bancorp and Jefferson Guaranty Bank will cease and shareholders of Jefferson Guaranty Bancorp, except for those who receive only cash for their Jefferson Guaranty Bancorp shares, will become shareholders of Deposit Guaranty. The date on which the Mergers will be consummated is herein referred to as the "Effective Date." See "The Mergers -- Effective Date."

         The description of the Merger Agreement included in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit A.

STRUCTURE AND TERMS OF THE MERGERS

         Upon consummation of the Holding Company Merger, Jefferson Guaranty Bancorp will be merged with and into Deposit Guaranty Louisiana and (i) each outstanding share of Jefferson Guaranty Bancorp Common Stock (except shares as to which statutory appraisal rights are exercised) will be converted into either .637363 shares of Deposit Guaranty Common Stock or the right to receive $29.00 in cash, and (ii) each share of Jefferson Guaranty Bancorp Preferred Stock (except shares as to which statutory appraisal rights are exercised) will be converted into either 63.7363 shares of Deposit Guaranty Common Stock or the right to receive $2,900.00 in cash, in each case at the election of the holder of the Jefferson Guaranty Bancorp shares. Under a formula set forth in the Merger Agreement, no more than eighty percent (80%) and no less than fifty-five percent (55%) of the Jefferson Guaranty Bancorp shares may be exchanged for Deposit Guaranty Common Stock. Likewise, no more than forty-five percent (45%) and no less than twenty percent (20%) of the Jefferson Guaranty Bancorp shares may be exchanged for cash. These percentages will be computed based on the sum of the number of outstanding shares on the Effective Date of Jefferson Guaranty Bancorp Common Stock and 100 times the number of outstanding shares on the Effective Date of Jefferson Guaranty Bancorp Preferred Stock. To the extent the sum of all cash elections exceeds the total cash elections permitted under the Merger Agreement, Deposit Guaranty Common Stock will be allocated pro rata to the electing shareholders instead of cash to the extent of the oversubscription. To the extent all Deposit Guaranty Common Stock elections exceed the total Deposit Guaranty Common Stock permitted under the Merger Agreement, cash will be allocated pro rata to the electing shareholders instead of Deposit Guaranty Common Stock to the extent of the oversubscription. If prior to the Effective Date Deposit Guaranty should split or combine Deposit Guaranty Common Stock, or pay a dividend or other distribution in Deposit Guaranty Common Stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

         The Exchange Ratio was determined by a process of arm's length negotiations involving the managements of Jefferson Guaranty Bancorp and Deposit Guaranty. If the maximum number of shares of Deposit Guaranty Common Stock which may be issued upon consummation of the Mergers (890,009) are issued, such shares will constitute approximately 4.6% of the shares of Deposit Guaranty Common Stock outstanding immediately after the Effective Date. This calculation is based upon the number of shares of Deposit Guaranty Common Stock outstanding on the Record Date.

         No fractional shares of Deposit Guaranty Common Stock will be issued in the Mergers. Any shareholder otherwise entitled to receive a fractional share of Deposit Guaranty Common Stock will be paid a cash amount in lieu of any such fractional share determined by multiplying (i) the closing sale price of a share of Deposit Guaranty Common Stock on the date immediately preceding the Effective Date as quoted on the National Association of Securities Dealers Automated Quotation System, by (ii) the fraction of a share of Deposit Guaranty Common Stock to which such holder would otherwise be entitled.

BACKGROUND OF MERGERS

      As part of its strategic planning, Jefferson Guaranty Bancorp's Board of Directors considered various options from time to time, including the possibility of merging with another financial institution. Periodically, Jefferson Guaranty Bancorp had received informal inquiries as to its interest in being acquired. Jefferson Guaranty Bancorp did not respond to these inquiries because, at the time, the Board of Directors deemed it in the best interest of Jefferson Guaranty Bancorp's shareholders to remain an independent company. During 1996, Peyton Bush, President and Chief Executive Officer of Jefferson Guaranty Bancorp, had discussions with individual Board members, as well as large non-director shareholders, concerning the strategic alternatives available to Jefferson Guaranty Bancorp. In April 1996, Jefferson Guaranty Bancorp's management discussed with the Executive Committee of the Board and the Board the possibility that under certain circumstances merging with a larger high-quality financial institution may be more beneficial to the shareholders than remaining independent. It was noted that over the past two years there had been an increase in acquisitions of Louisiana banks at substantial prices. It was also expected that Jefferson Guaranty Bancorp would face increasing competition from larger institutions and that the relaxation of interstate branching laws could intensify that competition. In discussions with the Board, it was agreed that Mr. Bush would make discreet inquiries to three financial institutions headquartered outside of Louisiana which had been identified as having an interest in Jefferson Guaranty Bancorp and in the Greater New Orleans market. These institutions were chosen because it was thought that they would be willing to pay higher prices than others for the market penetration that acquiring Jefferson Guaranty Bancorp would provide. Since Jefferson Guaranty Bancorp was not committed to a sale, the Board wanted to limit the number of contacts so as to reduce the possibility of rumors or publicity and be in a position to terminate the merger discussions without damage to Jefferson Guaranty Bancorp's market position.

      Between April and June, 1996, Jefferson Guaranty Bancorp provided certain financial information to the three contacted institutions, which were advised that Jefferson Guaranty Bancorp had not made a decision to sell but was interested in determining their level of interest in acquiring Jefferson Guaranty Bancorp. Mr. Bush kept the Executive Committee of the Board informed of these events and updated the full Board at its May 1996 meeting. In mid-June 1996, Jefferson Guaranty Bancorp received from the three institutions written preliminary expressions of interest containing financial terms, all of which were subject to change based on their "due diligence" reviews of Jefferson Guaranty Bancorp.

      On June 24, 1996, management presented these expressions of interest to the Executive Committee of the Board, which reached no conclusion as to the acceptability of any of the proposals. The Committee authorized Mr. Bush to contact Deposit Guaranty, which had submitted the highest proposal, and to invite it to perform a "due diligence" review and submit a firm proposal. After completing its review, Deposit Guaranty submitted a proposal valued at $28.05 per Jefferson Guaranty Bancorp Common share. The Board at its special meeting on July 24, 1996 evaluated this proposal as well as the other two institutions' expressions of interest. The Board authorized Mr. Bush to inform Deposit Guaranty that it desired a higher price and would be inviting one of the other institutions to perform a "due diligence" review. Deposit Guaranty responded by increasing its proposal to the current merger consideration with the understanding that Jefferson Guaranty Bancorp would not solicit other bids or allow any other institution to perform a "due diligence" review. After consultation with the Executive Committee and other Board members, management concluded that Deposit Guaranty's offer was substantially above the other proposals received, was comparable to the prices paid recently for other banks in Louisiana, and was very favorable to Jefferson Guaranty Bancorp's shareholders. Jefferson Guaranty Bancorp engaged special merger counsel who, along with management and Jefferson Guaranty Bancorp's primary corporate legal counsel, worked to reach an agreement with Deposit Guaranty to be submitted to the Board. These negotiations were substantially concluded by August 19, 1996.

      On August 16, 1996 a bank holding company which was not one of the three institutions previously contacted submitted an unsolicited expression of interest to acquire Jefferson Guaranty Bancorp. The proposal contained a range of values to be given for Jefferson Guaranty Bancorp's stock. After consultation with Executive Committee members, management requested clarification of the expression of interest.

      On August 20, 1996, a draft of a proposed definitive merger agreement with Deposit Guaranty was circulated to Jefferson Guaranty Bancorp's Board. On the morning of August 22, 1996 the Executive Committee of the Board met to review the terms of the proposed definitive agreement and the presentation to be made that afternoon to the full Board. Mr. Bush presented a comparison of the Deposit Guaranty terms and the preliminary expression of interest from the other institution.

He stated that he expected to receive a revised proposal from the other institution prior to the Board meeting and speculated that the revised letter would propose a price at or near the upper end of the range contained in the other institution's preliminary proposal. Based on that assumption, after a discussion of management's comparative analysis, the Executive Committee concluded that it would be in the shareholders' best interest to sign the agreement with Deposit Guaranty. The Committee approved management's analysis for presentation to the Board. Later on August 22, 1996 but prior to the Board meeting, a revised expression of interest was received from the other institution proposing a price approximately 4% higher in face transaction value than Deposit Guaranty's offer, subject to a "due diligence" review. The revised proposal was consistent with the assumptions used by the Executive Committee in its earlier discussions.

      On the afternoon of August 22, 1996, a special Board meeting was held to review the terms of the proposed merger agreement along with the expression of interest received from the other institution. After carefully considering the other institution's proposal and consulting with the Board's advisors and Jefferson Guaranty Bancorp management, the Board voted unanimously to enter into the Merger Agreement with Deposit Guaranty.

REASONS FOR THE MERGERS

      In reaching its decision the Board considered a number of factors including, but not limited to, the following:

      (a) an evaluation of the financial condition and results of operations of, and prospects for, Jefferson Guaranty Bancorp and Deposit Guaranty, and of the possibility of long-term appreciation in the value of Deposit Guaranty Common Stock.

      (b) the financial terms of the Mergers, including the relationship of the value of the Deposit Guaranty Common Stock or cash issuable in the Mergers to the market value, book value, and earnings per share of Jefferson Guaranty Bancorp Common Stock, and other information such as premiums paid in other recent Louisiana merger transactions.

      (c) a comparison of the Deposit Guaranty proposed merger consideration and the other institution's proposal in terms of the claim on earnings and book value, as well as the market value, to be exchanged for each Jefferson Guaranty Bancorp share.

      (d) the risk of Deposit Guaranty's withdrawing its offer if Jefferson Guaranty Bancorp decided to negotiate with the other institution.

      (e) the possibility that Jefferson Guaranty Bancorp may not be able to negotiate a more favorable definitive agreement with the other institution after its due diligence review.

      (f) the delay and uncertainty associated with another due diligence review and the drafting and negotiation of another complex definitive agreement.

      (g) the likelihood that Jefferson Guaranty Bancorp would experience significant increased competitive pressures in its market area from larger banking and other financial institutions capable of offering a broader array of technologically advanced financial services and products.

      (h) the lack of marketability of Jefferson Guaranty Bancorp Preferred and Common Stock and the liquidity that would be offered to Jefferson Guaranty Bancorp's shareholders who receive Deposit Guaranty Common Stock through the ownership of securities of a publicly traded company such as Deposit Guaranty.

      (i) the fact that Deposit Guaranty currently pays dividends on its Common Stock and Jefferson Guaranty Bancorp does not.

      (j) the nonfinancial terms of the Mergers, including the flexible structure of the transaction offering Jefferson Guaranty Bancorp's shareholders the ability to elect to receive either cash or Deposit Guaranty stock in exchange for their Jefferson Guaranty Bancorp Common and Preferred stock and the treatment of the Mergers as a tax-free exchange for those shareholders who receive all stock.

      (k) the likelihood of the Mergers being approved by applicable regulatory authorities without undue conditions or delay.

      (l) the effect of the Mergers on customers and employees of Jefferson Guaranty Bank.



      Jefferson Guaranty Bancorp's Board did not assign any specific or relative weight to the foregoing or other factors in its considerations. Jefferson Guaranty Bancorp's Board believes that the Merger Agreement will provide significant value to all Jefferson Guaranty Bancorp shareholders and will enable them to participate in opportunities for growth that Jefferson Guaranty Bancorp's Board believes the Mergers make possible.

      BASED ON THE FOREGOING, THE BOARD OF DIRECTORS OF JEFFERSON GUARANTY BANCORP HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, BELIEVES THAT THE MERGER AGREEMENT IS IN THE BEST INTERESTS OF JEFFERSON GUARANTY BANCORP'S SHAREHOLDERS AND RECOMMENDS THAT ALL SHAREHOLDERS OF COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

      DEPOSIT GUARANTY. The Deposit Guaranty Board of Directors believes that by expanding Deposit Guaranty's customer base in the southeastern portion of Louisiana, the Mergers should enhance Deposit Guaranty's earnings capacity by enabling it to deliver products and provide services to that enlarged customer base, and by permitting cost savings through consolidation of operations. In addition, the Deposit Guaranty Board of Directors believes that the combination of Deposit Guaranty and Jefferson Guaranty Bancorp will allow Deposit Guaranty and Jefferson Guaranty Bancorp to increase overall efficiency and take advantage of economies of scale in several areas. In evaluating the Mergers, the Deposit Guaranty Board of Directors considered a variety of factors, including the respective results of operations, financial condition and prospects of Deposit Guaranty and Jefferson Guaranty Bancorp; the compatibility and complimentary nature of the respective businesses and managerial philosophies of Deposit Guaranty and Jefferson Guaranty Bancorp; and the relative prices paid in recent acquisitions of financial institutions.

EFFECTIVE DATE

      The Mergers will be consummated and become effective at the time a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Louisiana and of Delaware, or as of such later date or time to which Deposit Guaranty and Jefferson Guaranty Bancorp agree, which may be specified in the Certificate of Merger. Subject to all conditions being met or waived, and unless Deposit Guaranty and Jefferson Guaranty Bancorp otherwise agree, the Mergers will be consummated the later of January 3, 1997 or a date selected by Deposit Guaranty, within five days after the expiration of all legally required waiting periods and receipt of all regulatory approvals. See "The Mergers -- Regulatory Approvals" and -- "Other Conditions to the Mergers."

REGULATORY APPROVALS

      Consummation of the Mergers is conditioned on approval by all required regulatory authorities, including approval by the OCC. OCC approval is anticipated in November, 1996, although there can be no assurance that such approval will be forthcoming or as to the conditions to or timing of such approval. The Board of Governors of the Federal Reserve System, the Louisiana Office of Financial Institutions and the Federal Deposit Insurance Corporation must also review the Bank Merger and comment on the competitive factors involved. The Bank Merger may not be consummated until the expiration of fifteen (15) days after approval by the OCC has been obtained. During this 15-day period, the United States Department of Justice, if it objects to the proposed Bank Merger for antitrust reasons, may file suit to enjoin the Bank Merger.

OTHER CONDITIONS TO THE MERGERS

        In addition to Jefferson Guaranty Bancorp's shareholder and regulatory approval, the respective obligations of each party under the Merger Agreement are subject, among other conditions, to (i) the absence of any order, decree or injunction of a court or agency of competent jurisdiction enjoining or prohibiting consummation of the Mergers, (ii) receipt of an opinion of Watkins Ludlam & Stennis, P.A. substantially to the effect that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a reorganization under Section 368 of the Code, (iii) the accuracy on the date of closing of the representations and warranties made in the Merger Agreement by each party in all material respects except for inaccuracies in such representations and warranties that are not material individually or in the aggregate to the financial condition, results of operations, business or prospects of the party, (iv) the absence prior to the Effective Date of a material adverse change in the financial condition, results of operations or business of the other party and (v) the receipt of customary legal opinions. Consummation of the Mergers is also conditioned upon DGNB Louisiana entering into an employment agreement with A. Peyton Bush on terms satisfactory to the parties on or before the Effective Date, the acquisition by Jefferson Guaranty Bancorp of certain outstanding warrants held by A. Peyton Bush and Harold N. Garic, and the acquisition or exercise of all other outstanding warrants.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

      INDEMNIFICATION. The Merger Agreement provides that Deposit Guaranty Louisiana shall indemnify the former directors, officers, employees and agents of Jefferson Guaranty Bancorp against all claims to which they become subject arising out of actions or omissions occurring at or prior to the Effective Date of the Mergers, including the transactions contemplated by the Merger Agreement, to the full extent permitted by Louisiana law or by Jefferson Guaranty Bancorp's Articles of Incorporation and Bylaws. The Merger Agreement also provides that DGNB Louisiana shall indemnify the former directors, officers, employees and agents of Jefferson Guaranty Bank against all claims to which they become subject arising out of actions or omissions occurring at or prior to the Effective Date of the Mergers, including the transactions contemplated by the Merger Agreement, to the full extent permitted by Louisiana law or by Jefferson Guaranty Bank's Articles of Incorporation and Bylaws. Deposit Guaranty Louisiana and DGNB Louisiana have agreed to use their best efforts to maintain Jefferson Guaranty Bancorp's and Jefferson Guaranty Bank's existing directors' and officers' liability insurance policies (or a policy providing at least comparable coverage) for a period of five (5) years after the Effective Date of the Mergers. The Merger Agreement also provides for indemnification by Deposit Guaranty of Jefferson Guaranty Bancorp and its officers, directors and control persons from and against liability arising under the Securities Act or otherwise if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated in the Registration Statement, of which this Proxy Statement/Prospectus forms a part, or in any amendment or supplement thereto, or necessary to make the statements made not misleading. This indemnification does not apply to statements made in reliance on information furnished to Deposit Guaranty by or on behalf of Jefferson Guaranty Bancorp or Jefferson Guaranty Bank for use in the Registration Statement.

      EMPLOYEE BENEFITS. The Merger Agreement provides that, after the Effective Date of the Mergers, Deposit Guaranty will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all employees of Jefferson Guaranty Bancorp and Jefferson Guaranty Bank under Deposit Guaranty's benefit plans for which they are eligible, as soon as practicable after the Effective Date. All prior years of service of Jefferson Guaranty Bank employees will be counted for vesting and eligibility purposes under all applicable Deposit Guaranty employee benefit plans to the extent permitted by applicable law. Any Jefferson Guaranty Bank employee who, immediately prior to the Effective Date, is covered by or is a participant in a Jefferson Guaranty Bank employee benefit plan, shall, on the Effective Date, be covered by or participate in the comparable Deposit Guaranty employee benefit plan if a comparable plan otherwise is maintained by Deposit Guaranty and if the eligibility requirements of the Deposit Guaranty plan are met.

      LEASE OF BRANCH SITE. In 1993, Jefferson Guaranty Bank leased a branch site in the Central Business District of New Orleans from a corporation which is owned directly or indirectly by Thomas B. Coleman and Thomas K. Winingder, each of whom is a director of Jefferson Guaranty Bancorp, pursuant to which it made rental payments of $80,000 and $60,000 for years 1995 and 1994. Rental payments of approximately $80,000 will be made in 1996. No rental payments were due for 1993.

The lease agreement, which expires in April 1999, contains a provision which allows either Jefferson Guaranty Bank or the lessor to cancel the lease should Jefferson Guaranty Bank be acquired by another institution. Deposit Guaranty has expressed its desire to retain this branch site but to date no agreement has been reached on the renewal of the lease.

      EMPLOYMENT AND CONSULTING AGREEMENTS. DGNB Louisiana required as a condition to the consummation of the Mergers that it shall have entered into an employment agreement with A. Peyton Bush, Chief Executive Officer and a director of Jefferson Guaranty Bancorp. The agreement will commence on the date that the Mergers become effective and will be for two years during which time he would be employed by DGNB Louisiana and could not accept employment by another financial institution. Mr. Bush will receive an annual salary substantially less than his current salary and will receive benefits similar to the benefits he is currently receiving. In accordance with this agreement, if DGNB Louisiana terminates Mr. Bush's employment without cause, DGNB Louisiana must pay him his full salary called for in the agreement through the expiration date of the agreement.

      DGNB Louisiana will also execute pursuant to the Merger Agreement a consulting agreement with Harold N. Garic which provides for a severance payment equal to three months of salary at his current level and continuation of his salary for an additional nine months. Under this agreement, Mr. Garic is not prohibited from obtaining other employment.

      PURCHASE OF WARRANTS AND BONUS. Jefferson Guaranty Bancorp will purchase warrants to acquire its common stock held by certain of its officers, including
A. Peyton Bush and Harold N. Garic, as more fully described under "Proposal to Approve Certain Payments" elsewhere herein. In addition, Mr. Bush will be paid a bonus of $210,000 immediately prior to the consummation of the Mergers.

ELECTION TO RECEIVE DEPOSIT GUARANTY COMMON STOCK, CASH, OR A COMBINATION

      Enclosed with this Proxy Statement/Prospectus is an election form to be used by Jefferson Guaranty Bancorp's shareholders to elect to receive either cash or Deposit Guaranty Common Stock, or a combination thereof, in exchange for Jefferson Guaranty Bancorp Common Stock and Jefferson Guaranty Bancorp Preferred Stock. THE ELECTION DEADLINE IS IMMEDIATELY PRIOR TO THE MEETING. ANY SHAREHOLDER WHO FAILS TO MAKE AN ELECTION BY THE ELECTION DEADLINE WILL BE DEEMED TO HAVE ELECTED TO RECEIVE CASH FOR ALL OF HIS SHARES. ELECTIONS MAY NOT BE CHANGED AFTER THE ELECTION DEADLINE. Because the Merger Agreement places limits on the total amount of Deposit Guaranty Common Stock which may be issued and the total amount of cash which may be paid, any election is subject to adjustment and no guarantee can be given that an election will be fully honored. To the extent the sum of all cash elections exceeds the total cash elections permitted under the Merger Agreement, Deposit Guaranty Common Stock will be allocated pro rata to the electing shareholders instead of cash to the extent of the oversubscription. To the extent all Deposit Guaranty Common Stock elections exceed the total Deposit Guaranty Common Stock permitted under the Merger Agreement, cash will be allocated pro rata to the electing shareholders instead of Deposit Guaranty Common Stock to the extent of the oversubscription.

      The exchange consideration of .637363 shares of Deposit Guaranty Common Stock for each share of Jefferson Guaranty Bancorp Common Stock or one hundredth of a share of Jefferson Guaranty Bancorp Preferred Stock was determined based on a per share market price of Deposit Guaranty Common Stock of $45.50, or $29.00 in value per share of Jefferson Guaranty Bancorp Common Stock or one hundredth of a share of Jefferson Guaranty Bancorp Preferred Stock, respectively, the same amount as the cash consideration that would be paid by Deposit Guaranty. Shareholders who receive Deposit Guaranty
Common Stock for all or a portion of their shares may receive more or less than $29.00 per share of Jefferson Guaranty Bancorp Common Stock or one hundredth of a share of Jefferson Guaranty Bancorp Preferred Stock in actual market value of Deposit Guaranty Common Stock on the Effective Date, depending on the price of Deposit Guaranty Common Stock on the Effective Date of the Holding Company Merger. Any election to receive stock will be determined and be final as of the date of the Meeting and may not be changed thereafter, even though the Effective Date may occur a considerable time after the Meeting, and the market price of Deposit Guaranty Common Stock may increase or decrease after the election deadline.

      The table below shows for various market values of Deposit Guaranty Common Stock what the value would be per "Equivalent JGB Share" (equal to one share of Jefferson Guaranty Bancorp Common Stock or one hundredth of a share of Jefferson Guaranty Bancorp Preferred Stock), using the stock exchange ratio of
 .637363. In addition, by way of illustration the table shows the average value per "Equivalent JGB Share" assuming various percentages of stock and cash are received:

      Market Price           Value of Deposit Guaranty
  Per Deposit Guaranty            Common Stock Per                     Average Value Received Per Equivalent JGB Share
          Share                 Equivalent JGB Share                Assuming Various Percentages of Stock and Cash Received
  ---------------------      -------------------------        -------------------------------------------------------------------
                                                                             80% Stock      50% Stock     20% Stock
                                                              100% Stock      20% Cash      50% Cash       80% Cash     100% Cash
                                                              ----------      --------      --------       --------     ---------
         $42.00                       $26.77                   $26.77         $27.22         $27.89        $28.55        $29.00
          43.00                        27.41                    27.41          27.73          28.21         28.68         29.00
          44.00                        28.04                    28.04          28.23          28.52         28.81         29.00
          45.00                        28.68                    28.68          28.74          28.84         28.94         29.00
          45.50                        29.00                    29.00          29.00          29.00         29.00         29.00
          46.00                        29.32                    29.32          29.26          29.16         29.06         29.00
          47.00                        29.96                    29.96          29.77          29.48         29.19         29.00
          48.00                        30.59                    30.59          30.27          29.80         29.32         29.00
          49.00                        31.23                    31.23          30.78          30.12         29.45         29.00


      As of the close of business on October 25, 1996 the closing sales price of Deposit Guaranty Common Stock as quoted on the NASDAQ National Market was $49.00. There can be no assurance as to the market price of Deposit Guaranty Common Stock on the Effective Date. The Merger Agreement does not permit Jefferson Guaranty Bancorp to terminate the Mergers if the market price of Deposit Guaranty Common Stock declines unless such decline is the result of a material adverse change in the financial condition, results of operations, business or prospects of Deposit Guaranty, nor does it permit Deposit Guaranty to terminate the Mergers if the market price of Deposit Guaranty Common Stock rises.


EXCHANGE OF JEFFERSON GUARANTY BANCORP CERTIFICATES

      Enclosed with this Proxy Statement/Prospectus is a letter of transmittal and instructions for effecting the surrender of the stock certificates for Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock in exchange for certificates representing shares of Deposit Guaranty Common Stock and/or cash. Upon consummation of the Mergers and surrender of a certificate representing Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock for exchange and cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock shall be entitled to receive in exchange therefor a Deposit Guaranty certificate representing the number of whole shares of Deposit Guaranty Common Stock to which such holder of Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock shall have become entitled pursuant to the Merger Agreement, and a check in payment for any fractional share of Deposit Guaranty Common Stock to which such holder may be entitled and/or a check for the amount of cash to which such holder may be entitled.

      After the Effective Date and until surrendered, certificates representing Jefferson Guaranty Bancorp Common Stock and Jefferson Guaranty Bancorp Preferred Stock will be deemed for all purposes, other than the payment of dividends or other distributions, if any, in respect of Deposit Guaranty Common Stock, to represent the number of whole shares of Deposit Guaranty Common Stock or the right to receive cash into which such shares of Jefferson Guaranty Bancorp Common Stock have been converted. Deposit Guaranty will not pay former shareholders of Jefferson Guaranty Bancorp who become holders of Deposit Guaranty Common Stock pursuant to the Mergers any dividends or other distributions that may have become payable to holders of record of Deposit Guaranty Common Stock following the Effective Date until they have surrendered their certificates evidencing ownership of shares of Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock along with a properly completed letter of transmittal.

      Jefferson Guaranty Bancorp shareholders who cannot locate their certificates are urged to promptly contact Harold N. Garic, Secretary of Jefferson Guaranty Bancorp at 3525 North Causeway Boulevard, Metairie, Louisiana 70002, telephone number (504) 838-4558. A new certificate will be issued to replace the lost certificate(s) only upon execution by the shareholder of an affidavit certifying that his or her certificate(s) cannot be located and an agreement to indemnify Jefferson Guaranty Bancorp and Deposit Guaranty and their transfer agents and registrars against any claim that may be made against Jefferson Guaranty Bancorp or Deposit Guaranty by the owner of the certificate(s) alleged to have been lost or destroyed. Jefferson Guaranty Bancorp or Deposit Guaranty may also require the shareholder to post a bond in such sum as is sufficient to support the shareholders' agreement to indemnify Jefferson Guaranty Bancorp and Deposit Guaranty.

AMENDMENT; WAIVER; TERMINATION

      The Merger Agreement may be amended at any time before or after its approval by the shareholders of Jefferson Guaranty Bancorp by written agreement of Jefferson Guaranty Bancorp and Deposit Guaranty, except that no amendment may be made after Jefferson Guaranty Bancorp shareholder approval that changes the amount or form of consideration to be received by Jefferson Guaranty Bancorp's shareholders, or changes any terms or conditions of the Merger Agreement if such change would adversely affect the holders of Jefferson Guaranty Bancorp Stock, unless further shareholder approval is obtained.

      The Merger Agreement provides that the parties by action taken by their respective Boards may (i) extend the time for performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement other than the satisfaction of all requirements prescribed by law for consummation of the Mergers and certain other requirements that are conditions to the obligations of each party.

      The Merger Agreement may be terminated at any time prior to the Effective Date (a) by mutual written consent of the parties, properly authorized by their respective Boards of Directors; (b) by Deposit Guaranty, Deposit Guaranty Louisiana, and DGNB Louisiana, (i) if at the time of such termination there shall be a material adverse change in the consolidated financial condition of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp from that set forth in Jefferson Guaranty Bank's or Jefferson Guaranty Bancorp's financial statements for the period ended June 30, 1996; or (ii) if there are dissenting shareholders who hold more than ten percent (10%) of the shares of Jefferson Guaranty Bancorp Common Stock; (c) by any party, if (i) a United States District Court shall rule upon application of the Department of Justice after a full trial on the merits or a decision on the merits based on a stipulation of facts that the transactions contemplated by the Merger Agreement violate the antitrust laws of the United States, (ii) the Merger Agreement shall not have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Jefferson Guaranty Bancorp Common Stock, or (iii) the transaction is not consummated by June 30, 1997; or (d) by Jefferson Guaranty Bancorp and Jefferson Guaranty Bank, if at the time of such termination there shall have been a material adverse change in the financial conditions, results of operations, business or prospects of Deposit Guaranty, Deposit Guaranty Louisiana or DGNB Louisiana.

CONDUCT OF BUSINESS PENDING THE MERGERS

      The Merger Agreement provides that Jefferson Guaranty Bank and Jefferson Guaranty Bancorp will conduct their businesses and engage in transactions only in the ordinary course and consistent with prudent banking practice. Without the prior consent of Deposit Guaranty, neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp shall (i) increase by more than ten percent (10%) the compensation payable by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp to any of its directors, officers, agents, consultants, or any of its employees whose total compensation after such increase would be in excess of $50,000 per annum, grant or pay any extraordinary bonus, percentage compensation, service award or other like benefit to any such director, officer, agent, consultant or employee, or make or agree to any extraordinary welfare, pension, retirement or similar payment or arrangement for the benefit of any such director, officer, agent, consultant or employee, (ii) sell or dispose of material assets except in the ordinary course of business, (iii) enter into any new capital commitments or make any capital expenditures, except commitments or expenditures within existing operating and capital budgets or otherwise in the ordinary course of business, or (iv) authorize or issue any additional shares of any class of its capital stock or any securities exchangeable for or convertible into any such shares or any options or rights to acquire any such shares, or otherwise authorize or effect any change in its capitalization, except with respect to the issuance of shares of Jefferson Guaranty Bancorp Common Stock upon exercise of warrants or conversion of Jefferson Guaranty Bancorp Preferred Stock outstanding on the date of the Merger Agreement. In addition, no dividends shall be paid by Jefferson Guaranty Bancorp, except for dividends to holders of Jefferson Guaranty Bancorp Preferred Stock in the amount of $20.00 per share per quarter for any complete calendar quarter ending on or before the Effective Date and, with respect to a calendar quarter not completed on the Effective Date, if the Effective Date is after the record date for the payment of dividends on Deposit Guaranty Common Stock for such quarter, an additional amount determined by multiplying $20.00 by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Date and the denominator of which is ninety (90).

      In addition, Jefferson Guaranty Bancorp has agreed that, without the prior approval of Deposit Guaranty, it will not solicit or encourage inquiries or proposals with respect to, or, except to the extent required in the opinion of its counsel to discharge properly its or its Board's fiduciary duties to Jefferson Guaranty Bancorp and its shareholders, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, or any business combination with, Jefferson Guaranty Bancorp or Jefferson Guaranty Bank, other than as contemplated by the Merger Agreement. Jefferson Guaranty Bancorp has also agreed to instruct its officers, directors, agents and affiliates to refrain from doing any of the above and to notify Deposit Guaranty immediately if any such inquiries or proposals are received by, any such information is requested from, or any negotiations or discussions are sought to be initiated with it or any of its officers, directors, agents and affiliates.

PREFERRED STOCK DIVIDENDS

      The Merger Agreement provides that dividends may be paid by Jefferson Guaranty Bancorp to holders of Jefferson Guaranty Bancorp Preferred Stock in the amount of $20.00 per share per quarter for any complete calendar quarter ending on or before the Effective Date and, with respect to a calendar quarter not completed on the Effective Date, if the Effective Date is after the record date for the payment of dividends on Deposit Guaranty Common Stock for such quarter, an additional amount determined by multiplying $20.00 by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Date and the denominator of which is ninety (90).

RESALES OF DEPOSIT GUARANTY COMMON STOCK

      The shares of Deposit Guaranty Common Stock to be issued to the holders of Jefferson Guaranty Bancorp Stock pursuant to the Merger Agreement are being registered under the Securities Act pursuant to a Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, thereby allowing such shares to be freely transferred without restriction by persons who will not be "affiliates" of Deposit Guaranty or who were not "affiliates" of Jefferson Guaranty Bancorp within the meaning of Rule 145 under the Securities Act. In general, affiliates of Jefferson Guaranty Bancorp include its executive officers and directors and any person who controls, is controlled by or is under common control with Jefferson Guaranty Bancorp. Holders of Jefferson Guaranty Bancorp Stock who are affiliates of Jefferson Guaranty Bancorp will not be able to resell the Deposit Guaranty Common Stock received by them in the Mergers unless the Deposit Guaranty Common Stock is registered for resale under the Securities Act, is sold in compliance with Rule 145 under the Securities Act or is sold in compliance with another exemption from the registration requirements of the Securities Act.

      Pursuant to Rule 145 under the Securities Act, the sale of Deposit Guaranty Common Stock held by former affiliates of Jefferson Guaranty Bancorp will be subject to certain restrictions. Such persons may sell Deposit Guaranty Common Stock under Rule 145 only if (i) Deposit Guaranty has filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding twelve (12) months, (ii) such Deposit Guaranty Common Stock is sold in a "broker's transaction," which is defined in Rule 144 under the Securities Act as a sale in which (a) the seller does not solicit or arrange for orders to buy the securities, (b) the seller does not make any payment other than to the broker, (c) the broker does no more than execute the order and receive a normal commission and (d) the broker does not solicit customer orders to buy the securities, and (iii) such sale and all other sales made by such person within the preceding three (3) months do not exceed the greater of
(x) one percent (1%) of the outstanding shares of Deposit Guaranty Common Stock or (y) the average weekly trading volume of Deposit Guaranty Common Stock on the NASDAQ National Market during the four-week period preceding the sale. Any affiliate of Jefferson Guaranty Bancorp who is not an affiliate of Deposit Guaranty after the Mergers may sell Deposit Guaranty Common Stock subject only to the requirements of clause (i) above, following the second anniversary of the Effective Date and may sell without restriction following the third anniversary of the Effective Date.

      Jefferson Guaranty Bancorp has agreed to use its best efforts to cause each of its directors and executive officers and each person who is a beneficial owner of five percent (5%) or more of the outstanding Jefferson Guaranty Bancorp Common Stock (each of whom may be deemed to be an affiliate under the Securities Act) to enter into an agreement not to sell shares of Deposit Guaranty Common Stock received by him or her in violation of the Securities Act or the rules and regulations of the Commission thereunder.

EXPENSES AND FEES

      All legal and other costs and expenses incurred in connection with the Mergers and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except that if the Merger Agreement is terminated by Jefferson Guaranty Bancorp's Board of Directors to fulfill its fiduciary duties based on advice of counsel, Jefferson Guaranty Bancorp will be required to indemnify Deposit Guaranty for all expenses reasonably incurred by it in connection with the Mergers.

ACCOUNTING TREATMENT

      The Mergers, if consummated as proposed, will be treated as a purchase for accounting and financial reporting purposes. The purchase method accounts for a business combination as the acquisition of one enterprise by another, the value of the company's shares issued in the transaction is included in stockholders' equity and any of such amount in excess of net fair values of tangible and identifiable intangible assets of the acquired company is treated as an intangible asset on the acquiring company's financial statements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the principal federal income tax consequences of the Mergers is based on provisions of the Internal Revenue Code of 1986 (the "Code"), the regulations thereunder, judicial authority, and administrative rulings and practice as of the date hereof or before the Effective Date. Consummation of the Mergers is conditioned on the receipt by Deposit Guaranty and Jefferson Guaranty Bancorp of an opinion of counsel to Deposit Guaranty to the effect that the Mergers will be treated, for federal income tax purposes, as a reorganization under Section 368(a) of the Code.

      ALL STOCK RECEIVED. Any Jefferson Guaranty Bancorp shareholder who, pursuant to the Mergers, exchanges all of the Jefferson Guaranty Bancorp Stock that such holder owns solely for Deposit Guaranty Common Stock will not recognize any gain or loss upon such exchange. The aggregate tax basis of Deposit Guaranty Common Stock received by such a holder in exchange for Jefferson Guaranty Bancorp Stock will equal such holder's tax basis in the Jefferson Guaranty Bancorp Stock surrendered. If such shares of Jefferson Guaranty Bancorp Stock are held as capital assets at the Effective Date, the holding period of the Deposit Guaranty Common Stock received will include the holding period of the Jefferson Guaranty Bancorp Stock surrendered therefor. Jefferson Guaranty Bancorp's shareholders should consult their tax advisors as to the determination of their tax basis and holding period in any one share of Deposit Guaranty Common Stock, as several methods of determination may be available.

      PART STOCK AND PART CASH RECEIVED. If the consideration received by a Jefferson Guaranty Bancorp shareholder consists of part cash and part Deposit Guaranty Common Stock, a shareholder whose adjusted basis in the shares of Jefferson Guaranty Bancorp Stock surrendered in the transaction is less than the value, as of the Effective Date, of the Deposit Guaranty Common Stock plus the amount of cash received will realize a gain on the transaction. Such shareholders will recognize gain equal to the lesser of (i) the excess, if any, of the value, as of the Effective Date, of the Deposit Guaranty Common Stock plus the amount of cash received, over the adjusted basis of the shares of Jefferson Guaranty Bancorp Common Stock surrendered in the transaction or (ii) the amount of cash received. The character of such recognized gain (i.e., as a dividend or capital gain) will depend upon whether, on a shareholder-by-shareholder basis, the exchange of Jefferson Guaranty Bancorp Common Stock for Deposit Guaranty Common Stock and cash has the effect of the distribution of a dividend. In this case, there are two applicable tests for this determination: (i) a test to see if the hypothetical redemption of Deposit Guaranty Common Stock (discussed below) is "substantially disproportionate" with respect to the shareholder, and (ii) a test to determine whether the hypothetical redemption of Deposit Guaranty Common Stock is "not essentially equivalent to a dividend," with both tests taking into account the constructive stock ownership rules of Section 318(a) of the Code. If either one of these tests is met, the Jefferson Guaranty shareholder will be entitled to capital gain treatment.

        Under the above two tests, each Jefferson Guaranty Bancorp shareholder is treated first as hypothetically receiving 100 percent Deposit Guaranty Common Stock, in the Holding Company Merger, followed immediately by a hypothetical redemption for cash of a portion of those shares assumed received. This hypothetical cash redemption is deemed to reduce the shareholder's ownership interest in Deposit Guaranty to the number of Deposit Guaranty shares which are actually received in the Holding Company Merger by a Jefferson Guaranty Bancorp shareholder. The "substantially disproportionate" test is met if the number of shares of Deposit Guaranty Common Stock actually received by a Jefferson Guaranty Bancorp Shareholder in the Holding Company Merger is less than 80 percent of the number of shares which would have been received had solely stock been issued to him, thus entitling the shareholder to receive capital gain treatment with respect to cash received by him, determined in the manner discussed above.

        If the "substantially disproportionate" test is not met, the gain will nevertheless qualify for capital gain treatment if the "not essentially equivalent to a dividend" test is met. Under analogous Internal Revenue Service rulings and case law, this test will be met with respect to any shareholder (i) who is a minority shareholder whose relative stock ownership in Deposit Guaranty after the Mergers is minimal and who exercises no control over the affairs of Deposit Guaranty, and (ii) whose ownership interest in Deposit Guaranty is substantially less (after consideration of pre-existing ownership of Deposit Guaranty Common Stock either directly or through attribution than what would have resulted in an exchange solely for stock (such as a shareholder receiving for example, 15% cash and 85% Deposit Guaranty Common Stock in the transaction). Based on the criteria in these Internal Revenue rulings and case law, Jefferson Guaranty Bancorp shareholders not meeting the "substantially disproportionate" test are expected to meet the "not essentially equivalent to a dividend" test. However, the application of these rules pertaining to capital gains treatment is dependent upon each Jefferson Guaranty Bancorp shareholder's particular facts and circumstances and is affected by the above-mentioned attribution rules. Each Jefferson Guaranty Bancorp shareholder should consult his tax advisor as to the tax effects of the Mergers, including the receipt of cash.

      In the event a shareholder realizes a loss, under current tax laws, such loss would not be currently allowed and would not be recognized for federal income tax purposes. Such disallowed loss would be reflected in the adjusted tax basis of the shares of Deposit Guaranty Common Stock received in the Holding Company Merger.

      ALL CASH RECEIVED. If the consideration received by a Jefferson Guaranty Bancorp shareholder consists entirely of cash, gain or loss will be recognized by the shareholder to the extent of the difference between the amount of cash received and the adjusted tax basis of the shares of Jefferson Guaranty Bancorp Common Stock surrendered in the transaction. Any such gain or loss recognized will be treated as capital gain or loss if the Jefferson Guaranty Bancorp Common Stock surrendered in the transaction were held as capital assets and if after the exchange such shareholder is not treated as constructively owning any Deposit Guaranty Common Stock. In determining constructive ownership, stock owned by a shareholder's spouse, children, grandchildren and parent generally must be attributed to that shareholder. Stock owned by partnerships, estates, trusts and certain corporations is attributed to the partners, beneficiaries and shareholders in applying these rules. If a shareholder's interest after application of these attribution rules has not been completely terminated in the transaction that shareholder may nevertheless receive capital gain treatment under the "substantially disproportionate" or "not essentially equivalent to a dividend" tests discussed above.

      FRACTIONAL SHARES. To avoid the expense and inconvenience to Deposit Guaranty of issuing fractional shares, no fractional shares of Deposit Guaranty Common Stock will be issued pursuant to the Mergers. Any Jefferson Guaranty Bancorp shareholder who receives cash pursuant to the Mergers in lieu of a fractional share interest will be treated as having received such fractional share pursuant to the Mergers, and then as having exchanged such fractional share for cash in a redemption by Deposit Guaranty subject to the provisions and limitations of Section 302(a) of the Code. If the Deposit Guaranty Common Stock represents a capital asset in the hands of the shareholder, then the shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the difference between the amount of cash received for such fractional share and the shareholder's tax basis in the fractional share.

        DISSENTERS. Jefferson Guaranty Bancorp's shareholders who perfect statutory appraisal rights will be treated as having received the fair value of the Jefferson Guaranty Bancorp Stock, as determined in the appraisal rights proceeding, in redemption of the Jefferson Guaranty Bancorp Stock subject to the proceeding. Such deemed redemption will be subject to the provisions and limitations of Section 302(a) of the Code, with the result that a holder who exercises statutory appraisal rights will recognize gain or loss equal to the difference between the amount realized and such holder's tax basis in the Jefferson Guaranty Bancorp Stock subject to the proceeding. Any such gain or loss recognized on such redemption will be treated as capital gain or loss if the Jefferson Guaranty Bancorp Stock with respect to which statutory appraisal rights were exercised were held as capital assets and if after the deemed redemption, such shareholder does not constructively own any Deposit Guaranty Common Stock. Each Jefferson Guaranty Bancorp shareholder who contemplates exercising statutory appraisal rights should consult his tax advisor as to the possibility that all or a portion of the payment received pursuant to the appraisal proceeding will be treated as dividend income.

      BACKUP WITHHOLDING. Unless an exemption applies under the applicable law and regulations, Deposit Guaranty National Bank as the Exchange Agent, will be required to withhold thirty-one percent (31%) of any cash payments to which a shareholder or other payee is entitled pursuant to the Mergers unless the shareholder or other payee provides his taxpayer identification number (social security number or employer identification number) and certifies that such number is correct. Each shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the transmittal letter so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to Deposit Guaranty and the Exchange Agent.

      THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH JEFFERSON GUARANTY BANCORP SHAREHOLDER. JEFFERSON GUARANTY BANCORP SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


                      PROPOSAL TO APPROVE CERTAIN PAYMENTS


PURCHASE OF WARRANTS

      There are outstanding warrants to purchase 266,000 shares of Jefferson Guaranty Bancorp Common Stock, consisting of warrants granted to A. Peyton Bush, Chief Executive Officer and a director of Jefferson Guaranty Bancorp, to purchase 156,750 shares, warrants to Harold N. Garic, Chief Financial Officer of Jefferson Guaranty Bancorp, to purchase 34,250 shares, and warrants to other employees to purchase 75,000 shares.

      The terms of the grant of each of the warrants provided that warrants not yet exercisable would nevertheless become immediately exercisable during a period immediately prior to any merger of Jefferson Guaranty Bancorp and, accordingly, all of the warrant holders will be entitled to exercise their warrants during a yet to be determined period prior to the Effective Date. However, a warrant holder who exercises his warrant is required to pay the exercise price in cash and, in addition, will be subject in certain cases to taxation at ordinary income rates on the difference between the exercise price and the fair market value of the shares of Jefferson Guaranty Bancorp Common Stock received.

      In lieu of exercise of the warrants, which would allow the warrant holder to become a common stockholder and elect to receive cash and/or Deposit Guaranty Common Stock in the Merger, Jefferson Guaranty Bancorp has offered to each warrant holder to purchase each of his warrants for cash equal to the difference between $29.00 and the exercise price (the "Exercise Difference"), plus an amount equal to seven percent (7%) of such difference (the "Premium"). In addition, and in lieu of the foregoing offer, Jefferson Guaranty Bancorp has offered to purchase warrants held by Mr. Bush for 42,750 shares and warrants held by Mr. Garic for 14,250 shares, which were granted in 1987 and are not part of the Company's Employees' Incentive Stock Plan, and to also purchase from Mr. Bush warrants held by him for 56,284 shares which were granted under the Employees' Incentive Stock Plan and the exercisability of which will be accelerated because of the Merger. The Merger Agreement requires that the above mentioned warrants held by Messrs. Bush and Garic be purchased prior to the consummation of the Mergers and that all other warrants be purchased or exercised prior to the Mergers. The offered price for each of the above mentioned warrants held by Messrs. Bush and Garic is the Exercise Difference, plus an amount (the "Gross Up") intended to provide the same after-tax proceeds to Messrs. Bush and Garic that would have been the case if the gain on the sale of the warrants were taxed at capital gains rates rather than ordinary income rates. The following table shows the amount of warrants held, the Exercise Difference, the combined Premium or Gross Up and the total amount payable for warrants held if all offers were accepted:

                                   Shares                                      Premium
                                 Underlying               Exercise                or
    Name                          Warrants               Difference            Gross Up             Total
-----------                     ------------            ------------          ----------          ---------
A. Peyton Bush
 - 1987 Warrants                    42,750                $1,090,125            $218,026
 - Accelerated
   warrants                         56,284                 1,069,396             213,879
 - Other Warrants                   57,716                 1,118,054              78,264
                                   -------                ----------            --------
                                   156,750                $3,277,575            $510,169          $3,787,744
                                   -------                ----------            --------

Harold N. Garic
 - 1987 Warrants                    14,250                $  363,375            $ 72,672
 - Other Warrants                   20,000                   380,000              26,600
                                   -------                ----------            --------
                                    34,250                $  743,375            $ 99,272             842,647
                                   -------                ----------            --------

17 Other Officers                   75,000                $1,425,000            $ 99,750           1,524,750
                                   -------                ----------            --------          ----------

All Officers                       266,000                $5,445,950            $709,191          $6,155,141
                                   =======                ==========            ========          ==========


         As of the date of this Proxy Statement/Prospectus, Jefferson Guaranty Bancorp had been advised that Messrs. Bush and Garic intend to sell only those warrants to Jefferson Guaranty Bancorp that are required to be purchased to meet the condition of the Merger Agreement and to exercise all other warrants (57,716 shares in the case of Mr. Bush and 20,000 shares in the case of Mr. Garic) and elect to receive Deposit Guaranty's Common Stock in the Merger with respect to the shares received upon exercise.

        The proposal to purchase the warrants and to make the Premium and the Gross Up payments did not reduce the Merger consideration available to other shareholders. It should be noted, however, that unlike other shareholders electing cash, warrant holders who sell their warrants to Jefferson Guaranty Bancorp will be assured of receiving cash for all of their shares and may thus be in a better position than other cash electing shareholders.

BONUS

         The Board of Directors has authorized the payment to A. Peyton Bush of a cash bonus of $210,000, payable immediately prior to the consummation of the Mergers. The bonus is equal to the difference between Mr. Bush's current salary and the salary for two years which he would receive under the two year proposed employment contract. For information regarding the proposed employment contract between Mr. Bush and DGNB Louisiana and a proposed consulting agreement between Harold N. Garic and DGNB Louisiana, see "The Mergers -- Interest of Certain Persons in the Mergers."

CERTAIN INTERNAL REVENUE CODE PROVISIONS

         Under Section 280G and Section 4999 of the Internal Revenue Code (the "Code"), "excess parachute payments" are not deductible by the corporation that pays them, and the recipients of such payments are subject to a twenty percent (20%) excise tax on all such payments. A "parachute payment" is a payment made to a "disqualified individual" which is contingent on the change in control of a corporation, and such a payment is an "excess parachute payment" to the extent that it exceeds three (3) times such individual's "base amount."

         A "disqualified individual" is an employee, independent contractor or other person who performs services for the corporation and is also an officer, shareholder or among the highest paid one percent (1%) of the corporation's employees.

The "base amount" of a disqualified individual is equal to his average annual compensation paid by the corporation over the most recent five (5) years preceding the change in control.

         Jefferson Guaranty Bancorp has been informed by its tax advisors that the amounts of Exercise Difference, Premium or Gross Up with respect to all outstanding warrants the exercisability of which will be accelerated by virtue of the Mergers, whether or not purchased by Jefferson Guaranty Bancorp, and the Gross Up on the 1987 Warrants, as well as the amount of the bonus that is scheduled to be paid to Mr. Bush, may be deemed to be parachute payments. Assuming that such amounts constitute parachute payments, Jefferson Guaranty Bancorp, in consultation with its tax advisors, has calculated each recipient's base amount and determined that there would be no excess parachute payments except with respect to Mr. Bush. In his case, Jefferson Guaranty Bancorp's calculations indicate that, if no exception were available under the Code, approximately $1.2 million would not be deductible by Jefferson Guaranty Bancorp (or Deposit Guaranty Louisiana as its successor corporation) and Mr. Bush would be subject to an excise tax of approximately $240,000.

         However, in the case of a corporation such as Jefferson Guaranty Bancorp, the stock of which is not readily tradable on an established securities market, if the stockholders of the corporation approve the making of the parachute payments to Mr. Bush after receiving adequate disclosure of all the material facts surrounding the making of the parachute payments, no portion of such payments will be deemed to be "excess parachute payments." Accordingly, at the Meeting the shareholders will be asked to approve all payments to Mr. Bush to purchase his warrants, and the payment of a bonus to him immediately prior to the consummation of the Mergers. One of the purposes of the proposal is to provide shareholders with all of the material facts surrounding the parachute payments to Mr. Bush so that if an adequate number of the stockholders approve the payments, such approval may be sufficient to avoid any "excess parachute payment" issues which may arise, even if any such payments are ultimately characterized as parachute payments.

VOTE REQUIRED

         In order for the payments to receive the benefit of the Code exception they must be approved by the vote of persons who owned more than 75% of the voting power of all outstanding stock of the corporation making the payments. For the purposes of this requirement, (i) each share of Preferred Stock of Jefferson Guaranty Bancorp is entitled to vote and is treated as if it were 100 shares of Jefferson Guaranty Bancorp Common Stock, the number of shares into which it is convertible, (ii) Common and Preferred Stock will vote together as a single class and (iii) the Proposal must be approved by a vote of at least 75% of the combined number of shares of common stock outstanding and 100 times the number of shares of Preferred Stock outstanding, less shares held by disqualified persons. An abstention or failure to vote on the proposal, will have the same effect as a vote against the proposal.

CONSEQUENCES OF FAILURE TO APPROVE

         If the Proposal is not approved, the purchase of Mr. Bush's warrants and the payment of the bonus will nevertheless be made. Such action will not affect the Merger or decrease the consideration to be received by shareholders. However, Mr. Bush will be subject to the above mentioned excise tax and Jefferson Guaranty Bancorp (and its successor, Deposit Guaranty Louisiana) will not be able to deduct the excess parachute payments for income tax purposes.



                                APPRAISAL RIGHTS

         Any holder of Jefferson Guaranty Bancorp Stock is entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("DGCL") ("Section 262") (a copy of which is attached hereto as Exhibit B) as a result of the Holding Company Merger. All references in Section 262 and in this summary to a "stockholder" are to the record holder of Common Stock or Preferred Stock as to which appraisal rights are being asserted. A person having a beneficial interest in shares of Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

         Under the DGCL, any holder of Stock who follows the procedures set forth in Section 262 will be entitled to have his shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Holding Company Merger, as determined by such court. In order for a stockholder to perfect his appraisal rights, his shares must not be voted in favor of adopting the Holding Company Merger. Because a proxy which does not contain voting instructions will, unless revoked, be voted for approval of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise his appraisal rights must (i) vote against approval of the Merger Agreement, or (ii) abstain from voting on approval of the Merger Agreement.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This Proxy Statement/Prospectus shall constitute such notice to the stockholders of Jefferson Guaranty Bancorp. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so, should review Section 262 and the following discussion carefully because failure to timely and properly comply with the procedures specified will result in the complete loss of appraisal rights under the DGCL.

         Each stockholder electing to demand the appraisal of his shares of Stock must deliver to Jefferson Guaranty Bancorp, before the taking of the vote on the Merger Agreement, a written demand for appraisal of such shares. Such written demand (i) should be sent to Jefferson Guaranty Bancorp, 3525 North Causeway Boulevard, Metairie, Louisiana 70002, Attention: Harold N. Garic, Secretary; (ii) must be received by Jefferson Guaranty Bancorp prior to the vote being taken on the Merger Agreement at the Meeting; and (iii) will be sufficient if it reasonably informs Jefferson Guaranty Bancorp of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. Appraisal rights may be exercised only by a stockholder who holds his shares on the date of making the demand for appraisal and who continuously holds such shares through the Effective Date. A vote against adoption of the Merger Agreement, in person or by proxy, will not in and of itself constitute a demand for appraisal satisfying the requirements of
Section 262.

         Only a holder of record of Common Stock or Preferred Stock is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal should be exercised by or on behalf of the holder of record, fully and correctly, as his name appears on his Stock certificates. If such holder's shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds shares of Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares of stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

         Within ten (10) days after the Effective Date, Deposit Guaranty must send a notice as to the effectiveness of the Holding Company Merger to each person who has made demand for appraisal and otherwise satisfied the foregoing provisions of Section 262. Within 120 days after the Effective Date, but not thereafter, Deposit Guaranty or any stockholder entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of the shares. Notwithstanding the foregoing, at any time within sixty (60) days after the Effective Date any stockholder has the right to withdraw his previously made demand for appraisal and accept the Holding Company Merger consideration. After such 60-day period, a stockholder may only withdraw his demand for appraisal of the Jefferson Guaranty Bancorp Stock with the consent of Deposit Guaranty. Deposit Guaranty will not file a petition with respect to the appraisal of the "fair value" of the shares. Accordingly, it is the obligation of stockholders to initiate all necessary action to perfect their appraisal rights within the time periods prescribed in Section 262.

         Within 120 days after the Effective Date, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Deposit Guaranty, as the surviving corporation of the Holding Company Merger, a statement setting forth the aggregate number of shares not voted in favor of adoption of the Holding Company

Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten (10) days after a written request therefor has been received by Deposit Guaranty or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later.

         If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine whether the stockholder is entitled to appraisal rights and will determine the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Holding Company Merger, together with a fair note of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as, or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares, and that investment banking opinions as to fairness are not necessarily opinions as to "fair value" under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The costs of the action may be determined by the Court and borne by the parties as the Court deems equitable. Upon application of a stockholder, the Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding be charged pro rata against the value of all the shares entitled to appraisal.

         Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Date, be entitled to vote the shares of stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record as of a date prior to the Effective Date).

         If any stockholder who demands appraisal of his shares under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, the shares of such holder will be converted into the right to receive Deposit Guaranty Common Stock and/or cash in accordance with the Merger Agreement. A stockholder will fail to perfect, and therefore lose, his right to appraisal if no petition for appraisal is filed within 120 days after the Effective Date, or if the stockholder delivers to Deposit Guaranty a written withdrawal of his demand for appraisal and his acceptance of the Merger, except that any such attempt to withdraw made more than sixty (60) days after the Effective Date will require the written approval of Deposit Guaranty.

         Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in loss of such rights.


                       COMPARATIVE RIGHTS OF SHAREHOLDERS

         Jefferson Guaranty Bancorp is incorporated in the State of Delaware and Deposit Guaranty is incorporated in the State of Mississippi. If the Mergers are consummated, shareholders of Jefferson Guaranty Bancorp who receive Deposit Guaranty Common Stock, and whose rights as shareholders are currently governed by Delaware law and Jefferson Guaranty Bancorp's Certificate of Incorporation (the "Jefferson Guaranty Bancorp Articles") and Bylaws, will, upon consummation of the Mergers, become shareholders of Deposit Guaranty and their rights as such will be governed by Mississippi law and by Deposit Guaranty's Articles of Incorporation (the "Deposit Guaranty Articles") and Bylaws.

         Certain significant differences between the rights of shareholders of Jefferson Guaranty Bancorp and shareholders of Deposit Guaranty are set forth below. This summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the DGCL and the Mississippi Business Corporation Act (the "Mississippi BCA") and by the Articles of Incorporation and Bylaws of each of Jefferson Guaranty Bancorp and Deposit Guaranty, respectively, to which Jefferson Guaranty Bancorp's shareholders are referred.

CUMULATIVE VOTING RIGHTS

         JEFFERSON GUARANTY BANCORP. Each outstanding share of Jefferson Guaranty Bancorp Common Stock is entitled to one (1) vote on each matter submitted to a vote. In regard to the election of directors, neither the Jefferson Guaranty Bancorp Articles nor Bylaws provide for cumulative voting, but the Bylaws state that the members of the board of directors shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares, present or by proxy, entitled to vote in the election.

         DEPOSIT GUARANTY. Pursuant to the Mississippi BCA and Deposit Guaranty's Bylaws, each outstanding share of Deposit Guaranty stock is entitled to one (1) vote on each matter submitted to a vote. However, in connection with the election of directors, holders of Deposit Guaranty Common Stock have cumulative voting rights. Pursuant to the Deposit Guaranty Bylaws, every shareholder entitled to vote in the election of directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one (1) candidate the number of votes equal to the number of directors to be elected multiplied by the number of his shares, or by distributing such votes on the same principle among any number of candidates.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

         JEFFERSON GUARANTY BANCORP. The Jefferson Guaranty Bancorp Articles and Bylaws provide that no director of Jefferson Guaranty Bancorp shall be liable to Jefferson Guaranty Bancorp or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provision shall not eliminate or limit the liability of a director for (a) any breach of his duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) unlawful payment of dividends, distribution of assets, or purchase or redemption of Jefferson Guaranty Bancorp shares, or (d) any transaction from which he derived an improper personal benefit. Neither the Jefferson Guaranty Bancorp Articles nor Bylaws provide for the limitation of liability of its officers for monetary damages for breach of fiduciary duty.

         DEPOSIT GUARANTY. The Deposit Guaranty Articles and Bylaws do not contain any provision limiting the personal liability of Deposit Guaranty's directors and officers for monetary damages resulting from breach of fiduciary duty.

SUPERMAJORITY VOTING REQUIREMENTS; BUSINESS COMBINATIONS

         JEFFERSON GUARANTY BANCORP. DGCL provides that a majority of all votes entitled to be cast is required for a merger, consolidation or sale of substantially all of the assets of the corporation. The Jefferson Guaranty Bancorp Articles contain no additional voting requirements.

         DEPOSIT GUARANTY. The Mississippi BCA states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, a corporation's property requires approval by a majority of the shares entitled to vote on the transaction. The Deposit Guaranty Articles do not provide for a greater than majority vote on such a transaction.

         The Deposit Guaranty Articles require that any Business Combination (as defined below) involving Deposit Guaranty or a subsidiary of Deposit Guaranty and an Interested Shareholder (as defined below), or any affiliate or associate of an Interested Shareholder or any person that following such transaction would be an affiliate or associate of an Interested Shareholder be approved by the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of Deposit Guaranty, excluding shares held by the Interested Shareholder, unless the transaction is approved by a majority of the Continuing Directors (as defined below) or unless certain fair price and procedural requirements are satisfied.

         An "Interested Shareholder" is defined to include any person (other than Deposit Guaranty, certain Deposit Guaranty subsidiaries, employee benefit plans of Deposit Guaranty and the trustees of such plans) who (a) is or has announced a plan to become the beneficial owner of ten percent (10%) or more of the voting stock of Deposit Guaranty, or (b) is an affiliate or associate of Deposit Guaranty who has, within the past two (2) years, been the beneficial owner of ten percent (10%) or more of Deposit Guaranty's voting stock. A person is the "beneficial owner" of voting stock which such person, directly or indirectly, owns or has the right to acquire or vote.

         A "Business Combination" includes the following: (a) a merger or consolidation of Deposit Guaranty or any subsidiary with an Interested Shareholder; (b) any sale, disposition or other arrangement (including investments, loans, advances, guarantees, extensions of credit, creation of security interests and joint ventures) with or for the benefit of an Interested Shareholder involving assets or securities having a fair market value (or involving aggregate commitments) of $10,000,000 or more or constituting more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or five percent (5%) of the shareholders' equity (in the case of transactions in capital stock) of the entity in question, as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of Deposit Guaranty would be required to approve or authorize such transaction; (c) the adoption of any plan or proposal for the liquidation or dissolution of Deposit Guaranty for any amendment to Deposit Guaranty's Bylaws; or (d) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, or increasing an Interested Shareholder's proportionate share of the outstanding capital stock of Deposit Guaranty or a subsidiary.

         A "Continuing Director" means: (a) any member of the Deposit Guaranty Board of Directors who is not affiliated with an Interested Shareholder and who either (i) was a Deposit Guaranty director prior to the time the Interested Shareholder became an Interested Shareholder, or (ii) was a Deposit Guaranty director on April 30, 1986 and has been a Deposit Guaranty director continuously since; and (b) any successor of a Continuing Director who is not affiliated with an Interested Shareholder and who was recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

REMOVAL OF DIRECTORS

         JEFFERSON GUARANTY BANCORP. Jefferson Guaranty Bancorp's Bylaws provide that Jefferson Guaranty Bancorp shareholders may remove a director with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the corporation at a special meeting of the shareholders called for that purpose. A director may also be removed for cause by action of the Board.

         DEPOSIT GUARANTY. The Deposit Guaranty Articles provide that Deposit Guaranty shareholders may remove a director with or without cause, but only at a meeting expressly called for that purpose and upon the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of stock entitled to vote generally in the election of directors, and in the event that less than the entire Board is to be removed, not one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part.

VACANCIES IN THE BOARD OF DIRECTORS

         JEFFERSON GUARANTY BANCORP. Under Jefferson Guaranty Bancorp's Bylaws, the remaining directors may fill any vacancy in the Jefferson Guaranty Bancorp Board occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected), or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the board of directors called for that purpose.

         DEPOSIT GUARANTY. Under Deposit Guaranty's Bylaws, any vacancy, including one occurring as a result of an increase in the number of directors, may be filled only by the shareholders.

AMENDMENT OF THE ARTICLES OF INCORPORATION OR BYLAWS

         JEFFERSON GUARANTY BANCORP. Pursuant to DGCL, the Jefferson Guaranty Bancorp Articles may be amended by at least a majority of the outstanding shares entitled to vote thereon. The Jefferson Guaranty Bancorp Bylaws provide that the Jefferson Guaranty Bancorp Board of Directors may make, alter, amend, and repeal the Bylaws. However, the Board may not change the Bylaws with regard to the quorum for shareholders' or directors' meetings, removal of directors, or filling of vacancies of directors resulting from the removal by the shareholders. Any changes made in the Bylaws by the Board regulating an impending election of directors must be set forth in a notice to the shareholders at the next meeting of shareholders for the election of directors. The Jefferson Guaranty Bancorp Bylaws also provide that shareholders may also alter, repeal, or create Bylaws by a majority vote of shareholders entitled to vote at an election of directors at any annual or special meeting.

         DEPOSIT GUARANTY. Under the Mississippi BCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as Deposit Guaranty, unless such power is expressly reserved for the shareholders. The Deposit Guaranty Articles provide that an amendment to the Bylaws relating to composition of the Board of Directors and removal of directors must be approved by the affirmative vote of at least eighty percent (80%) of the shareholders (the same proportion required in order to effect the removal of a director), excluding (except for purposes of determining whether a quorum is present) those shares beneficially owned by any Interested Shareholder. The affirmative vote of at least eighty percent (80%) of the shareholders is also required to amend the provisions of the Articles of Incorporation requiring a supermajority approval of business combinations. Amendments to the Articles of Incorporation that result in Dissenters' rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the Articles of Incorporation may be amended by a majority vote of the shares present at a meeting where a quorum is present.

SHAREHOLDER PROPOSALS AND NOMINATIONS

         JEFFERSON GUARANTY BANCORP. Neither the Jefferson Guaranty Bancorp Articles nor Bylaws set forth any procedures with respect to submission by a shareholder of a proposal or nomination for consideration at a shareholders' meeting.

         DEPOSIT GUARANTY. Deposit Guaranty's Bylaws provide procedures that must be followed to properly bring a proposal before a shareholders' meeting or to nominate candidates for election as directors. At least sixty (60) days prior notice to the Secretary of Deposit Guaranty is required if a shareholder intends to nominate an individual for election to the Board of Directors or propose any shareholder action. These Bylaw provisions also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.

REDEMPTION AND RETIREMENT

         JEFFERSON GUARANTY BANCORP. Delaware law prohibits the purchase or redemption of a corporation's stock when the capital of a corporation is, or would become, impaired; but shares entitled to a preference of dividends or in liquidation may be purchased or redeemed out of capital if the shares are to be retired upon the purchase or redemption and the capital of the corporation is reduced in accordance with legal requirements. Delaware law allows a corporation, in determining the amount of surplus, to value its assets at fair market value rather than at historical book value.

         DEPOSIT GUARANTY. Under Mississippi law, a corporation is permitted to purchase or redeem shares of its own stock except where upon doing so, the corporation would not be able to pay its debts as they become due in the usual course of business. This prohibition also applies to where the corporation's total assets would be less than the sum of the corporation's total liabilities, plus, unless the articles of incorporation permit otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those whose shares are purchased or redeemed, if the corporation were to be dissolved at the time of such purchase or redemption. Mississippi law permits a Board of Directors to base its determination as to whether such purchase or redemption is prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable under the circumstances.

DIVIDENDS

         JEFFERSON GUARANTY BANCORP. Under Delaware law, a corporation can pay dividends out of surplus or, if there is no surplus, out of net profits for the current year and/or the immediately preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).

         DEPOSIT GUARANTY. Mississippi law permits the payment of dividends unless the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of the corporation's total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of such dividends, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends.

SHAREHOLDERS' INSPECTION RIGHTS

         JEFFERSON GUARANTY BANCORP. Delaware law allows any stockholder to inspect the shareholders' list for any purpose reasonably related to such person's interest as a stockholder. Moreover, during the ten (10) days preceding a shareholders' meeting, a stockholder may inspect the shareholders' list for any purpose germane to that meeting.

         DEPOSIT GUARANTY. Under the Mississippi BCA, any shareholder may inspect the shareholders' list if the demand is made in good faith and for a proper purpose. Such shareholder must describe his purpose and establish that the list is directly connected to his purpose. Moreover, the shareholders' list must be available for inspection by any shareholder beginning two (2) days after notice of a shareholders' meeting is given and continuing until the meeting takes place.

BOARD OF DIRECTORS

         JEFFERSON GUARANTY BANCORP. The Jefferson Guaranty Bylaws state that the number of directors shall be not less than twelve (12) and not more than twenty-five (25), unless otherwise determined by vote of a majority of the directors. In no event shall the number be less than three (3), unless all of the outstanding shares are owned (beneficially) and of record by less than three (3) shareholders, in which event the number of directors shall not be less than the number of shareholders permitted by DGCL.

         DEPOSIT GUARANTY. The Mississippi Articles and Bylaws both provide that the number of directors shall not be less than one (1) nor more than fifteen (15) as shall be determined from time to time by resolution of the Board of Directors or at the annual meeting of shareholders.

INDEMNIFICATION

         JEFFERSON GUARANTY BANCORP. The Jefferson Guaranty Bancorp Articles and Bylaws provide that officers, directors, employees, and agents of Jefferson Guaranty Bancorp shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. Moreover, the Jefferson Guaranty Bancorp Articles and Bylaws provide a right to file suit for indemnification if such claim is not paid by the corporation within thirty (30) days of receipt of the written claim by the corporation. A successful claimant shall be entitled to costs for prosecuting such a claim.

         Under Delaware law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action.

         DEPOSIT GUARANTY. The Mississippi BCA provides that a director, officer or agent of a corporation may be indemnified for such service if he conducted himself in good faith, and he reasonably believed in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and in all other cases that his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, a director must show that he had no reasonable cause to believe his conduct was unlawful. Indemnification permitted under this section in connection with a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

         Under its Articles of Incorporation, Deposit Guaranty is required to indemnify any person who was or is a party or is threatened to be made a party to a civil, criminal, administrative or investigative action (other than an action by or on behalf of Deposit Guaranty) because he is or was an officer, director, employee or agent of Deposit Guaranty, or is or was at the request of Deposit Guaranty serving as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred. In case of an action by or on behalf of Deposit Guaranty, Deposit Guaranty is required to provide indemnity for expenses (including attorneys' fees) actually and reasonably incurred in connection with such action if such person is not adjudged to be liable for negligence or misconduct in the performance of his duty or if a court determines that despite the negligence or misconduct, in view of all the circumstances, indemnity for expenses is proper.

         Indemnification may be made in specific cases only if a determination is made by either a disinterested quorum of the Board of Directors, independent legal counsel, the shareholders of Deposit Guaranty or a court of competent jurisdiction that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Deposit Guaranty, and, with respect to criminal actions, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is not extended to suits instituted by the person seeking indemnification, unless the Board of Directors approves otherwise.

         Under both the DGCL and Mississippi BCA, the corporation may pay, prior to final disposition, the expenses (including attorney's fees) incurred by a director or officer in defending a proceeding. Moreover, expenses incurred by an officer or director in defending any action may be advanced prior to final disposition upon receipt of an undertaking by the director or officer of the corporation to repay such advances if it is ultimately determined that he is not entitled to indemnification. Under Mississippi law, however, a determination must be made that the facts known to those making the determination would not preclude indemnification. Neither Delaware law nor Mississippi law require the undertaking to be secured and the undertaking may be accepted without reference to financial ability to make the repayment. In both Delaware and Mississippi, however, indemnification is unavailable to a person who has been found liable to the corporation.


         MARKET PRICES OF AND DIVIDENDS ON JEFFERSON GUARANTY BANCORP'S
                           PREFERRED AND COMMON STOCK


         No established public trading market for Jefferson Guaranty Bancorp's Preferred or Common Stock exists. No sales of Jefferson Guaranty Bancorp's Stock came to the attention of management of Jefferson Guaranty Bancorp during the last year. As of June 30, 1996, there were 95 holders of record of Jefferson Guaranty Bancorp Common Stock and 38 holders of record of Jefferson Guaranty Bancorp Preferred Stock.

         The holders of Jefferson Guaranty Bancorp Common Stock are entitled to receive dividends when and if declared by the Jefferson Guaranty Bancorp Board out of funds that are legally available thereof. If the Mergers are not consummated, Jefferson Guaranty Bancorp does not expect to start paying cash dividends on its Common Stock until late 1997 or early 1998. However, there can be no assurance that Jefferson Guaranty Bancorp would start paying any dividends and the amount of such future dividends would depend on Jefferson Guaranty Bancorp's earnings at that time.

         Jefferson Guaranty Bancorp's Series C Cumulative Convertible Preferred Stock is convertible in whole or part at the holder's option into Common Stock. Each Series C Preferred share has a stated value of $1,000 and is convertible into 100 shares of Common Stock. Dividends on Series C are cumulative and payable quarterly at a per annum rate of eight percent (8%) of the stated value and there are no unpaid dividends as of June 30, 1996. Dividends at this rate have been paid since February, 1993.


                STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                    MANAGEMENT OF JEFFERSON GUARANTY BANCORP

MANAGEMENT

         The following table indicates the beneficial ownership as of October 18, 1996 of Jefferson Guaranty Bancorp's equity securities by (i) each Director of Jefferson Guaranty Bancorp, (ii) the Chief Executive Officer (who is also a Director) and the Chief Financial Officer, and (iii) all Directors and executive officers of Jefferson Guaranty Bancorp, determined in accordance with Rule 13d-3 of the Securities & Exchange Commission. In addition to its Common Stock, Jefferson Guaranty Bancorp currently has outstanding 3,484 shares of Series C Cumulative Convertible Preferred Stock, none of which are entitled to vote on the Mergers, but which could be converted into Common Stock within sixty (60) days.

NAME                      OUTSTANDING         PERCENTAGE (1)        OTHER (2)           TOTAL        PERCENTAGE (3)
----                      -----------         --------------        ----------          -----        --------------
Coleman E. Adler              1,000                    *                  -             1,000                *

Warren H. A. Backer          10,000  (4)               *              5,000            15,000             1.2%

A. Peyton Bush, III          39,251  (5)            3.2%            166,750  (6)      206,001            14.6%

James J. Coleman, Sr.       144,606                11.6%             35,200           179,806  (7)       14.1%

Thomas B. Coleman            30,400                 2.4%                  -            30,400  (8)        2.4%

Harold N. Garic, II        16,000              1.3%                  34,250  (9)       50,250             3.9%

Leslie R. Jacobs              500                 *                       -               500                *

G. W. James, Jr.            5,000                 *                       -             5,000              .4%

John E. Koerner, III       10,000                 *                  10,000            20,000             1.6%

Ted A. Kritikos            10,000                 *                   5,000            15,000  (10)       1.2%

John Ochsner, M.D.         20,000              1.6%                   5,000            25,000             2.0%

James A. O'Neill           70,400              5.7%                  40,400           110,800  (11)       8.6%

Gray S. Parker             93,245              7.5%                  23,500            116,745 (12)       9.2%

James W. Pellerin           5,500                 *                   5,500            11,000              .9%

P. K. Scheerle, R.N.        1,000                 *                       -             1,000                *

Thomas K. Winingder        53,750              4.3%                   9,400            63,150  (13)       5.0%

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP (18 PERSONS)   510,652             41.0%                                   885,652            53.7%

--------------
*     Less than 1%.

(1) Only the shares listed under the column captioned "Outstanding" are entitled to be voted on the Merger Agreement and the adjoining percentage column indicates these shares' percentage of the total shares entitled to vote on the Merger. Because of the method of calculating the shares which are entitled to be voted on the Certain Payments Proposal, the table does not indicate the number or percentage of votes entitled to be cast on this proposal.
(2) Indicates the number of shares of Common Stock that could be acquired upon conversion of Shares of Preferred Stock beneficially owned (using the conversion rate of 100 shares of common for each share of Preferred Stock) and upon exercise of warrants currently held by executive officers.
(3) Under Rule 13d-3 of the Securities & Exchange Commission, shares subject to management warrants and shares that may be acquired upon conversion of Preferred Stock are deemed outstanding for purposes of computing the percentage of Common Stock beneficially owned by such person individually and by all Directors and executive officers as a group but those shares which could be acquired by other persons are not deemed to be outstanding for the purpose of computing an individual's ownership percentage.
(4) Includes 3,000 shares in the name of Mr. Backer's children as to which Mr. Backer disclaims beneficial ownership.
(5) Includes 3,250 shares in the names of Mr. Bush's wife and children as to which Mr. Bush disclaims beneficial ownership.
(6) Includes 156,750 shares that Mr. Bush has the right to acquire upon exercise of warrants.
(7) Includes 49,000 shares in the names of Mr. Coleman's grandchildren and children but excludes those shares included under his son, Director Thomas B. Coleman, and his son-in-law, Director Thomas K. Winingder. In addition, includes 129,775 shares in the name of a corporation of which Mr. Coleman is an officer and a director and Mr. Thomas B. Coleman and Mr. Winingder's wife are principal shareholders. Mr. Coleman disclaims beneficial ownership of all of the above mentioned shares.
(8) Includes 29,400 shares in the name of Mr. Thomas B. Coleman's children as to which Mr. Coleman disclaims beneficial ownership. See Note #7.
(9) Includes 34,250 shares that Mr. Garic has the right to acquire upon exercise of warrants.
(10) Includes 14,300 shares in the names of Mr. Kritikos' children as to which Mr. Kritikos disclaims beneficial ownership.
(11) Includes 110,400 shares registered in the name of Mr. O'Neill and his wife.
(12) Includes 59,625 shares in the name of a charitable foundation of which Mr. Parker is a Trustee and 56,120 shares in the name of Mr. Parker's step-father both of which Mr. Parker disclaims beneficial ownership.
(13) Includes 46,350 shares in the names of Mr. Winingder's wife and children as to which Mr. Winingder disclaims beneficial ownership. See Note #7.


CERTAIN STOCKHOLDERS

      The following table sets forth certain information as of October 18, 1996 concerning persons, other than the persons listed in the prior table, known to Jefferson Guaranty Bancorp to be the beneficial owner of more than five percent (5%) of Jefferson Guaranty Bancorp's equity securities, determined in accordance with Rule 13d-3 of the Securities & Exchange Commission.

                                                                       CONVERTED
NAME                           OUTSTANDING         PERCENTAGE (1)      PREFERRED (2)         TOTAL          PERCENTAGE (3)
----                           -----------         --------------      --------------        -----          --------------
Colson Investments             113,842                 9.1%                   -              113,842  (4)           9.1%
150 Nassau Street
New York, New York 10038

Douglas W. Hawes                74,856                 6.0%               2,800               77,656                6.2%
LeBoeuf, Lamb,
Green & MacRae
125 West 55th Street
New York, New York 10019

Robert C. McNair                78,600                 6.3%              63,600              142,200               10.9%
President and Chief Executive
 Officer
Cogen Technologies
Suite 5000
Houston, Texas 77002

Matilda Gray Stream             71,250                 5.7%                   -               71,250                5.7%
Managing Director
J. G. Gray Estate
P. O. Box 40
Lake Charles, Louisiana 70602

The Woldenberg Foundation       50,000                 4.0%              50,000              100,000                7.7%
Stephen Goldring, Trustee
c/o Whitney National Bank
 Trust Department
P. O. Box 61260
New Orleans, Louisiana 70161

------------------------------

(1) Only the shares listed under the column captioned "Outstanding" are entitled to be voted on the Merger Agreement and the adjoining percentage column indicates these shares' percentage of the total shares entitled to vote on the Merger. Because of the method of calculating the shares which are entitled to be voted on the Certain Payments Proposal, the table does not indicate the number or percentage of votes entitled to be cast on such Proposal.

(2) Indicates the number of shares of Common Stock that could be acquired upon conversion of Shares of Preferred Stock beneficially owned (using the conversion rate of 100 shares of common for each share of Preferred Stock).
(3) Under Rule 13d-3 of the Commission, shares that may be acquired upon conversion of Preferred Stock are deemed outstanding for purposes of computing the percentage of Common Stock owned by such person individually but those shares which could be acquired by other persons are not deemed to be outstanding for the purpose of computing an individual's ownership percentage.
(4) Consists of shares owned by the partners of Colson Investments and their affiliates as follows: Peter DelCol, 35,902 shares; Roy B. Simpson, 20,500 shares; Roy B. Simpson, Jr., 27,590 shares; Colson Services Corp., a corporation in which Messrs. DelCol, Simpson and Simpson, Jr. are shareholders, 14,885 shares; and Simpson Family Partners, a partnership in which Messrs. Simpson and Simpson Jr. are general partners, 14,965 shares.

               INFORMATION CONCERNING JEFFERSON GUARANTY BANCORP

    Jefferson Guaranty Bancorp, a Delaware corporation, is a one-bank holding company organized in 1987 for the purpose of acquiring all of the stock of a then failing Louisiana institution, Jefferson Guaranty Bank. The acquisition was completed in January 1988 with the intention of Jefferson Guaranty Bancorp recapitalizing Jefferson Guaranty Bank and restoring its viability as a long-term investment. Jefferson Guaranty Bancorp does not have any subsidiaries other than Jefferson Guaranty Bank. Jefferson Guaranty Bancorp has no salaried employees, although certain executive officers hold parallel positions with Jefferson Guaranty Bank. The executive offices of Jefferson Guaranty Bancorp are located at 3525 North Causeway Boulevard, Metairie, Louisiana 70002, telephone (504) 838-4558.

THE BANK

    Jefferson Guaranty Bank is a state-chartered institution operating eleven
(11) branches in the Greater New Orleans Area. Nine (9) of Jefferson Guaranty Bank's branches are located in Jefferson Parish which borders the city limits of New Orleans. The other two (2) branches are located on St. Charles Avenue in the central business district of New Orleans and in the Northpark Business Section of Covington in St. Tammany Parish. Jefferson Guaranty Bank's main office is located at 3525 North Causeway Boulevard, Metairie, Louisiana. All of Jefferson Guaranty Bank's locations are owned with the exception of its main office and its St. Charles, Chateau and Lakeway branches, which are leased.

    Jefferson Guaranty Bank is a full-service commercial bank offering a comprehensive range of banking and trust services. Its only subsidiary is Jefferson Guaranty Bank Community Development Corporation which is a not-for-profit corporation with the sole purpose being community development. Jefferson Guaranty Bank concentrates on developing relationships with successful small- and medium-size businesses, executives, professionals, and other financially responsible individuals. Based on assets at June 30, 1996, Jefferson Guaranty Bank was the sixth largest bank in the New Orleans Metropolitan Area with total assets of $298 million and 198 full-time equivalent employees. No employees are represented by unions or other bargaining units, and management considers its relations with employees to be satisfactory.


THE GREATER NEW ORLEANS AREA

    The Greater New Orleans Area is Louisiana's largest metropolitan area with a population of approximately 1,318,000 and employment of 602,000. Although New Orleans serves as the administrative center of the state's oil and gas industry, the area is less dependent on the oil and gas industry than is Louisiana as a whole. Over the last several years, the city has invested heavily in tourism-related developments, such as a new Mississippi riverfront aquarium and a multi- phase convention center. The port of New Orleans, the nation's third-largest port in terms of total tonnage handled, makes a substantial contribution to the local economy. The New Orleans area is also supported by the shipbuilding, aerospace, food processing and health care industries. It was hoped that the gaming industry would boost the local economy through additional tourism revenue and by providing additional employment opportunities in the local job market. To date, this has not been realized.

    Jefferson Parish has a population of approximately 460,000 and total employment of 201,000. There are 105,000 homeowners and 25,000 businesses in the parish. Approximately one-third of the jobs in the parish are in the service sector. A leader in the health care industry, Jefferson Parish is home to eight (8) of the state's most prominent acute care hospitals, including East Jefferson General Hospital and the world renowned Ochsner Foundation Hospital. Per capita income of Jefferson Parish residents is among the highest in Louisiana. In 1995, Jefferson Parish led all other parishes in the state in retail sales and in the rate of economic growth. By July of 1996, unemployment in the parish had been reduced 5.4 percent from a high of 12 percent in 1989. This unemployment percentage compares to a state unemployment rate of 7.1 percent and a national rate of 5.6 percent as of July of 1996.

COMPETITION

    Jefferson Guaranty Bank faces keen competition in its primary market area, Jefferson Parish, and in St. Tammany Parish and the central business district of New Orleans. In this area there are 17 state chartered or national banks, as well as 12 savings and loan or homestead institutions. Several of the banks in the Greater New Orleans Area are subsidiaries of holding companies or branches of banks having far greater resources than Jefferson Guaranty Bancorp.

SUPERVISION AND REGULATION

     Jefferson Guaranty Bancorp and Jefferson Guaranty Bank are extensively regulated under both federal and state laws. To the extent that the following information describes particular statutory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business and prospects of Jefferson Guaranty Bancorp.

     Jefferson Guaranty Bancorp is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"), and, as such, is subject to the provisions of the BHCA and to regulation and supervision by the Board of Governors of the Federal Reserve System (the "Reserve Board"). Jefferson Guaranty Bancorp is required to file with the Reserve Board annual reports containing such information as the Reserve Board may require pursuant to the BHCA and also is subject to periodic examination by the Reserve Board. The BHCA limits, with certain exceptions, the business in which a bank holding company may engage, directly or through subsidiaries, to banking, managing or controlling banks, and furnishing or performing activities so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is a proper incident to banking or managing or controlling banks, the Reserve Board must consider whether its performance by an affiliate of a bank holding company can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or other unsound banking practices. The Reserve Board has adopted regulations implementing the provisions of the BHCA with respect to the activities of bank holding companies. Whether or not a particular non-banking activity is permitted under the BHCA, the Reserve Board is authorized to require a bank holding company to terminate any activity or to divest itself of any non-banking subsidiary if its actions represent unsafe or unsound practices or violations of law.

    Under the BHCA, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit, the lease or sale of property or provision of any services. In addition, the BHCA prohibits a bank holding company from borrowing from its bank subsidiaries unless such loans are secured by specified amounts and types of collateral. Such secured loans are also subject to certain limitations based upon the subsidiary bank's capital and surplus.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act") subjected bank holding companies as well as banks to significantly increased regulation and supervision. Among other things, the FDIC Act provides that undercapitalized institutions, as defined by regulatory authorities, must submit recapitalization plans, and a parent company of such an institution must either (i) guarantee the institution's compliance with the capital plan, up to an amount equal to the lesser of five percent (5%) of the institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan, or (ii) suffer certain adverse consequences such as a prohibition of dividends by the parent company to its shareholders.

     Jefferson Guaranty Bancorp is also subject to the Louisiana Bank Holding Company Act, as amended (the "Louisiana Act") which, among other things, provides that a bank holding company and its subsidiaries may not engage in any insurance activity in which a bank may not engage. The Louisiana Commissioner of Financial Institutions is authorized to administer the Louisiana Act and to issue orders and regulations thereunder.

    Federal and Louisiana laws provide for the enforcement of any pro rata assessment of shareholders of a bank to cover impairment of capital stock by sale, to the extent necessary, of the stock of any assessed shareholder failing to pay the assessment. Jefferson Guaranty Bancorp, as shareholder of Jefferson Guaranty Bank, is subject to these provisions.

    Both federal and state laws extensively regulate various aspects of Jefferson Guaranty Bank's business, including requirements regarding the maintenance of reserves against deposits, limitations on the rates that can be charged on loans or paid on deposits, branching and restrictions on the nature and amounts of loans and investments that can be made. As a state bank, Jefferson Guaranty Bank is subject to the supervisory authority of the Louisiana Commissioner of Financial Institutions, whose office conducts periodic examinations of Jefferson Guaranty Bank. As a federally insured bank, Jefferson Guaranty Bank is also subject to supervision and regulation by the Federal Deposit Insurance Corporation (the "FDIC"). Under certain circumstances, regulatory authorities may prohibit the payment of dividends by a bank or its parent holding company. The FDIC Act and regulations promulgated thereunder classify banks into five (5) categories generally relating to their regulatory capital ratios and institute a system of supervisory actions indexed to a bank's particular classification. Generally, banks that are classified as "well capitalized," or "adequately capitalized" are not subject to the supervisory actions specified in the FDIC Act for prompt corrective action, but may be restricted from taking certain actions that will lower their classification. Banks classified as "undercapitalized," "significantly undercapitalized," or "critically undercapitalized" are subject to restrictions and supervisory actions of increasing stringency based on the level of classification. Under present regulation, Jefferson Guaranty Bank is "well capitalized." While such a classification would exclude Jefferson Guaranty Bank from the restrictions and actions envisioned by the prompt corrective action provisions of the FDIC Act, the regulatory agencies have broad powers under other provisions of federal law that would permit them to place restrictions on Jefferson Guaranty Bank or to take other supervisory action regardless of such classification.

             JEFFERSON GUARANTY BANCORP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


      The following discussion should be read in conjunction with the consolidated financial statements of Jefferson Guaranty Bancorp and related Notes appearing elsewhere in the Proxy Statement/Prospectus.

REVIEW OF RESULTS OF OPERATIONS - FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1996 AS COMPARED TO THE SIX-MONTH PERIOD ENDED JUNE 30, 1995

      EARNINGS SUMMARY. Jefferson Guaranty Bancorp reported a 13.9% increase in net income to approximately $1,484,000 or $1.00 per share for the six months ended June 30, 1996, compared to net income of $1,303,000 or $.88 per share for the six months ended June 30, 1995. The most significant factors affecting net income of the periods mentioned are highlighted below.

      - A reduction in net interest income of $264,000 as a result of reductions in net interest margins as discussed below.

      - Higher trust income and ATM fees produced a 15.0% increase in other operating income in 1996 compared to the first six months of 1995.

      - The first six months of 1996 were positively impacted by a $120,000 tax benefit related to a reduction in the tax asset valuation reserve associated with Jefferson Guaranty Bancorp's available net operating loss carryforwards.

      Net earnings for the six months ended June 30, 1996 resulted in an annualized return on average assets of 1.00% versus 0.98% for the comparable period in 1995. The annualized return on average stockholders' equity was 14.57% in 1996 and 14.68% in 1995.

      NET INTEREST INCOME. Net interest income is the difference between interest and fees earned on loans, securities and other interest-earning assets (interest income) and interest paid on deposits (interest expense) and represents the principal source of earnings for Jefferson Guaranty Bancorp. Net interest income is affected by changes in the volume of interest-earning assets and interest-bearing liabilities, and the rates earned or paid thereon. For the purposes of this earnings analysis, interest-earning assets, including loans, have been presented as averages, net of unearned income.

      Interest income increased $528,000 to $10,145,000 for the six months ended June 30, 1996 from $9,617,000 for the comparable period in 1995. This increase was attributable primarily to the increase in average earning assets for the period ended June 30, 1996 as compared to the period ended June 30, 1995. For the periods ended June 30, 1996 and 1995, investment securities represented 34.8% and 29.2%, respectively, of average interest-earning assets. For the six months ended June 30, 1996 and 1995, the annualized yield on investment securities was 5.63% and 5.59%, respectively. The percentage of average loans to total earning assets decreased to 57.7% in 1996 from 67.1% for the comparable period of 1995. The annualized yield on average loans was 8.94% for the six months ended June 30, 1996 compared to 9.04% for the six months ended June 30, 1995. Interest-earning assets as a percentage of total average assets was 90% in 1996 and 1995.

      Interest expense increased $792,000 or 29% to $3,526,000 for the six months ended June 30, 1996, from $2,734,000 for the comparable 1995 period. The fluctuations in interest expense from 1995 to 1996 were attributable to the increases in the cost of funds, changes in the mix of interest-bearing liabilities and increases in the volume of interest-bearing liabilities. The annualized average rate paid on interest-bearing liabilities was 3.80% and 3.30% for the six months ended June 30, 1996 and 1995, respectively. During the six months ended June 30, 1996, the volume of interest-bearing liabilities averaged $186,774,000, or 11.6% higher than the $167,296,000 average for the six months ended June 30, 1995. Interest-bearing demand deposits represented 41.5% of interest-bearing liabilities during the 1996 period and 47.3% for the comparable period in 1995. The annualized rates paid on interest-bearing demand deposits were 2.33% and 2.23% for the six months ended June 30, 1996 and 1995, respectively. Time deposits represented 44.6% of interest-bearing liabilities during the 1996 period as compared to 37.6% during the period ended 1995. The annualized rates paid on time deposits during the six months ended June 30, 1996 and 1995 were 5.55% and 4.79%, respectively.

      Net interest income for the six months ended June 30, 1996 decreased 3.8% to $6,619,000 from $6,883,000 for the same period in 1995. The annualized net interest margin between interest-earning assets and interest-bearing liabilities decreased to 4.95% for the six months ended June 30, 1996 from 5.73% for the six months ended June 30, 1995. The annualized net yield on interest-earning assets was 7.59% in 1996 compared to 8.00% in 1995. The decreases in annualized net interest margins and annualized net yields on interest-earning assets resulted from the changes in interest income and expenses as described above, including increased deposit volumes and decreases in average loans, both of which were used to fund purchases of investment securities.

      NONINTEREST INCOME. Jefferson Guaranty Bancorp derives a significant portion of its noninterest income from traditional retail banking services including various account charges and service fees and from trust fees. Noninterest income from deposit accounts is significantly affected by competitive pricing of these services and the volume of noninterest-bearing accounts. Service charge income was $1,346,000 and $1,271,000 for the six months ended June 30, 1996 and 1995, respectively. The increase was primarily a result of an overall increase in average deposits for the six months ended June 30, 1996 as compared to the six months ended June 30, 1995. Trust fees increased 13.5% to $463,000 for the first six months of 1996 compared to $408,000 for the comparable period of 1995. ATM fee income increased $78,000, or 66.7% from 1995 to the comparable period in 1996.

      NONINTEREST EXPENSE. Noninterest expense was $7,524,000 and $7,553,000 for the six months ended June 30, 1996 and 1995, respectively. Personnel expenses totaled $3,447,000 and $3,416,000 for the six months ended June 30, 1996 and 1995, respectively. Occupancy expense was $1,135,000 in 1996 and 1995. Equipment expense increased $130,000 to $918,000 in 1996 from $788,000 in 1995 primarily due to additional depreciation expense related to purchases of new equipment and investments in technology. Other expense decreased $190,000 or 8.6% to $2,024,000 for the six months ended June 30, 1996 from $2,214,000 for the six months ended June 30, 1995 primarily as a result of the reduction in FDIC insurance premiums, partially offset by increases in various other expenses.

      INCOME TAXES. An income tax benefit of $120,000 positively affected earnings for the six months ended June 30, 1996. There was no income tax expense or benefit recognized in the six month period ended June 30, 1995. Jefferson Guaranty Bancorp accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach for financial accounting and reporting of income taxes.

REVIEW OF FINANCIAL CONDITION - FOR THE PERIOD ENDED JUNE 30, 1996 AS COMPARED TO THE PERIOD ENDED JUNE 30, 1995

      SECURITIES. Jefferson Guaranty Bank accounts for its investment securities under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities held to maturity are those securities that management has the ability and intent to hold to maturity, and are reported at amortized cost. All securities are classified as held to maturity at June 30, 1996 and June 30, 1995. Additional information on investment securities as of June 30, 1996 is contained in Note B of the June 1996 consolidated financial statements.

      LOANS. Loans, net of unearned income, decreased to $158,217,000 at June 30, 1996 from $162,635,000 for the comparable 1995 period. The reserve for loan losses was $4,457,000 and $5,059,000 as of June 30, 1996 and 1995,
respectively. Composition of the Company's loan portfolio at June 30, 1996 and information on the activity of the loan loss reserve for the six months ending June 30, 1996 are contained in the Notes to the June 1996 consolidated financial statements.

      Jefferson Guaranty Bancorp seeks to maintain adequate liquidity and minimize exposure to interest rate volatility. Contractual maturities may vary significantly from actual maturities due to loan extensions, early pay-offs due to refinancing or fluctuations in interest rates, and other factors.

      DEPOSITS. Total deposits increased $12,626,000 or 4.8% to $273,958,000 at June 30, 1996 from $261,332,000 for the comparable 1995 period. Time deposits at June 30, 1996 and 1995 were $83,122,000 and $69,214,000, respectively. Time deposits represent 30.3% and 26.5% of total deposits at June 30, 1996 and 1995, respectively. Interest-bearing demand deposits decreased $4,837,000 or 6.1% to $73,874,000 for the period ended June 30, 1996 from $78,711,000 for the comparable period in 1995. Savings deposits as a percentage of total deposits was approximately 9% in 1996 and 1995. Savings deposits totaled $25,306,000 at June 30, 1996 and $23,707,000 at June 30, 1995. Total demand deposits were $91,656,000 and $89,700,000 at June 30, 1996 and 1995, respectively.

REVIEW OF RESULTS OF OPERATIONS - FOR THE FISCAL YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

      EARNINGS SUMMARY. Jefferson Guaranty Bancorp reported net income of $2,922,000 or $2.00 per share for the year ended December 31, 1995, compared to net income of $2,040,000 or $1.36 per share for the year ended December 31, 1994. Net income for 1993 was $2,764,000 or $2.01 per share.

      Income before taxes, extraordinary gain and cumulative effect of change in accounting principle increased 43% in 1995 and 26% in 1994. The most significant factors affecting net income for the periods mentioned are highlighted below.

      - An increase in 1995 of 4.6% in average interest-earning assets. This follows an increase of 1.2% in 1994.

      - Growth in average loans in 1995 of 5.9% following an increase of 3.3% in 1994.

      - A decrease in average investment securities as a percentage of average interest-earning assets from 34.4% in 1994 to 29.5% in 1995.

      - Maintenance of high asset quality and reserve coverage ratios. Net recoveries were $202,000, $281,000, and $45,000 in 1995, 1994 and
           1993, respectively. In recognition of the low level of charge-offs and improved asset quality, no loan provisions were required in 1994 or 1995; the loan provision was $800,000 in 1993.

      - Trust fee income increased 16.9% and 10.9% for the years 1995 and 1994, respectively.

      - Increases in other operating expenses of 4.2% and 1.7% in 1995 and 1994, respectively, resulting primarily from higher personnel and occupancy expenses, and increased equipment expenses relating to investments in technology, partially offset by lower litigation and other expenses.

      - Net income in 1993 was positively impacted by security gains of $439,000, an extraordinary gain on early retirement of debt of $514,000 and the cumulative effect of a change in accounting for income taxes of $1,083,000, offset by income tax expense totaling $450,000.

      Net earnings in 1995 resulted in a return on average assets of 1.05% compared to .76% and 1.04% during 1994 and 1993, respectively. The return on average stockholders equity was 15.80% in 1995, 12.37% in 1994, and 19.46% in 1993.

      NET INTEREST INCOME. Net interest income is the difference between interest and fees earned on loans, securities and other interest-earning assets (interest income) and interest paid on deposits (interest expense) and represents the principal source of earnings for Jefferson Guaranty Bancorp. Net interest income is affected by changes in volume of interest-earning assets and interest-bearing liabilities, and the rates earned or paid thereon. For the purposes of this earnings analysis, interest-earning assets, including loans, have been presented as averages, net of unearned income.

      Interest income increased $3,031,000 to $19,943,000 for the year ended December 31, 1995 from $16,912,000 for the comparable period in 1994. Interest income for 1993 was $16,564,000. These increases were attributable to increases in average interest-earning assets for the years ended December 31, 1995 and 1994, respectively, and increases in the yield on interest-earning assets as set forth in the Rate/Volume Analysis shown elsewhere in this Proxy Statement/Prospectus. The percentage of average loans to total earning assets increased to 63% for the year ended December 31, 1995 from 62% and 61% for the years ended December 31, 1994 and 1993. The yield on average loans was 9.07% for the year ended December 31, 1995 compared to 8.44% and 8.24% for the years ended December 1994 and 1993, respectively. Loan growth was partially funded by a reduction in investment securities. For the year ended December 31, 1995, investment securities represented 29% of average interest-earning assets. For the comparable 1994 and 1993 periods, investment securities represented 34% of average interest-earning assets. For the years ended December 31, 1995, 1994, and 1993, the yield on investment securities was 5.70%, 4.52%, and 5.01%, respectively. Interest-earning assets as a percentage of total average assets was approximately 90% for each of the three years ended December 31, 1995.

      Interest expense increased $1,794,000 or 42% to $6,071,000 for the year ended December 31, 1995, from $4,277,000 for the comparable 1994 period. Interest expense for 1993 was $4,520,000. The fluctuations in interest expense from 1994 to 1995 were attributable to the higher interest rate environment, changes in the mix of interest-bearing liabilities, and increases in the volume of interest-earning liabilities as set forth in the Rate/Volume Analysis shown elsewhere in this Proxy Statement/Prospectus. The average rate paid on interest-bearing liabilities was 3.51%, 2.52%, and 2.53% for the years ended December 31, 1995, 1994 and 1993, respectively. These increases in interest expense also represent higher deposit costs as customers shifted into higher yielding deposit products.

      Net interest income increased 9.79% to $13,872,000 in 1995 from $12,635,000 in 1994 and 4.91% in 1994 from $12,044,000 in 1993. The net interest margin between interest-earning assets and interest-bearing liabilities increased to 5.50% for the year ended December 31, 1995 from 5.24% for the year ended December 31, 1994. The net interest margin in 1993 was 5.06%. The net yield on interest-earning assets was 7.91% in 1995 compared to 7.02% in 1994 and 6.95% in 1993. The increases in net interest margins and net yields on interest-earning assets from 1993 to 1994 resulted from the changes in interest income and expenses as described above, primarily driven by changes in volumes of interest- earning assets and interest-bearing liabilities including a shift in the asset mix whereby loans increased as a percentage of total earning assets. The increases in net interest margins and net yields on interest-earning assets from 1994 to 1995 resulted from the changes in interest income and expenses as described above, primarily driven by increases in yields on interest-earning assets and rates paid on interest-bearing liabilities.

      NONINTEREST INCOME. Jefferson Guaranty Bancorp derives a significant portion of its noninterest income from traditional retail banking services including various account charges and service fees and from trust fees. Noninterest income from deposit accounts is significantly affected by competitive pricing of these services and the volume of noninterest-bearing accounts. Service charge income was $2,573,000, $2,564,000 and $2,832,000 for the years ended December 31, 1995, 1994, and 1993, respectively. The decrease from 1993 to 1994 was primarily a result of lower NSF fee income and lower account analysis fee income. Trust fee income increased 16.9% and 10.9% for the years 1995 and 1994, respectively, to $925,000 in 1995 from $791,000 in 1994 and $713,000 in 1993. Noninterest income for 1993 included a $439,000 gain on the sale of investment securities.

      NONINTEREST EXPENSE. Noninterest expense was $15,067,000, $14,467,000 and $14,225,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Personnel expenses increased 8.2% and 6.0% in 1995 and 1994, respectively, to $6,819,000 in 1995 from $6,301,000 in 1994 and $5,947,000 in 1993. Occupancy expense increased to $2,259,000 in 1995 from $2,059,000 in 1994 and $1,876,000 in 1993. Equipment expense increased to $1,668,000 in 1995 from $1,476,000 in 1994 and $1,176,000 in 1993 primarily due to additional depreciation expense and maintenance related to purchases of new equipment, new branch locations, and investments in technology. Litigation expenses decreased from $627,000 in 1993 to $284,000 in 1994 and $125,000 in 1995 as legal issues arising from events prior to Jefferson Guaranty Bancorp's acquisition of Jefferson Guaranty Bank in 1988 have been substantially resolved. Other expense decreased to $4,196,000 in 1995 from $4,347,000 and $4,599,000 in 1994 and 1993, respectively. The reduction in other expenses in 1995 and 1994 was primarily due to decreases in expenses relating to other real estate, partially offset by increases in business development expenses, including advertising. The reduction in other expenses in 1995 was also affected by the decrease in FDIC insurance premiums.

      INCOME TAXES. The Company adopted Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes, effective January 1, 1993, recording a cumulative effect of change in accounting for income taxes of $1,083,000. This positive impact on 1993 earnings was partially offset by income tax expense totaling $450,000. There was no net income tax expense or benefit recorded in 1994 or 1995.

RETURN ON EQUITY AND ASSETS

                                                      Years Ended December 31,
                                                      -------------------------
                                                        1995             1994
                                                      --------        ---------
 Return on average assets                                1.05%             .76%

 Return on average equity                               15.80%           12.37%

 Average equity to average assets                        6.62%            6.18%

AVERAGE BALANCES AND INTEREST RATES, INTEREST YIELD/RATES. The following table sets forth average balances of interest- earning assets and interest-bearing liabilities, the amount of interest earned/paid thereon, and the yield/rate for each of the three years ended December 31, 1995.


(In Thousands)
                                              1995                               1994                              1993
                                  -----------------------------     ----------------------------      ---------------------------
                                  Average                Yield/      Average              Yield/      Average              Yield/
                                  Balance     Interest    Rate       Balance   Interest    Rate       Balance   Interest    Rate
                                  -----------------------------     ----------------------------      ---------------------------
Assets:
Interest-earning assets:

Loans, net of unearned income      $159,081   $14,632     9.07%       $150,178   $12,846    8.44%     $145,327    $12,144    8.24%

Investment securities                74,379     4,240     5.70          82,854     3,749    4.52        81,333      4,077    5.01

Federal funds sold                   18,678     1,071     5.73           8,010       317    3.97        11,542        343    2.97
                                   --------   -------     ----        --------   -------    ----       -------    -------    ----


Total interest-earning assets       252,138    19,943     7.91%        241,042    16,912    7.02%      238,202     16,564    6.95%

Reserve for possible loan losses    (5,001)                            (4,706)                          (4,142)

Other assets                         32,172                             30,484                          31,122
                                   --------                           --------                         -------


 Total assets                      $279,309                           $266,820                        $265,182
                                   ========                           ========                        ========

Liabilities and
Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                    $23,685      $531     2.24%        $23,041      $489    2.12%      $22,564       $486    2.15%

Interest-bearing demand deposits     78,469     1,775     2.26          87,245     1,753    2.01        91,835      1,918    2.09

Time deposits                        68,917     3,593     5.21          56,829     1,815    3.19        59,844      1,765    2.95
                                   --------   -------     ----        --------   -------    ----       -------    -------    ----

 Total interest-bearing deposits    171,071     5,899     3.45         167,115     4,057    2.43       174,243      4,169    2.39

Long-term debt                        1,787       172     9.49           2,700       220    8.04         4,532        351    7.64
                                   --------   -------     ----        --------   -------    ----       -------    -------    ----
Total interest-bearing
  liabilities                       172,858     6,071     3.51%        169,815     4,277    2.52%      178,775      4,520    2.53%


Demand deposits                      85,334                             78,622                          70,443

Other liabilities                     2,622                              1,894                           1,759

Stockholders' equity                 18,495                             16,489                          14,205
                                   --------                           --------                         -------


  Total liabilities and            $279,309                           $266,820                        $265,182
    stockholders' equity           ========                           ========                        ========



Net interest income and margin               $ 13,872     5.50%                  $12,635    5.24%                 $12,044    5.06%
                                             ========                            =======                          =======

         RATE/VOLUME ANALYSIS. The following table sets forth changes in interest income and interest expense for each major category of interest-earning assets and interest-bearing liabilities and the amount of the respective changes attributable to volumes and rates for the periods indicated.

(In Thousands)


                                                1995/1994                                      1994/1993
                                   ----------------------------------------       -------------------------------------
                                            Change                                        Change
                                        Attributable To            Total               Attributable To         Total
                                   ------------------------       Increase        ------------------------    Increase
                                       Rate       Volume         (Decrease)           Rate     Volume        (Decrease)
                                       ----       ------         ----------           ----     ------        ----------
Interest-Earning Assets:
Investment securities               $   974      $  (483)        $   491           $  (398)   $    69          $  (329)
Federal funds sold                      142          612             754               115       (140)             (25)
Loans                                   978          808           1,786               293        409              702
                                    -------      -------         -------           -------    -------          -------
         Total interest income        2,094          937           3,031                10        338              348

INTEREST-BEARING LIABILITIES:
Savings deposits                         28           14              42                (7)        10                3
Certificates of deposit               1,148          630           1,778               146        (96)              50
Other interest-bearing deposits         220         (198)             22               (72)       (93)            (165)
Long-term debt                           39          (87)            (48)               16       (147)            (131)
                                    -------      -------         -------           -------    -------          -------
         Total interest expense       1,435          359           1,794                83       (326)            (243)
                                    -------      -------         -------           -------    -------          -------
NET INTEREST INCOME                 $   659      $   578         $ 1,237           $   (73)   $   664          $   591
                                    =======      =======         =======           =======    =======          =======

         INVESTMENT SECURITIES. At December 31, 1995, the investment securities portfolio aggregated $101,484,000, an increase of $26,864,000 from year end 1994. During 1994 there was a decrease of $14,797,000 in investment securities.

         The following table sets forth the composition of the investment portfolio at the end of each period presented (in thousands):

                                               1995              1994              1993
                                            ---------         ---------         ----------
 U. S. Treasury                              $ 29,717          $ 30,886          $ 45,193

 U S. Government agency
       and corporation obligations             71,767            43,734            44,224
                                             --------          --------          --------
      Total                                  $101,484          $ 74,620          $ 89,417
                                             ========          ========          ========

      Since the adoption of SFAS 115 effective January 1, 1994, all securities have been classified as Held to Maturity, therefore, these securities are stated at cost, adjusted for amortization of premium and accretion of discount using a method which approximates the level-yield method.

      At December 31, 1995, the Held to Maturity securities portfolio had a net unrealized gain of $234,000 with gross gains of $370,000 and gross losses of $136,000. There were no investment sales during 1995 or 1994. Gross gains of $439,000 were realized on investment sales during 1993.

      The following table presents selected repricing information for investment securities at December 31, 1995 (in thousands):




                                         One Year           One to           After Five
                                          or Less         Five Years            Years
                                        -----------       ----------         -----------
 Held to Maturity:

      U. S. Treasury:

          Amount                         $ 29,717                --               --

          Yield                              5.25%               --               --


      U. S. Government agency and
      corporation obligations:

          Amount                           71,344           $   423               --

          Yield                              5.99%            10.60%              --
                                         --------           -------         --------
      Total                              $101,061           $   423               --
                                         ========           =======         ========

    See Note C to Jefferson Guaranty Bancorp's Consolidated Financial Statements appearing elsewhere in this Proxy Statement/Prospectus for information concerning the amortized cost and estimated fair values of Jefferson Guaranty Bancorp's investment securities at December 31, 1995 and 1994.

         LOANS. Jefferson Guaranty Bancorp engages in commercial and consumer lending. In accordance with the lending policy established by Jefferson Guaranty Bancorp's Board of Directors, each loan is evaluated based on cash flow, equity invested, collateral adequacy and character of the borrower. In addition, such other factors as market conditions for the borrower's business or project and prevailing economic trends and conditions are considered.

    The following table sets forth the type and amount of loans outstanding as of the date indicated (in thousands):


                                                                   December 31,
                                 ----------------------------------------------------------------------------------
                                   1995              1994             1993               1992                1991
                                 --------         ----------        --------           --------            --------
 Commercial, financial           $ 47,423         $ 51,815          $ 46,068           $ 48,248            $ 53,450
      and industrial
 Real estate - construction         4,367            4,961             6,739              6,890               6,168

 Real estate - mortgage            54,919           63,323            62,401             69,113              61,640
 Industrial revenue bonds             289              437             2,651              4,060               5,557

 Consumer                          47,931           43,400            27,415             19,899              15,776

 Other loans                          773              443               845                714                 105
                                 --------         --------          --------           --------            --------
      Total loans                 155,702          164,379           146,119            148,924             142,696

      Unearned Income                (113)            (123)             (236)              (401)               (755)
                                 --------         --------          --------           --------            --------
      Total loans (net)          $155,589         $164,256          $145,883           $148,523            $141,941
                                 ========         ========          ========           ========            ========

         Jefferson Guaranty Bancorp's lending activities are concentrated primarily in the Greater New Orleans Area. Its customers are engaged in various business activities and have diverse economic characteristics.

         Although average loans increased during the three years ended December 31, 1995, from $145,327,000 in 1993, to $150,178,000 and $159,081,000 in 1994
and 1995, respectively, the end-of-period balance outstanding in loans as of December 31, 1995 reflects the decline which was experienced throughout 1995.

         The following table provides information concerning loan portfolio repricing as of December 31, 1995:

(In Thousands)

                            One Year             One to            After Five
                             or Less          Five Years             Years              Total
                           ----------         -----------        ------------        -----------
          Commercial       $   76,943         $    23,314        $      7,460        $   107,717

          Consumer             17,824              25,465               4,583             47,872
                           ----------         -----------        ------------        -----------
                           $   94,767         $    48,779        $     12,043        $   155,589
                           ==========         ===========        ============        ===========



         As of December 31, 1995, loans repricing after one year which have fixed interest rates total $28,336,000 and variable interest rates total $32,486,000.

         NONPERFORMING ASSETS. Management classifies loans as nonperforming when they are either on nonaccrual, accruing but past due ninety days or more, or a troubled debt restructuring. Loans are automatically placed on nonaccrual when principal or interest is past due ninety days or more, unless the loan is both well secured and in the process of being collected. Additionally, loans are placed on nonaccrual when collection of all principal or interest is deemed unlikely. Loans totaling $364,000 were classified as nonperforming at year-end 1995, compared to $661,000 for 1994, and $555,000 for 1993. If these loans had performed in accordance with their original terms, interest income would have increased by $38,000 for both 1995 and 1994, and $79,000 for 1993, respectively. Income recognized on nonaccrual loans totaled $23,000, $133,000, and $74,000 in 1995, 1994 and 1993, respectively. The following table summarizes the risk element in the loan portfolio and real estate acquired through foreclosure:

(In Thousands)

                                                                   December 31,
                                      ------------------------------------------------------------------------
                                        1995             1994             1993            1992           1991
                                       ------           ------          -------         -------        -------
 Nonaccrual loans                       $322            $376            $  549          $1,177          $5,087

 Accruing loans past due                  --              --                 6              17               4
          ninety days or more

 Troubled debt restructuring              42             285                --           2,575           3,265
                                        ----            ----            ------          ------          ------
 Nonperforming loans
                                        $364            $661            $  555          $3,769          $8,356
                                        ====            ====            ======          ======          ======
 Real estate acquired through
          foreclosure (net)             $ 23            $178            $1,006          $5,889          $4,823
                                        ====            ====            ======          ======          ======

         Management is not aware of any loans classified for regulatory purposes as loss, doubtful, substandard, or special mention and excluded from the above table which: (1) represents or results from trends or uncertainties that will materially impact future operating results, liquidity or capital reserves, or (2) represents credits with material unrecognized exposure about which management is aware of any information which causes doubts as to the ability of such borrowers to comply with the loan repayment terms.

         RESERVE FOR POSSIBLE LOAN LOSSES. The reserve for possible loan losses is maintained to provide for possible losses in the loan portfolio. On January 1, 1995 Jefferson Guaranty Bancorp adopted SFAS No. 114, as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." In accordance with SFAS No. 114, the portion of the 1995 reserve for possible loan losses related to loans identified as impaired is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral dependent loans.

         The determination of the balance in the reserve for possible loan losses is based on an analysis of the loan portfolio and reflects an amount which, in management's judgment, is adequate to provide for potential loan losses after giving consideration to the character of the loan portfolio, loan concentrations, current year charge-offs, historical ratios of charge-offs to average loans, trends in portfolio volumes, delinquencies, nonaccrual loans, current economic conditions, and such other factors that deserve current recognition in estimating loan losses. The provision for possible loan losses is charged to operating expenses.

         The following table sets forth loan loss experience and certain information relating to the reserve for loan losses as of the dates and or the periods indicated (in thousands):

                                        1995              1994               1993             1992                 1991
                                       ------            ------             ------           ------               ------
 Balance at beginning of year          $4,801            $4,520             $3,675           $3,469               $3,852

 Provision charged to expense              --                --                800            1,300                1,615


 Charge-offs:
    Consumer                              103               112                132              188                  145
    Commercial and all other              279               485                716            1,951                2,629
                                       ------            ------             ------           ------               ------
    Total charge-offs                     382               597                848            2,139                2,774
                                       ------            ------             ------           ------               ------

 Recoveries:
    Consumer                               82               116                105              179                  147
    Commercial and all other              502               762                788              866                  629
                                       ------            ------             ------           ------               ------

    Total recoveries                      584               878                893            1,045                  776
                                       ------            ------             ------           ------               ------
 Net loan charge-offs                    (202)             (281)               (45)           1,094                1,998
 (recoveries)
                                       ------            ------             ------           ------               ------

 Balance at end of year                $5,003            $4,801             $4,520           $3,675               $3,469
                                       ======            ======             ======           ======               ======

    Net loan charge-offs as a %
    of average loans and leases          (.13)%            (.19)%             (.03)%            .76%                1.48%
    Recoveries as a % of charge-      (152.88)%         (147.07)%          (105.31)%         (48.85)%             (27.97)%
    offs

    Reserve for possible loan            3.22%             2.92%              3.10%            2.47%                2.44%
    losses as a % of year-end
    loans and leases


         The following table sets forth the approximate dollar amount of the reserve for loan losses allocable to the stated loan categories, and the percent of total loans in each such category as of December 31 for each period presented:


(Dollars In Thousands)

                     1995                    1994                   1993                  1992                1991
              -------------------     -------------------     ------------------     ----------------    ---------------
                         Percent                 Percent                Percent              Percent            Percent
               Allow.   of Loans       Allow.    of Loans      Allow.   of Loans      Allow. of Loans    Allow. of Loans
              --------  ---------     --------   --------     --------  --------     ------- --------    ------ --------
Commercial    $2,040         69%       $2,199         74%       $1,978       81%      $1,822      87%    $2,146      89%
Consumer       1,147         31%        1,082         26%          817       19%         390      13%       301      11%
Unallocated    1,816        -- %        1,520        -- %        1,725      -- %       1,463     -- %     1,022     -- %
              ------     ------        ------       ----        ------     ----       ------    ----     ------    ----
              $5,003        100%       $4,801        100%       $4,520      100%      $3,675     100%    $3,469     100%
              ======     ======        ======       ====        ======     ====       ======    ====     ======    ====

      INTEREST RATE SENSITIVITY. Interest rate risk is the potential impact of changes in interest rates on net interest income and results from disparities in repricing opportunities of assets and liabilities over a period of time. Management estimates the effects of changing interest rates and various balance sheet strategies on the level of net interest income. Management may alter the mix of floating and fixed-rate assets and liabilities or change pricing schedules as a means of limiting interest rate risk.

      Presented below is the interest rate sensitivity position at December 31, 1995. This profile is based on a point in time and does not consider subsequent changes in interest rate levels or spreads between asset and liability categories.

(In Thousands)



                                     0-3          4-12           1-5            After 5         Total
                                    Months        Months         Years           Years
                                   --------       -------       -------         -------        --------
Assets:
  Loans, excluding non-accruals    $ 75,771       $19,466       $49,218        $ 10,812        $155,267

  Investment securities              46,851        54,169           464              --         101,484

  Fed funds                           8,580            --            --              --           8,580

  Int-bearing deposits in banks          46            --            --              --              46
                                   --------       -------       -------        --------        --------
   Total interest-earning assets    131,248        73,635        49,682          10,812         265,377

   Noninterest-earning assets            --            --            --          32,457          32,457
                                   --------       -------       -------        --------        --------

   Total assets                    $131,248       $73,635       $49,682        $ 43,269        $297,834
                                   ========       =======       =======        ========        ========
Sources of funds:

  Savings deposits                       --       $24,053            --              --         $24,053

  NOW accounts                     $ 26,691            --            --              --          26,691

  Money Market accounts              51,064            --            --              --          51,064

  Time deposits                      25,364        37,213       $17,439              --          80,016

  Long term debt                      1,250            --            --              --           1,250
                                   --------       -------       -------        --------        --------

  Total int-bearing liabilities     104,369        61,266        17,439              --         183,074

  Noninterest-bearing deposits           --            --            --        $ 92,772          92,772

  Other liabilities                      --            --            --           2,134           2,134

  Shareholders' equity                   --            --            --          19,854          19,854
                                   --------       -------       -------        --------        --------

   Total source of funds           $104,369       $61,266       $17,439        $114,760        $297,834
                                   ========       =======       =======        ========        ========

Repricing gap                      $ 26,879       $12,369       $32,243        $(71,491)

Cumulative repricing gap             26,879        39,248        71,491             --

Cumulative repricing gap/
 total assets                          9.02%        13.18%        24.00%

  DEPOSITS. The following table sets forth average deposits and rates paid on such deposits for the periods indicated (in thousands):

                                                                 Years Ended December 31,
                                            -----------------------------------------------------------------
                                                      1995                                    1994
                                            -----------------------------          --------------------------
                                              Amount             Rate                 Amount           Rate
                                            ----------        -----------          -----------       --------
Noninterest-bearing demand deposits         $  85,334              --               $  78,622             --

Interest-bearing demand deposits               78,469           2.26%                  87,245           2.01%

Savings deposits                               23,685           2.24%                  23,041           2.12%

Time deposits                                  68,917           5.21%                  56,829           3.19%
                                            ---------                               ---------
Total                                       $ 256,405                               $ 245,737
                                            =========                               =========

  Maturities of time deposits of $100,000 or more outstanding as of December 31, 1995 are summarized as follows (in thousands):


                                                                             December 31, 1995
                                                                             -----------------
 3 months or less                                                                $  3,640

 Over 3 through 6 months                                                            3,975

 Over 6 through 12 months                                                           2,696

 Over 12 months                                                                     2,929
                                                                                 --------

 Total                                                                           $ 13,240
                                                                                 ========


  LIQUIDITY. Liquidity for a financial institution can be expressed in terms of maintaining sufficient funds available to meet both expected and unanticipated obligations in a cost-effective manner. Adequate liquidity allows the Company to meet the demands of both the borrower and the depositor on a timely basis, as well as pursue other business opportunities as they arise. Thus, liquidity is maintained through the Company's ability to convert assets into cash, manage the maturities of liabilities and generate funds on a short-term basis through the national Federal funds market.


  Federal funds sold totaling $8.6 million provide the major source of liquidity at December 31, 1995. Cash flows from repayments and maturities from the securities and loan portfolios provide an additional source of liquidity. Excluding prepayments from mortgage-backed securities, $65.4 million, or 65%, of the securities portfolio and $49.9 million, or 32%, of total loans, have contractual maturities of one year or less.

  The Company relies largely on core deposits to fund loan demand and long-term investments. Core deposits, defined as total deposits less time deposits of $100 thousand or more, have increased, ending the year at $261.4 million which compares to $240.7 million and $240.9 million at the end of 1994 and 1993, respectively. Although the Company prefers to meet liquidity requirements through internally generated funding sources and through the matching of maturities of assets and liabilities, it also maintains funding relationships with other financial institutions.

  The parent company requires liquidity to pay preferred dividends to its shareholders, to meet operating expenses and to service its requirements on its long-term debt. The parent company relies on dividends from its subsidiary, Jefferson Guaranty Bank.

  CAPITAL. As of December 31, 1995 and 1994, Jefferson Guaranty Bancorp and its subsidiary, Jefferson Guaranty Bank are in compliance with applicable regulatory capital requirements as set forth in the following table (dollars in thousands):

                                                                Jefferson Guaranty Bancorp
                                                           ------------------------------------------------------
                                                                       December 31,
                                                           ------------------------------------------------------

                                                               1995                 1994
                                                           -----------           ----------
Capital:
    Tier I                                                     $19,296              $16,444

    Tier II                                                      2,138                2,110
                                                               -------              -------

         Total capital                                         $21,434              $18,554


                                                                                                    Regulatory
                                                                1995                  1994            Minimum
                                                            -------------         -------------   ---------------
Ratios:
    Tier I capital to risk-weighted assets                      11.28%                9.74%            4.0%

    Total capital to risk-weighted assets                       12.74%               11.17%            8.0%

    Leverage Ratio                                               6.61%                6.14%            4.0%




                                                                        Jefferson Guaranty Bank
                                                           ------------------------------------------------------
                                                                             December 31,
                                                           ------------------------------------------------------
                                                              1995                1994
                                                           ----------          -----------
 Capital:
     Tier I                                                  $20,226              $18,602

     Tier II                                                   2,138                2,110
                                                             -------              -------

         Total capital                                       $22,364              $20,712
                                                             =======              =======


                                                                                                    Regulatory
                                                            1995                  1994                Minimum
                                                           ----------          -----------        ---------------
 Ratios:
     Tier I capital to risk-weighted assets                   12.05%              11.20%               4.0%

     Total capital to risk-weighted assets                    13.32%              12.47%               8.0%

     Leverage Ratio                                            6.93%               6.94%               4.0%

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair value of certain financial assets and liabilities as of December 31, 1995 is disclosed in Note Q of Jefferson Guaranty Bancorp's Consolidated Financial Statements appearing elsewhere in this Proxy Statement/Prospectus. Fair values were determined based on market quotes, where available, or were calculated using discounted cash flows, if no market quotes were available. The differences between fair values and book values were primarily caused by differences between contractual and market interest rates at year-end.

         Fluctuations in fair value will occur as interest rates change. Since the repricing of assets and liabilities are relatively matched, changes in fair values are not expected to have a material impact on Jefferson Guaranty Bancorp's financial condition, results of operations, liquidity or capital resources.

                                 LEGAL OPINION

         Watkins Ludlam & Stennis, P.A., of Jackson, Mississippi has rendered its opinion that the shares of Deposit Guaranty Common Stock to be issued in connection with the Mergers have been duly authorized and if and when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

                                    EXPERTS

         The consolidated financial statements of Deposit Guaranty as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994, consolidated financial statements refers to a change in the method of accounting for debt securities.

         With respect to the unaudited interim financial information for the periods ended March 31, 1996 and 1995 and June 30, 1996 and 1995, incorporated by reference herein, KPMG Peat Marwick LLP has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Deposit Guaranty's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Act.

         The consolidated financial statements of Jefferson Guaranty Bancorp as of December 31, 1995, 1994 and 1993 and for the years then ended included in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein and in the registration statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the changes in methods of accounting for investment securities in 1994 and income taxes in 1993 as discussed in Note A to the audited financial statements.

                                 OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, the Board of Directors of Jefferson Guaranty Bancorp knows of no matters which will be presented for consideration at the Meeting other than as set forth in the Notice of such Meeting attached to this Proxy Statement/Prospectus. However, if any other matters shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                   JEFFERSON GUARANTY BANCORP AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




Consolidated Financial Statements for the Years Ended December 31, 1995, 1994 and 1993:

      Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-3

      Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-4

      Consolidated Statements of Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-5

      Consolidated Statements of Changes in Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . .   F-6

      Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-7

      Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-8


Consolidated Financial Statements for the Six Months Ended June 30, 1996 and 1995 (Unaudited):

      Consolidated Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-26

      Consolidated Statements of Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-27

      Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-28

      Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-29

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board
  of Directors of Jefferson Guaranty Bancorp:

  We have audited the accompanying consolidated balance sheets of Jefferson Guaranty Bancorp (a Delaware corporation) and subsidiary as of December 31, 1995, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jefferson Guaranty Bancorp and subsidiary as of December 31, 1995, 1994 and 1993 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

  As discussed in Note A to the financial statements, effective January 1, 1994, the Company changed its method of accounting for investment securities, and effective January 1, 1993, the Company changed its method of accounting for income taxes.





New Orleans, Louisiana
January 24, 1996

                  JEFFERSON GUARANTY BANCORP AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)


                                                                                                 DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                  1995            1994            1993
------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                               $ 22,128        $ 21,239        $ 17,062
Federal funds sold                                                                       8,580           2,780          11,500
Total Cash and Cash Equivalents                                                         30,708          24,019          28,562
Investment securities - at amortized cost (fair value $101,718,
   $72,194 and $89,630 as of December 31, 1995, 1994 and 1993 respectively)            101,484          74,620          89,417
Loans, net of unearned discount and fees                                               155,589         164,256         145,883
   Reserve for possible loan losses                                                     (5,003)         (4,801)         (4,520)
------------------------------------------------------------------------------------------------------------------------------
         Loans, net                                                                    150,586         159,455         141,363
Premises and equipment                                                                  11,621          10,260           7,992
Intangible asset                                                                           558             767             854
Other real estate, net                                                                      23             178           1,006
Other assets                                                                             2,854           2,162           2,283
------------------------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                                       $297,834        $271,461        $271,477
==============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------
Deposits
   Noninterest bearing                                                                $ 92,772        $ 86,130        $ 79,266
   Interest bearing                                                                    181,824         164,043         171,540
------------------------------------------------------------------------------------------------------------------------------
         Total deposits                                                                274,596         250,173         250,806

Other liabilities                                                                        2,134           1,727           2,093
Long-term debt                                                                           1,250           2,350           3,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES                                                             277,980         254,250         255,899

Stockholders' equity
   Preferred stock - authorized 16,200 shares; issued
         3,484 shares Series C Cumulative Convertible                                    3,484           3,484           3,484
   Common stock - authorized 5,000,000 shares of common
         stock, $1.00 par value; issued 1,244,375 shares                                 1,244           1,244           1,244
   Surplus                                                                               9,746           9,746           9,746
   Accumulated earnings                                                                  5,380           2,737           1,104
------------------------------------------------------------------------------------------------------------------------------

         TOTAL STOCKHOLDERS' EQUITY                                                     19,854          17,211          15,578
------------------------------------------------------------------------------------------------------------------------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $297,834        $271,461        $271,477
==============================================================================================================================



The accompanying notes are an integral part of these financial statements.

                  JEFFERSON GUARANTY BANCORP AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF INCOME
                            (DOLLARS IN THOUSANDS)

                                                                                                      YEAR ENDED
                                                                                                      DECEMBER 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                          1995            1994            1993
-------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
   Loans, including fees                                                                $14,632         $12,846         $12,144
   Federal funds sold                                                                     1,071             317             340
   U. S. Government, Federal agency and corporation obligations                           4,240           3,749           4,080
-------------------------------------------------------------------------------------------------------------------------------
         Total interest income                                                           19,943          16,912          16,564

INTEREST EXPENSE
   Deposits                                                                               5,899           4,057           4,169
   Long-term debt                                                                           172             220             351
-------------------------------------------------------------------------------------------------------------------------------
         Total interest expense                                                           6,071           4,277           4,520

NET INTEREST INCOME                                                                      13,872          12,635          12,044
Provision for possible loan losses                                                         -                -               800
-------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for possible loan losses                             13,872          12,635          11,244
OTHER OPERATING INCOME
   Service charges                                                                        2,573           2,564           2,832
   Security gains                                                                          -               -                439
   Trust fees                                                                               925             791             713
   Other                                                                                    619             517             614
-------------------------------------------------------------------------------------------------------------------------------
         Total other operating income                                                     4,117           3,872           4,598

OTHER OPERATING EXPENSES
   Personnel                                                                              6,819           6,301           5,947
   Occupancy                                                                              2,259           2,059           1,876
   Equipment                                                                              1,668           1,476           1,176
   Litigation                                                                               125             284             627
   Other operating expenses                                                               4,196           4,347           4,599
-------------------------------------------------------------------------------------------------------------------------------
         Total other operating expenses                                                  15,067          14,467          14,225
-------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES, EXTRAORDINARY GAIN AND
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE                                                                              2,922           2,040           1,617
Income tax expense                                                                         -               -                450
-------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE EXTRAORDINARY GAIN AND
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE                                                                              2,922           2,040           1,167
Extraordinary gain on early retirement of debt, net of tax of $240                         -               -                514
-------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                                                   2,922           2,040           1,681
Cumulative effect of change in accounting for income taxes                                 -               -              1,083
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                                2,922           2,040           2,764
Preferred dividend requirements                                                             279             279             251
-------------------------------------------------------------------------------------------------------------------------------
INCOME APPLICABLE TO COMMON SHARES                                                      $ 2,643         $ 1,761         $ 2,513
===============================================================================================================================
Earnings per share data shown on F-5.

The accompanying notes are an integral part of these financial statements.


                                  (CONTINUED)

                  JEFFERSON GUARANTY BANCORP AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)

                                                                                                      YEAR ENDED
                                                                                                      DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE                                                                        1995            1994            1993
------------------------------------------------------------------------------------------------------------------------------
Primary earnings per share before extraordinary gain
   and cumulative effect of change in accounting principle                               $2.00           $1.36          $  .74
Extraordinary gain                                                                         -               -               .41
Cumulative effect of change in accounting for income taxes                                 -               -               .86
------------------------------------------------------------------------------------------------------------------------------
   NET INCOME                                                                            $2.00           $1.36           $2.01
==============================================================================================================================

Fully diluted earnings per share before extraordinary gain
   and cumulative effect of change in accounting principle                               $1.74           $1.24         $  .73
Extraordinary gain                                                                        -               -               .32
Cumulative effect of change in accounting for income taxes                                -               -               .68
-----------------------------------------------------------------------------------------------------------------------------
   NET INCOME                                                                            $1.74           $1.24          $1.73
=============================================================================================================================

                  JEFFERSON GUARANTY BANCORP AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CHANGES IN
                             STOCKHOLDERS' EQUITY
                            (DOLLARS IN THOUSANDS)


                                                                YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                             ----------------------------------------------------------------------------
                                                                         ACCUMULATED                    TOTAL
                                                                          EARNINGS     TOTAL COMMON   PREFERRED
                                             COMMON STOCK   SURPLUS       (DEFICIT)       EQUITY        STOCK       TOTAL
                                             ----------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1992                 $  942       $6,300      $ (1,409)       $ 5,833        $6,200       $12,033

Dividends on Preferred Stock                     -            -           (251)          (251)           -           (251)

Sale of Stock Units                             348           -             -             348         3,484         3,832

Repurchase and retirement of
   Series A and B Preferred
   and Class A Common                           (46)       3,446            -           3,400        (6,200)       (2,800)

Net Income for the Year 1993                     -            -          2,764          2,764            -          2,764
                                             ----------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1993                  1,244        9,746         1,104         12,094         3,484        15,578

Dividends on Preferred Stock                     -            -           (279)          (279)           -           (279)

Purchase JBI Stock Warrant*                      -            -           (128)          (128)           -           (128)

Net Income for the Year 1994                     -            -          2,040          2,040            -          2,040
                                             ----------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1994                  1,244        9,746         2,737         13,727         3,484        17,211

Dividends on Preferred Stock                     -            -           (279)          (279)           -           (279)

Net Income for the Year 1995                     -            -          2,922          2,922            -          2,922
                                             ----------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1995                 $1,244       $9,746       $ 5,380        $16,370        $3,484       $19,854
                                             ============================================================================


* See NOTE  L.





The accompanying notes are an integral part of these financial statements.

                  JEFFERSON GUARANTY BANCORP AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                                                                      YEAR ENDED
                                                                                                      DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                        1995            1994             1993
------------------------------------------------------------------------------------------------------------------------------
OPERATING  ACTIVITIES
       Net income                                                                      $ 2,922         $ 2,040         $ 2,764
       Adjustments to reconcile net income to net cash provided by operations:
         Depreciation and amortization                                                   1,651           1,421           1,238
         Amortization and accretion of investment securities, net                       (1,085)            (52)            (56)
         Decrease in net interest receivables and payables                                 197              87             135
         Decrease (increase) in net other receivables and payables                         100            (139)             40
         Litigation, legal and claim settlements, net of noncash adjustments              (481)           (242)            367
         Net gain on sale of property and securities                                      -                (71)           (443)
         Extraordinary gain on early retirement of debt                                   -                -              (754)
         Provision for possible loan losses                                               -                -               800
         Provision for possible losses on disposition of other real estate                -                 33             274
         Cumulative effect of change in accounting principle                              -                -            (1,083)
         Deferred income tax expense                                                      -                -               690
         Other, net                                                                         10             -              -
------------------------------------------------------------------------------------------------------------------------------
     NET CASH PROVIDED BY OPERATIONS                                                     3,314           3,077           3,972

INVESTING  ACTIVITIES
         Purchases of investment securities                                           (101,060)        (39,567)        (77,478)
         Proceeds from maturities and payments of investment securities                 75,281          54,416          61,914
         Proceeds from sales of investment securities                                     -               -              7,251
         Net loan fundings                                                               8,890         (18,138)          2,780
         Purchases of premises and equipment, net of sales proceeds                     (2,931)         (3,086)           (946)
         Proceeds from sales of other real estate, net of capitalized costs                151             445           4,599
------------------------------------------------------------------------------------------------------------------------------
     NET CASH UTILIZED IN INVESTING ACTIVITIES                                         (19,669)         (5,930)         (1,880)

FINANCE  ACTIVITIES
         Net increase (decrease) in demand deposits, NOW, money market and
         savings accounts                                                                2,952          (1,798)          4,487
         Net increase (decrease) in certificates of deposit                             21,471           1,165          (5,355)
         Proceeds from sale of common and preferred stock                                 -               -              3,832
         Repurchase of stock                                                              -               -             (2,800)
         Purchase of JBI stock warrant                                                    -               (128)           -
         Dividends paid on preferred stock                                                (279)           (279)           (251)
         Proceeds from long-term debt                                                     -               -              3,500
         Repayment of long-term debt                                                    (1,100)           (650)         (5,746)
------------------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (UTILIZED IN) FINANCING ACTIVITIES                                 23,044          (1,690)         (2,333)
------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     6,689          (4,543)           (241)
Cash and cash equivalents at beginning of year                                          24,019          28,562          28,803
------------------------------------------------------------------------------------------------------------------------------
CASH  AND  CASH  EQUIVALENTS  AT  END  OF  YEAR                                        $30,708         $24,019         $28,562
==============================================================================================================================




The accompanying notes are an integral part of these financial statements.

                  JEFFERSON GUARANTY BANCORP AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993



NOTE A - SUMMARY OF ACCOUNTING POLICIES

Jefferson Guaranty Bancorp (the "Company") through its wholly owned subsidiary, Jefferson Guaranty Bank (the "Bank"), provides a wide range of financial services throughout the New Orleans, Louisiana metropolitan area, including the surrounding parishes of Jefferson and St. Tammany. These services include commercial, retail and mortgage loans, as well as cash management and trust services. The Bank, through an alliance with a third party brokerage firm, also offers alternative investments, including stocks, bonds, mutual funds and annuities.

The accounting and reporting policies the Company and the Bank conform with generally accepted accounting principles and practices within the banking industry. The following summarizes significant accounting policies:


Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.


Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Investment Securities

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of securities into one of three categories: Trading, Available-for-Sale, or Held-to-Maturity. Adoption of the new standard had no effect on the Company's financial statements, since all investments were classified as Held-to-Maturity.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically. Securities are classified as Held-to-Maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities not classified as Held-to-Maturity or Trading will be classified as Available-for-Sale.

Available-for-Sale securities will be presented at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity.

As of December 31, 1995, all securities were classified in the Held-to-Maturity category, therefore these securities are stated at cost, adjusted for amortization of premium and accretion of discount using a method which approximates the level-yield method. Gains and losses are recognized when securities are sold, based on the specific identification method.

Loans

Loans are reported at their principal amounts, net of unearned discount, unearned fees, and the reserve for possible loan losses. Interest income is accrued daily as earned on all loans not discounted. Income is not accrued on loans if collection of the interest or any portion of the principal is deemed by management to be unlikely. Income on discounted loans is recognized using the sum-of-the-months digits method which does not produce results materially different from the interest method.

Loan origination and commitment fees are generally amortized over the contractual life of the related loans. Commitment fees related to standby letters of credit are recognized over the commitment period. Due to the immaterial effect on the Company's financial statements, certain commercial lending costs and installment lending fees and costs were not capitalized and amortized as an adjustment of the related loans' yield as is required by SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases."


Reserve for Possible Loan Losses

The reserve for possible loan losses is maintained to provide for possible losses inherent in the loan portfolio. On January 1, 1995 the Company adopted SFAS No. 114, as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." In accordance with SFAS No. 114, the portion of the 1995 reserve for possible loan losses related to loans identified as impaired is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral dependent loans.

The determination of the balance in the reserve for possible loan losses is based on an analysis of the loan portfolio and reflects an amount which, in management's judgement, is adequate to provide for potential loan losses after giving consideration to the character of the loan portfolio, loan concentrations, current year charge-offs, historical ratios of charge-offs to average loans, trends in portfolio volumes, delinquencies, nonaccrual loans, current economic conditions, and such other factors that deserve current recognition in estimating loan losses. The provision for possible loan losses is charged to operating expenses.


Other Real Estate

Other Real Estate acquired principally through foreclosure is stated, net of reserves, at the lower of outstanding loan balance at the date of foreclosure or fair value less selling cost. Subsequent reductions of the carrying value are charged to operating expenses. The net carrying value of Other Real Estate is based upon management's continuing evaluation of property market values and
the current economic environment.   Gains and losses are recognized when
properties are sold. In accordance with SFAS No. 114, a loan is classified as in-substance foreclosure when the Company takes possession of the underlying collateral regardless of whether formal foreclosure proceedings have occurred.


Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided principally on the straight-line basis over the estimated useful life of each type of asset. Leasehold improvements are amortized over the life of the respective lease or the estimated useful lives of the improvements, whichever is shorter.


Income Taxes

Effective January 1, 1993, the Company adopted SFAS No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance is established. The measurement of tax assets and liabilities is based on enacted tax laws. Income tax expense or benefit is based on income reported for financial accounting purposes. The change in the net deferred tax position between periods represents the deferred tax expense or benefit recognized as a component of income tax expense in the financial statements.


Intangible Asset

The intangible asset primarily represents the excess of the cost of the Bank over the fair value of its net assets at January 12, 1988, the date of acquisition by the Company, and is being amortized using the straight-line method over a fifteen year period. Amortization expense charged to operations during 1995, 1994 and 1993 was $87,000.


Cash Equivalents

For purposes of reporting cash flows, cash equivalents include amounts due from banks and Federal funds sold. Generally, Federal funds are sold for periods of less than 30 days, commonly for one-day periods.


NOTE B - CASH AND DUE FROM BANKS


The Bank is required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits. The average balances maintained during 1995, 1994 and 1993 for such purpose were $2,050,000, $2,022,000 and $1,524,000, respectively.

NOTE C - INVESTMENT SECURITIES

The approximate book values, gross unrealized gains (losses) and fair values of investment securities at December 31, 1995, 1994 and 1993 are shown below (in thousands). Fair values were determined from quoted prices.

                                                                                     DECEMBER 31, 1995

                                                                                    GROSS              GROSS
                                                                        BOOK        UNREALIZED        UNREALIZED          FAIR
                                                                       VALUE         GAINS             LOSSES            VALUE
-------------------------------------------------------------------------------------------------------------------------------
U. S. Treasury obligations                                          $ 29,717        $ 24            $ (17)             $ 29,724
U. S. Government agency and corporation obligations:
         Adjustable Rate Mortgages ("ARMs")                           26,747         274              (72)               26,949
         Fixed Rate Mortgages                                            874          40                -                   914
         U. S. Small Business Administration
           guaranteed loans                                           10,670          11               (8)               10,673
         Other                                                        33,476          21              (39)               33,458
-------------------------------------------------------------------------------------------------------------------------------

         Total                                                      $101,484        $370            $(136)             $101,718
===============================================================================================================================

                                                                                       DECEMBER 31, 1994

                                                                                     GROSS             GROSS
                                                                          BOOK       UNREALIZED       UNREALIZED          FAIR
                                                                         VALUE        GAINS            LOSSES            VALUE
-------------------------------------------------------------------------------------------------------------------------------
U. S. Treasury obligations                                             $30,886       $  -         $  (323)              $30,563
U. S. Government agency and corporation obligations:
         Adjustable Rate Mortgages ("ARMs")                             27,815          3          (1,810)               26,008
         Fixed Rate Mortgages                                            1,431         32               -                 1,463
         Other                                                          14,488          -            (328)               14,160
-------------------------------------------------------------------------------------------------------------------------------
         Total                                                         $74,620        $35         $(2,461)              $72,194
===============================================================================================================================

                                                                                       DECEMBER 31, 1993

                                                                                     GROSS             GROSS
                                                                          BOOK       UNREALIZED       UNREALIZED          FAIR
                                                                         VALUE        GAINS            LOSSES            VALUE
-------------------------------------------------------------------------------------------------------------------------------
U. S. Treasury obligations                                             $45,193       $  4           $ (33)              $45,164
U. S. Government agency and corporation obligations:
         Adjustable Rate Mortgages ("ARMs")                             32,178        202             (69)               32,311
         Fixed Rate Mortgages                                            2,145        135               -                 2,280
         Other                                                           9,901          2             (28)                9,875
-------------------------------------------------------------------------------------------------------------------------------
         Total                                                         $89,417       $343           $(130)              $89,630
===============================================================================================================================

The book value and estimated market value of investment securities at December 31, 1995, by contractual maturity, is as follows (in thousands):

                                                                                             BOOK VALUE              FAIR VALUE
-------------------------------------------------------------------------------------------------------------------------------
Due in one year or less                                                                        $ 63,193                $ 63,182
Due after one year through five years                                                              -                       -
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 63,193                  63,182
Mortgage-backed securities                                                                       27,621                  27,863
U. S. Small Business Administration Guaranteed Loans                                             10,670                  10,673
-------------------------------------------------------------------------------------------------------------------------------

         Total                                                                                 $101,484                $101,718
===============================================================================================================================



Contractual maturity and/or repricing information for the mortgage-backed securities and U. S. Small Business Administration Guaranteed Loans at December 31, 1995 is as follows (in thousands):

CONTRACTUAL MATURITY OR REPRICING                                                                                         BOOK
                                                                                                                         VALUE
-------------------------------------------------------------------------------------------------------------------------------
Within one year or less                                                                                                 $37,868
After one through five years                                                                                                423
-------------------------------------------------------------------------------------------------------------------------------

         Total                                                                                                          $38,291
================================================================================================================================


At December 31, 1995, 1994 and 1993, securities with an aggregate book value of approximately $3,230,000, $4,121,000 and $4,439,000, respectively, were required to be pledged for public and trust deposits, and for other purposes required or permitted by law.


NOTE D - LOANS

The composition of the Bank's loan portfolio at December 31, 1995, 1994 and 1993 was as follows (in thousands):

                                                                                        1995            1994            1993
------------------------------------------------------------------------------------------------------------------------------
Commercial, financial and industrial                                                  $ 47,423        $ 51,815        $ 46,068
Real estate - construction                                                               4,367           4,961           6,739

Real estate - mortgages                                                                 54,919          63,323          62,401
Industrial revenue bonds                                                                   289             437           2,651
Consumer                                                                                47,931          43,400          27,415
All other loans                                                                            773             443             845
------------------------------------------------------------------------------------------------------------------------------
         Total loans                                                                   155,702         164,379         146,119
Unearned discount and fees                                                                (113)           (123)           (236)
------------------------------------------------------------------------------------------------------------------------------

Loans, net of unearned discount and fees                                              $155,589        $164,256        $145,883
==============================================================================================================================

The Bank's lending activities are concentrated primarily in the Greater New Orleans area. Its customers are engaged in various business activities and have diverse economic characteristics.

At December 31, 1995, 1994 and 1993, the Bank had loans outstanding to directors and executive officers of the Company and their related business interests aggregating approximately $4,534,000, $4,396,000, and $3,134,000, respectively. The 1995 activity of these related party loans included $996,000 in additional loans and $858,000 in loan reductions. The 1994 activity of these related party loans included $2,138,000 in additional loans and changes in composition of the Board of Directors and $876,000 in loan reductions. The 1993 activity of these related party loans included $85,000 in additional loans and $2,069,000 in loan reductions and changes in composition of the Board of Directors.


NOTE E - NONPERFORMING ASSETS

The following is a summary of nonperforming loans and other real estate as of December 31, 1995, 1994 and 1993 (in thousands):

                                                       1995     1994     1993
-------------------------------------------------------------------------------
Nonaccrual loans                                       $322     $376       $549
Accruing loans past due ninety days or more              -        -           6
Restructured loans                                       42      285         -
-------------------------------------------------------------------------------

         Total nonperforming loans                     $364     $661       $555
===============================================================================



Other Real Estate                                      $ 23     $178     $1,006
===============================================================================

As discussed in Note A, the Company adopted SFAS No. 114 effective January 1, 1995. The adoption of SFAS No. 114 did not have a material impact on the financial condition or operating results of the Company. At December 31, 1995 total loans that were considered to be impaired under SFAS No. 114 were $364,000 for which the related reserve for possible loan losses was $133,000. Average impaired loans during the year ended December 31, 1995 were approximately $513,000.

If interest had been accrued throughout the year on all nonaccruing loans, under their contractual terms, such income would have approximated $38,000 for both 1995 and 1994 and $79,000 for 1993. Interest income on nonaccruing loans is recorded only when received and when the collection of principal is no longer deemed by management to be unlikely. Interest recoveries on loans previously charged off where the principal has since been fully recovered are recorded only when received. Such interest recoveries and interest income on nonaccruing or charged-off loans totaled approximately $23,000, $133,000 and $74,000 for 1995, 1994 and 1993, respectively. Of the $322,000 of nonaccruing loans as of December 31, 1995, approximately $122,000 were current as to payment of contractual interest.

A summary of changes in the reserve for possible loan losses during 1995, 1994 and 1993 is as follows (in thousands):


                                       1995              1994           1993
--------------------------------------------------------------------------------
Balance at beginning of year          $ 4,801          $ 4,520        $ 3,675
Provision charged to operations           -               -               800
Recoveries                                584              878            893
Less:  Charge-offs                       (382)            (597)          (848)
--------------------------------------------------------------------------------

Balance at end of year                $ 5,003          $ 4,801        $ 4,520
================================================================================


NOTE F - PREMISES AND EQUIPMENT

Premises and equipment at December 31, 1995, 1994 and 1993, is summarized as follows (in thousands):


                                                    ACCUMULATED
                                                    DEPRECATION
                                                       AND             BOOK
1995                                   COST        AMORTIZATION        VALUE
--------------------------------------------------------------------------------
Buildings                             $ 5,422          $1,482         $ 3,940
Leasehold improvements                  1,952             954             998
Furniture and equipment                 7,900           4,481           3,419
Land                                    3,264             -             3,264
--------------------------------------------------------------------------------
         Total                        $18,538          $6,917         $11,621
================================================================================


                                                   ACCUMULATED
                                                   DEPRECATION
                                                       AND               BOOK
1994                                   COST        AMORTIZATION          VALUE
--------------------------------------------------------------------------------
Buildings                             $ 3,653          $1,246         $ 2,407
Leasehold improvements                  1,941             785           1,156
Furniture and equipment                 7,153           3,720           3,433
Land                                    3,264            -              3,264
--------------------------------------------------------------------------------
         Total                        $16,011          $5,751         $10,260
================================================================================

                                                      ACCUMULATED
                                                      DEPRECATION
                                                         AND              BOOK
1993                                       COST      AMORTIZATION         VALUE
--------------------------------------------------------------------------------
Buildings                                 $ 3,449         $1,050          $2,399
Leasehold improvements                      1,487            815             672
Furniture and equipment                     5,476          2,838           2,638
Land                                        2,283            -             2,283
--------------------------------------------------------------------------------
         Total                            $12,695         $4,703          $7,992
================================================================================



Total depreciation and amortization for premises and equipment amounted to $1,564,000, $1,334,000 and $1,151,000 for the years ended December 31, 1995,
1994 and 1993, respectively.

In March 1995 the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long- lived assets used in operations, including related goodwill, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.
SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 effective January 1, 1996 and the effect of adoption was not material.


NOTE G - DEPOSITS

Cash payments for interest on deposits and other borrowings for the years 1995, 1994 and 1993 amounted to $5,322,000, $4,001,000 and $4,198,000, respectively.

At December 31, 1995, 1994 and 1993, the aggregate of time certificates of deposit in denominations of $100,000 or more, amounted to $13,240,000, $9,496,000 and $9,863,000, respectively. The related interest expense was $530,000, $281,000 and $287,000 for the years 1995, 1994 and 1993, respectively.

NOTE  H  -  FEDERAL  INCOME  TAXES


As discussed in Note A, the Company accounts for income taxes using the asset and liability method of SFAS No. 109, "Accounting for Income Taxes."

The components of income tax expense for the years ended December 31, 1995, 1994 and 1993 were as follows (in thousands):

                                                                                                  1995      1994       1993
----------------------------------------------------------------------------------------------------------------------------
Current                                                                                           $ 25       $ -        $ -
Deferred                                                                                           (25)        -         450
----------------------------------------------------------------------------------------------------------------------------
         Total income tax expense                                                                 $  -       $ -        $450
============================================================================================================================


Total income tax expense differed from the amount computed by applying the statutory federal income tax rate to pretax income for the years ended December 31, 1995, 1994 and 1993 as follows (in thousands):

                                                                                               1995       1994       1993
----------------------------------------------------------------------------------------------------------------------------
Taxes at statutory federal income tax rate                                                   $  993       $ 694       $  806

Increase (decrease) resulting from:
         Nontaxable interest income                                                              (8)        (41)         (90)
         Intangible amortization and other nondeductible expenses                                53          38           32
         Income tax allocated to extraordinary gain                                               -           -         (240)
         Change in valuation allowance                                                       (1,289)       (545)           -
         Other adjustments                                                                      251        (146)         (58)
----------------------------------------------------------------------------------------------------------------------------
              Total income tax expense                                                       $    -       $   -       $  450
============================================================================================================================


The components of the Company's deferred tax assets and liabilities as of December 31, 1995, 1994 and 1993 were as follows (in thousands):

         ASSETS (LIABILITIES)                                                               1995        1994         1993
----------------------------------------------------------------------------------------------------------------------------
Reserve for possible litigation losses                                                      $   39    $   196     $   261
Reserve for possible loan losses                                                              (789)      (779)       (762)
Net operating loss carryforwards                                                             3,183      3,978       3,883
Other real estate                                                                               12         32         710
Other                                                                                          151        311         191
----------------------------------------------------------------------------------------------------------------------------
         Subtotal                                                                            2,596      3,738       4,283
         Valuation allowance                                                                (2,049)    (3,338)     (3,883)
----------------------------------------------------------------------------------------------------------------------------
              Net deferred tax asset                                                        $  547    $   400     $   400
============================================================================================================================

As of December 31, 1995, the Bank had substantial pre-acquisition net operating loss carryforwards (NOL's); however, under current tax laws governing the carryover of net operating losses in acquisitions, the utilization of such loss carryforwards are limited to approximately $45,000 per year through the year 2002, for a total future utilization of approximately $315,000. During 1995, in accordance with the provisions of SFAS No. 109, the tax benefit of the pre-acquisition NOL's has been recognized, reducing the intangible assets generated in the acquisition by $107,000. As of December 31, 1995, for tax purposes, the Company had post-acquisition NOL's of approximately $9,047,000 available to offset future taxable income which will expire in varying amounts through the year 2009.

The Company maintains a valuation allowance for portions of the recorded deferred tax assets. At each reporting period, the Company applies the evaluation criteria set forth in SFAS No. 109, as well as current banking laws and regulations, to determine the realizability of deferred tax assets and, if appropriate, records adjustments to the valuation allowance. The valuation allowance was reduced by approximately $1,289,000 in 1995 and $545,000 in 1994, which amounts are reflected as reductions of income taxes for those respective periods in the accompanying financial statements.


NOTE  I  -  LONG-TERM DEBT AND EXTRAORDINARY GAIN

As of January 1, 1993 the Company had a subordinated capital note in the aggregate principal amount of $6,000,000. During 1993 the Company purchased this capital note for $5.2 million, resulting in an extraordinary gain of $754,000 reflected net of income tax of $240,000 in the accompanying consolidated statement of income for the year ending December 31, 1993. The purchase was partially funded with a $3,500,000 bank loan currently bearing interest quarterly at the lending bank's prime rate (8.5%, 9.25% and 7.25% at December 31, 1995, 1994 and 1993, respectively). This loan is collateralized by all issued and outstanding shares of the Jefferson Guaranty Bank. The Company is subject to several loan covenants which include asset quality and equity ratios and is in compliance with all requirements as of December 31, 1995.

The Company made principal prepayments on this note totalling $1,100,000, $650,000 and $500,000 in 1995, 1994 and 1993, respectively. The remaining long-term debt is scheduled to mature as follows:

       MATURITY                                             IN THOUSANDS
--------------------------------------------------------------------------------
      June 1997                                                $  575
      June 1998                                                   675
--------------------------------------------------------------------------------
        Total                                                  $1,250
================================================================================

Interest expended and paid on long-term debt included in the accompanying consolidated statements of income during 1995, 1994 and 1993 was $172,000, $220,000 and $351,000, respectively.

NOTE J - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Bank is obligated under noncancellable operating leases of premises with approximate aggregate minimum rentals for the periods ending December 31 as follows:

          YEAR ENDING DECEMBER 31                         IN THOUSANDS
--------------------------------------------------------------------------------
                    1996                                     $1,356
                    1997                                      1,344
                    1998                                      1,310
                    1999                                      1,288
                    2000                                      1,222
--------------------------------------------------------------------------------

                   Total                                     $6,520
================================================================================


Net rentals on premises included in operating expenses for the years 1995, 1994 and 1993 were $1,270,000, $1,195,000 and $1,057,000, respectively.


Other

In the normal course of business, the Bank is party to financial instruments which are not recorded in the financial statements. These financial instruments include commitments to extend credit and letters of credit. Loan commitments and lines of credit represent commitments to lend funds at specific rates, with fixed expiration or review dates and for specific purposes. These commitments are agreements to fund loans if the conditions in the agreements are met. Since many commitments are never actually drawn upon, the unfunded amounts do not necessarily represent future funding requirements. The Bank evaluates each customer's credit worthiness on an individual basis. The amount of collateral obtained, if any, upon extension of credit is based on the credit worthiness of the customer.

Standby letters of credit obligate the Bank to pay third parties if customers fail to pay or to perform under the agreements with those third parties. Letters of credit are subject to credit reviews, collateral requirements and debt covenants similar to those in loan agreements. The credit risk involved in issuing letters of credit is essentially the same as that which is involved in extending loans to customers.

There are no financial instruments which present an unusual risk to the Bank and no material losses are anticipated as a result of these transactions.

A summary of obligations under financial instruments for the years ended December 31, 1995, 1994 and 1993 which are not reflected in the financial statements is as follows (in thousands):


                                           1995        1994         1993
--------------------------------------------------------------------------------
Unfunded loan commitments                  $37,096     $28,670      $26,979
Standby letters of credit                  $ 1,334     $ 1,433      $ 1,536
--------------------------------------------------------------------------------

The Company has no investments such as derivative financial instruments which would be subject to the additional disclosure requirements of SFAS No. 119 ("Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments").

NOTE K - LEGAL PROCEEDINGS

A reserve for losses which may result from lawsuits or future claims arising from events prior to the Company's acquisition of the Bank in January 1988 has been established. A lawsuit which concluded in January 1994 resulted in a judgement against the Bank. The Bank lost its appeal of this judgement in 1995 and paid from the existing reserve $593,000, including interest to the court. The plaintiff has appealed the computation of interest on this judgement. In addition, a significant lawsuit involving allegations concerning 1985 actions by a former officer of the Bank was settled in 1994 for $200,000, which was paid out of the reserve for litigation losses. During 1995, the Bank recovered $181,000 from its former insurance carrier on this case, which was recorded as a recovery to the reserve for litigation losses. There are other lawsuits or claims pending all of which are minor in nature. As of December 31, 1995, 1994 and 1993, the balance in the reserve for possible litigation losses was $115,000, $575,000 and $767,000, respectively. Management believes this reserve is adequate.


NOTE L - STOCKHOLDERS' EQUITY

As of December 31, 1995, 1994 and 1993, the Company's capitalization included $3,484,000 of Series C Cumulative Convertible Preferred Stock ("Series C Preferred") with a stated value of $1,000 per share. Each share of the Series C Preferred, which has an 8% per annum dividend rate payable quarterly, is convertible in whole or part at the holder's option into 100 shares of Common Stock. Series C Preferred Stock is not mandatorily convertible nor can it be converted at the option of the Company.

As of January 1, 1993, the Company's capitalization included $6,200,000 of Preferred Stock, divided equally into Series A Cumulative Redeemable Preferred Stock and Series B Cumulative Convertible Preferred Stock both with a stated value of $1,000 per share. At January 1, 1993, the amount of dividends in arrears (which were unaccrued) on the Series A and B Cumulative Preferred Stock was $1,468,831 ($236.91 per share). On February 5, 1993, the Company sold 3,484 units of its stock for $3,832,400. Each unit consisted of 100 shares of Common Stock and one share of Series C Cumulative Convertible Preferred Stock ("Series C Preferred") with a stated value of $1,000 per share. The Company used $2,800,000 of the proceeds to purchase all outstanding shares of its Series A Cumulative Redeemable Preferred Stock, Series B Cumulative Convertible Preferred Stock and 46,500 shares of Class A Common Stock. The repurchased stock certificates were cancelled along with unpaid and unaccrued Preferred dividends.

In addition, the Company had Common shares outstanding of 1,244,375 as of December 31, 1995, 1994 and 1993. The authorized capital stock of the Company also includes 500,000 shares of Class A Common Stock, of which none were outstanding as of December 31, 1995, 1994 and 1993. Both classes of Common Stock have identical rights except Class A Common Stock has no voting rights.

The Company issued a warrant for 64,125 shares of its Common Stock with an exercise price of $10.00 per share and an expiration date of January 12, 1995 to Jefferson Bancshares, Inc. ("JBI") in conjunction with the acquisition of the Bank by the Company in 1988. In December 1994 this warrant was purchased for $128,250 by the Company from JBI and cancelled. Other warrants have been issued under an employee stock warrant plan as discussed in Note O. The number of shares of Common Stock which had been reserved for future issuance for preferred conversions and stock warrants was 624,400 as of December 31, 1995 and 1994 and 555,025 as of December 31, 1993.

Regulations applicable to state chartered banks and their holding companies prescribe minimum capital levels in relation to risk-weighted assets (risk-based capital ratios) and total assets (leverage ratio). Year end ratios (risk-based and leverage) for 1995, 1994 and 1993 exceed the standards required for designation of an institution as "well-capitalized" by the Company's primary regulators.

NOTE M - EARNINGS PER COMMON SHARE

Primary earnings per common share are computed by dividing net earnings, less the annual preferred stock dividend of approximately $279,000 in both 1995 and 1994 and $251,000 in 1993 by the weighted average number of shares of common stock and common stock equivalents outstanding during each year. The weighted average number of shares used to calculate primary earnings per share was 1,326,896, 1,293,020 and 1,252,442 for 1995, 1994 and 1993, respectively.

Fully diluted earnings per share are calculated by dividing net earnings by the weighted average fully diluted common shares and common stock equivalents outstanding. The weighted average number of shares used to calculate fully diluted earnings per share was 1,675,296, 1,641,420 and 1,593,691 for 1995,
1994 and 1993, respectively.

For purposes of presentation in the accompanying financial statements, common stock equivalents computed under the treasury method were value based on management's best estimate of the approximate weighted average market value of the Company's common stock for the respective periods. Historically, the Company's stock has rarely traded and therefore there are no sources for quoted market values.


NOTE N - OTHER OPERATING EXPENSES

The composition of other operating expenses in 1995, 1994 and 1993 was as follows (in thousands):

                                                                                1995        1994         1993
--------------------------------------------------------------------------------------------------------------
Advertising                                                                     $  675      $  592       $ 416
FDIC insurance and advalorem assessments                                           644         860         890
Postage, telephone and office supplies                                             990         912         871
Provision for possible losses on disposition of other real estate                    -           -         274
Repossession and other real estate                                                  59          91         251
Insurance                                                                          187         180         184
Professional and outside services                                                  349         485         384
Other                                                                            1,292       1,227       1,329
--------------------------------------------------------------------------------------------------------------
         Total                                                                  $4,196      $4,347      $4,599
==============================================================================================================



NOTE O - EMPLOYEE BENEFITS

The Bank has a 401(k) plan which is available to substantially all employees electing to participate. Contributions to the plan are made at the discretion of the Board of Directors. These contributions, included in Personnel Expense in the consolidated statements of income, were equal to 50% of qualified employee contributions, or approximately $99,000, $89,000 and $76,000 in 1995, 1994 and 1993, respectively. The Company provides no other post-retirement or post- employment benefits to its employees.

In addition, the Company has an employee incentive stock warrant plan. At December 31, 1995, the Company had outstanding to key executives two warrants to acquire 57,000 shares of Common Stock with an exercise price of $3.50 per share expiring in September 1997, six warrants to acquire 26,500 shares of Common Stock with an exercise price of $10.00 per share expiring in February 1997, sixteen warrants to acquire 36,500 shares of Common Stock with an exercise price of $10.00 per share expiring in February 1998, eight warrants to acquire 129,500 shares of Common Stock with an exercise price of $10.00 per share expiring in July 2004 and one warrant to acquire 16,500 shares of Common Stock with an exercise price of $8.70 per share expiring in August 2001. Under the stock warrant plan, the Company has reserved 10,000 shares of Common Stock for additional warrants to be issued to key management personnel. No warrants were issued under this plan in 1995.

NOTE P - RELATED PARTY TRANSACTIONS

During 1995, 1994 and 1993, legal expenses were incurred by the Company in connection with the workout of nonperforming loans, the sale of repossessed assets, litigation and other routine Company activities, as discussed in Notes E and K. The Company paid legal fees of approximately $64,000, $262,000 and $168,000 in 1995, 1994, and 1993, respectively, for services rendered by a law firm in which a member of the Board of Directors of the Company is a partner. In addition, the Company paid $80,000 in 1995 and $60,000 in 1994 as rental payments for a branch site leased from a corporation which is owned directly or indirectly by two of the Company's directors. In December 1993, the Company sold repossessed property for $200,000, which exceeded the net book value of the property, to a corporation which is owned directly or indirectly by two of the Company's directors. In addition, the corporation to which the property was sold owns 94,575 shares of Common Stock and 352 shares of Preferred Stock.

See Note D for discussion of related party loan activity.


NOTE Q - FAIR VALUE OF FINANCIAL INSTRUMENTS


SFAS No. 107, "Disclosures About Fair Values of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other calculation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot necessarily be substantiated by comparison to independent markets, and in many cases, could not be realized in immediate settlement of the instrument.

SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented below as of December 31, 1995, 1994 and 1993 do not necessarily represent the underlying value of the Company.

DECEMBER 31, 1995                                                      ESTIMATED
                                                      CARRYING            FAIR
(IN THOUSANDS)                                         VALUE             VALUE
--------------------------------------------------------------------------------
ASSETS:
         Cash and cash equivalents                    $ 30,708         $ 30,708
         Marketable securities                         101,484          101,718
         Loans, net                                    150,586          149,893

LIABILITIES:
         Noninterest bearing deposits                   92,772           92,772
         Interest bearing deposits                     181,824          182,246
         Long-term debt                                  1,250            1,250
--------------------------------------------------------------------------------



DECEMBER 31, 1994                                                      ESTIMATED
                                                      CARRYING           FAIR
(IN THOUSANDS)                                         VALUE             VALUE
--------------------------------------------------------------------------------
ASSETS:
         Cash and cash equivalents                    $ 24,019         $ 24,019
         Marketable securities                          74,620           72,194
         Loans, net                                    159,455          158,059

LIABILITIES:
         Noninterest bearing deposits                   86,130           86,130
         Interest bearing deposits                     164,043          163,814
         Long-term debt                                  2,350            2,350
--------------------------------------------------------------------------------

DECEMBER 31, 1993                                                      ESTIMATED
                                                      CARRYING           FAIR
(IN THOUSANDS)                                         VALUE             VALUE
--------------------------------------------------------------------------------
ASSETS:
         Cash and cash equivalents                    $ 28,562         $ 28,562
         Marketable securities                          89,417           89,630
         Loans, net                                    141,363          143,116


LIABILITIES:
         Noninterest bearing deposits                   79,266           79,266
         Interest bearing deposits                     171,540          171,647
         Long-term debt                                  3,000            3,000
--------------------------------------------------------------------------------



The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

         The carrying value of cash and cash equivalents is a reasonable estimate of fair value. The fair value of marketable securities is determined from quoted prices.

         The fair value of fixed rate loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturity. The carrying value of variable rate loans is a reasonable estimate of fair value. The Company's recorded carrying value of nonperforming loans approximates estimated current fair value. Management believes that these estimates, net of loan loss reserves, reasonably approximate fair value, given the nature of such receivables and expectations of possible loan portfolio losses.

         As permitted by the SFAS No. 107, noninterest bearing deposits are shown at their face value. Interest bearing deposits include variable and fixed rate instruments. The fair value of variable rate demand, money market, savings and time deposits is the amount payable on demand at December 31, 1995, 1994 and 1993. The fair value of fixed rate time deposits is estimated by discounting the future cash flows, using current rates applicable to each category of such financial instruments.

         The Company's long-term debt carries a variable interest rate which fluctuates based on a quoted market rate index, and therefore carrying value is considered a reasonable estimate of fair value.

NOTE  R - CONDENSED  FINANCIAL  INFORMATION  (PARENT  COMPANY  ONLY)


                          JEFFERSON GUARANTY BANCORP
                           CONDENSED BALANCE SHEETS
                                (PARENT ONLY)
                            (DOLLARS IN THOUSANDS)




                                                                                                      December 31,
-------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                    1995            1994            1993
-------------------------------------------------------------------------------------------------------------------------------
Interest bearing deposits in banks                                                      $   215         $   194         $   321
Investment in subsidiary                                                                 20,226          18,602          17,438
Intangible asset                                                                            558             767             854
Other                                                                                       107            -               -
-------------------------------------------------------------------------------------------------------------------------------

   Total assets                                                                         $21,106         $19,563         $18,613
===============================================================================================================================

LIABILITIES  AND  STOCKHOLDERS'  EQUITY
-------------------------------------------------------------------------------------------------------------------------------

Accrued expenses                                                                       $      2         $     2         $    35
Long-term debt                                                                            1,250           2,350           3,000
-------------------------------------------------------------------------------------------------------------------------------

         Total liabilities                                                                1,252           2,352           3,035

Stockholders' equity
   Preferred stock - authorized 16,200 shares; issued
         3,484 shares Series C Cumulative Convertible                                     3,484           3,484           3,484
   Common stock - authorized 5,000,000 shares of common
         stock, $1.00 par value; issued 1,244,375 shares                                  1,244           1,244           1,244
   Surplus                                                                                9,746           9,746           9,746
   Accumulated earnings                                                                   5,380           2,737           1,104
-------------------------------------------------------------------------------------------------------------------------------

         Total stockholders' equity                                                      19,854          17,211          15,578
-------------------------------------------------------------------------------------------------------------------------------

   Total liabilities and stockholders' equity                                           $21,106         $19,563         $18,613
===============================================================================================================================

                          JEFFERSON GUARANTY BANCORP
                        CONDENSED STATEMENTS OF INCOME
                                (PARENT ONLY)
                            (DOLLARS IN THOUSANDS)




                                                                                                      YEAR ENDED
                                                                                                      DECEMBER 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                          1995            1994             1993
-------------------------------------------------------------------------------------------------------------------------------
Income
   Dividends from banking subsidiary                                                     $1,600          $1,200          $1,875
   Equity in undistributed earnings of subsidiary                                         1,624           1,164             633
   Interest                                                                                   5               7              17
-------------------------------------------------------------------------------------------------------------------------------
   Total income                                                                           3,229           2,371           2,525

Expenses
   Interest on long-term debt                                                               172             220             351
   Other expenses                                                                           120             111             157
-------------------------------------------------------------------------------------------------------------------------------

         Total expenses                                                                     292             331             508
-------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                                                2,937           2,040           2,017

Income taxes                                                                                 15               -               7
-------------------------------------------------------------------------------------------------------------------------------

Income before extraordinary gain                                                          2,922           2,040           2,010

Extraordinary gain on early retirement of debt, pre-tax                                       -               -             754
-------------------------------------------------------------------------------------------------------------------------------

   Net Income                                                                            $2,922          $2,040          $2,764
===============================================================================================================================

                          JEFFERSON GUARANTY BANCORP
                      CONDENSED STATEMENTS OF CASH FLOWS
                                (PARENT ONLY)
                            (DOLLARS IN THOUSANDS)



                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                        1995            1994             1993
------------------------------------------------------------------------------------------------------------------------------
Operating Activities
   Net income                                                                          $ 2,922         $ 2,040         $ 2,764
   Extraordinary gain on early retirement of debt                                            -               -            (754)
   Equity in undistributed earnings of subsidiary                                       (1,624)         (1,164)           (633)
   Increase (decrease) in interest and other payables                                        -             (33)             33
   Amortization/adjustment of intangible asset                                              87              87             102
   Deferred income tax expense                                                              15               -               -
------------------------------------------------------------------------------------------------------------------------------

   Net cash provided by operations                                                       1,400             930           1,512
------------------------------------------------------------------------------------------------------------------------------

Financing Activities
   Proceeds from sale of common and preferred stock                                          -               -           3,832
   Repurchase of stock                                                                       -               -          (2,800)
   Purchase of JBI stock warrant                                                             -            (128)              -
   Dividends paid on preferred stock                                                      (279)           (279)           (251)
   Proceeds from long-term debt                                                              -               -           3,500
   Repayment of long-term debt                                                          (1,100)           (650)         (5,746)
------------------------------------------------------------------------------------------------------------------------------

         Net cash utilized in financing activities                                      (1,379)         (1,057)         (1,465)
------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                        21            (127)             47

Cash and cash equivalents at beginning of year                                             194             321             274
------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of year                                               $   215            $194         $   321
==============================================================================================================================


The Company relies on the operational success of the Bank, its primary asset, to meet its cash flow needs. The primary source of funds for the Company to service the interest on its long-term debt and pay preferred dividends is dividends from the Bank. For 1996, the Company's cash requirements will include approximately $100,000 for debt service, and approximately $279,000 for preferred dividends. The Company believes that the 1996 earnings of the Bank will be sufficient to allow dividends to be paid to the Company to meet it's cash flow needs.

                JEFFERSON  GUARANTY  BANCORP  AND  SUBSIDIARY
                         CONSOLIDATED  BALANCE  SHEET
                            (DOLLARS IN THOUSANDS)
                                 (UNAUDITED)


                                                                                                     JUNE 30,
ASSETS                                                                                                1996
-------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                                              $ 21,905
Federal funds sold                                                                                     23,300
Investment securities - at amortized cost                                                              84,877
Loans, net of unearned discount and fees                                                              158,217
   Reserve for possible loan losses                                                                    (4,457)
-------------------------------------------------------------------------------------------------------------
         Loans, net                                                                                   153,760
Premises and equipment                                                                                 11,400
Intangible asset                                                                                          515
Other real estate, net                                                                                    -
Other assets                                                                                            2,968
-------------------------------------------------------------------------------------------------------------

   TOTAL ASSETS                                                                                      $298,725
=============================================================================================================

LIABILITIES  AND  STOCKHOLDERS'  EQUITY

Deposits
   Noninterest bearing                                                                               $ 91,656
   Interest bearing                                                                                   182,302
-------------------------------------------------------------------------------------------------------------
         Total deposits                                                                               273,958

Other liabilities                                                                                       2,318
Long-term debt                                                                                          1,250
-------------------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES                                                                            277,526

Stockholders' equity
   Preferred stock - authorized 16,200 shares; issued
         3,484 shares Series C Cumulative Convertible                                                   3,484
   Common stock - authorized 5,000,000 shares of common
         stock, $1.00 par value; issued 1,244,375 shares                                                1,244
   Surplus                                                                                              9,746
   Accumulated earnings                                                                                 6,725
-------------------------------------------------------------------------------------------------------------

         TOTAL STOCKHOLDERS' EQUITY                                                                    21,199
-------------------------------------------------------------------------------------------------------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                        $298,725
=============================================================================================================





The accompanying notes are an integral part of these financial statements.

                JEFFERSON  GUARANTY  BANCORP  AND  SUBSIDIARY
                     CONSOLIDATED  STATEMENTS  OF  INCOME
                            (DOLLARS IN THOUSANDS)
                                 (UNAUDITED)

                                                                                      THREE MONTHS             SIX MONTHS
                                                                                          ENDED                   ENDED
                                                                                        JUNE 30,                JUNE 30,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                     1996         1995        1996       1995
-------------------------------------------------------------------------------------------------------------------------------
INTEREST  INCOME
   Loans, including fees                                                           $3,478        $3,736     $7,003       $7,391
   Federal funds sold                                                                 273           160        525          266
   U. S. Government, Federal agency and corporation obligations                     1,279         1,052      2,617        1,960
-------------------------------------------------------------------------------------------------------------------------------
         Total interest income                                                      5,030         4,948     10,145        9,617

INTEREST  EXPENSE
   Deposits                                                                         1,727         1,420      3,473        2,628
   Long-term debt                                                                      27            50         53          106
-------------------------------------------------------------------------------------------------------------------------------
         Total interest expense                                                     1,754         1,470      3,526        2,734
-------------------------------------------------------------------------------------------------------------------------------

NET  INTEREST  INCOME                                                               3,276         3,478      6,619        6,883
Provision for possible loan losses                                                      -             -          -            -
-------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for possible loan losses                        3,276         3,478      6,619        6,883

OTHER  OPERATING  INCOME
   Service charges                                                                    683           624      1,346        1,271
   Trust fees                                                                         247           215        463          408
   Other                                                                              248           131        460          294
-------------------------------------------------------------------------------------------------------------------------------
         Total other operating income                                               1,178           970      2,269        1,973

OTHER  OPERATING  EXPENSES
   Personnel                                                                        1,704         1,747      3,447        3,416
   Occupancy                                                                          560           585      1,135        1,135
   Equipment                                                                          469           375        918          788
   Other operating expenses                                                         1,036         1,120      2,024        2,214
-------------------------------------------------------------------------------------------------------------------------------
         Total other operating expenses                                             3,769         3,827      7,524        7,553
-------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES                                                                   685           621      1,364        1,303
Income tax benefit                                                                    (60)            -       (120)           -
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                            745           621      1,484        1,303
Preferred dividend requirements                                                        69            69        139          139
-------------------------------------------------------------------------------------------------------------------------------
INCOME APPLICABLE TO COMMON SHARES                                                 $  676        $  552     $1,345       $1,164
===============================================================================================================================

EARNINGS PER SHARE
-------------------------------------------------------------------------------------------------------------------------------
Primary                                                                              $.50          $.42    $  1.00       $  .88
Fully Diluted                                                                        $.44          $.37    $   .88       $  .78
===============================================================================================================================

WEIGHTED AVERAGE SHARES (000'S)
-------------------------------------------------------------------------------------------------------------------------------
Primary                                                                             1,351         1,321      1,348        1,321
Fully Diluted                                                                       1,700         1,670      1,697        1,670
===============================================================================================================================



The accompanying notes are an integral part of these financial statements.

                  JEFFERSON GUARANTY BANCORP AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)
                                 (UNAUDITED)

                                                                                                    SIX MONTHS ENDED
                                                                                                       JUNE 30,
---------------------------------------------------------------------------------------------------------------------------
                                                                                               1996                  1995
---------------------------------------------------------------------------------------------------------------------------
OPERATING  ACTIVITIES
   Net income                                                                             $  1,484                 $  1,303
   Adjustments to reconcile net income to net cash provided by operations:
         Depreciation and amortization                                                         913                      815
         Amortization and accretion of investment securities, net                             (467)                    (507)
         Decrease in net interest receivables and payables                                     247                      239
         Decrease (increase) in net other receivables and payables                              46                       40
         Other                                                                                (225)                     111
---------------------------------------------------------------------------------------------------------------------------
   NET  CASH  PROVIDED  BY  OPERATIONS                                                       1,998                    2,001

INVESTING  ACTIVITIES
         Purchases of investment securities                                                (40,800)                 (42,207)
         Proceeds from maturities and payments of investment securities                     57,874                   33,709
         Net loan fundings                                                                  (3,305)                   1,875
         Purchases of premises and equipment, net of sales proceeds                           (656)                  (1,357)
         Proceeds from sales of other real estate, net of capitalized costs                    163                      151
---------------------------------------------------------------------------------------------------------------------------
   NET  CASH  PROVIDED  BY  (UTILIZED IN)  INVESTING
         ACTIVITIES                                                                         13,276                   (7,829)

FINANCE  ACTIVITIES
         Net increase (decrease) in demand deposits, NOW, money market
         and savings accounts                                                               (3,744)                     490
         Net increase (decrease) in certificates of deposit                                  3,106                   10,669
         Dividends paid on preferred stock                                                    (139)                    (139)
         Repayment of long-term debt                                                             -                     (850)
---------------------------------------------------------------------------------------------------------------------------
NET  CASH  PROVIDED  BY  (UTILIZED IN)  FINANCING ACTIVITIES                                  (777)                  10,170
---------------------------------------------------------------------------------------------------------------------------

NET  INCREASE  (DECREASE)  IN  CASH  AND  CASH  EQUIVALENTS                                 14,497                    4,342
Cash and cash equivalents at beginning of year                                              30,708                   24,019
---------------------------------------------------------------------------------------------------------------------------
CASH  AND  CASH  EQUIVALENTS  AT  END  OF  YEAR                                           $ 45,205                 $ 28,361
===========================================================================================================================





The accompanying notes are an integral part of these financial statements.

                  JEFFERSON GUARANTY BANCORP AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 1996 AND 1995
                                 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Jefferson Guaranty Bancorp (the "Company") through its wholly owned subsidiary, Jefferson Guaranty Bank (the "Bank"), provides a wide range of financial services throughout the New Orleans, Louisiana metropolitan area, including the surrounding parishes of Jefferson and St. Tammany. The Bank, through an alliance with a third party brokerage firm, also offers alternative investments, including stocks, bonds, mutual funds and annuities.

The accounting and reporting policies the Company and the Bank conform with generally accepted accounting principles and practices within the banking industry.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the entire year. For further information, refer to the audited consolidated financial statements and footnotes thereto included elsewhere in the Proxy Statement.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE B - INVESTMENT SECURITIES

As of June 30, 1996 all securities were classified in the Held-to-Maturity category. The approximate book values, gross unrealized gains (losses) and fair values of investment securities at June 30, 1996 are shown below (in thousands). Fair values were determined from quoted prices.

                                                                                    GROSS              GROSS
                                                                        BOOK        UNREALIZED        UNREALIZED          FAIR
                                                                       VALUE         GAINS             LOSSES            VALUE
------------------------------------------------------------------------------------------------------------------------------
U. S. Treasury obligations                                          $29,971         $  3           $  (24)             $29,950
U. S. Government agency and corporation obligations:
         Adjustable Rate Mortgages ("ARMs")                          24,471          190             (259)              24,402
         Fixed Rate Mortgages                                           709           27                -                  736
         U. S. Small Business Administration
            guaranteed loans                                          9,466           80              (27)               9,519
         Other                                                       20,260            -              (32)              20,228
------------------------------------------------------------------------------------------------------------------------------

         Total                                                      $84,877         $300            $(342)             $84,835
==============================================================================================================================

At June 30, 1996 securities with an aggregate book value of approximately $3,296,000, were required to be pledged for public and trust deposits, and for other purposes required or permitted by law.


NOTE C - LOANS

The composition of the Company's loan portfolio at June 30, 1996 was as follows (in thousands):


--------------------------------------------------------------------------------
Commercial, financial and industrial                                   $ 50,044
Real estate - construction                                                4,851
Real estate - mortgages                                                  51,255
Industrial revenue bonds                                                    216
Consumer                                                                 51,513
All other loans                                                             426
--------------------------------------------------------------------------------
         Total loans                                                    158,305
Unearned discount and fees                                                  (88)
--------------------------------------------------------------------------------


Loans, net of unearned discount and fees                               $158,217
================================================================================


NOTE D - PREMISES AND EQUIPMENT

In March 1995 the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long- lived assets used in operations, including related goodwill, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.
SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 effective January 1, 1996 and the effect of adoption was not material.


NOTE E - DEPOSITS

Major classifications of deposits at June 30, 1996 are as follows (in thousands):



--------------------------------------------------------------------------------
Non-interest bearing demand                                           $  91,656
Interest bearing demand                                                  73,874
Savings                                                                  25,306
Time deposits greater than $100,000                                      13,587
Other time                                                               69,535
--------------------------------------------------------------------------------
          Total                                                      $  273,958
================================================================================

NOTE F - COMMITMENTS AND CONTINGENCIES

A summary of obligations under financial instruments for the six-month period ended June 30, 1996 which are not reflected in the financial statements is as follows (in thousands):



--------------------------------------------------------------------------------

Unfunded loan commitments                                               $36,251
Standby letters of credit                                               $ 1,448
--------------------------------------------------------------------------------


NOTE G - CHARGE-OFFS AND RECOVERIES AND RESERVE FOR POSSIBLE LOAN LOSSES

Charge-offs and recoveries by type of loan for the six month period ended June 30, 1996 are as follows (in thousands):


                                                   Charge-offs       Recoveries
--------------------------------------------------------------------------------
Real estate - mortgages                              $ -                $ 10
Commercial and industrial                             672                103
Installment loans to individuals                       36                 49
--------------------------------------------------------------------------------
Total                                                $708               $162
================================================================================


A summary of changes in the reserve for possible loan losses for the six month period ended June 30, 1996 is as follows (in thousands):


--------------------------------------------------------------------------------
Balance at beginning of year                                             $5,003
Provision charged to operations                                             -
Recoveries                                                                  162
Less:  Charge-offs                                                         (708)
--------------------------------------------------------------------------------
Balance at end of current period.                                        $4,457
================================================================================


NOTE H - LONG-TERM DEBT

The Company's long-term debt is held by Deposit Guaranty National Bank in Mississippi and, at June 30, 1996, the interest rate was 8.25%. In July 1996 the Company prepaid $750,000 of this debt resulting in a remaining balance of $500,000 which matures in June 1998. Interest expense related to this debt for the six months ended June 30, 1996 and 1995 was $53,000 and $106,000, respectively.

NOTE  I  -  EARNINGS  PER  COMMON  SHARE

Primary earnings per share are computed by dividing income applicable to common shares by the weighted average number of shares of common stock and common stock equivalents outstanding for the respective periods using the treasury method. Common stock equivalents include outstanding management warrants. Fully diluted earnings per share are calculated by dividing net income by the weighted average fully diluted common shares and common stock equivalents outstanding using the treasury method.

For purposes of presentation in the accompanying financial statements, common stock equivalents computed under the treasury method were valued based on management's best estimate of the approximate weighted average market value of the Company's common stock for the respective periods. Historically, the Company's stock has rarely traded and therefore there are no sources for quoted market values. Subsequent to June 30, 1996, the Company signed a Merger Agreement with Deposit Guaranty Corp. valued at approximately $29 per share of Company common stock (See Note J), thereby creating an imputed market value of $29 per share for the Company's common stock.

The following is a presentation of earnings per share on an unaudited pro-forma basis for the three and six month periods ended June 30, 1996 assuming a market value of $29 per share for the Company's common stock:

                                                     Pro-forma, Unaudited

                                                Three-months          Six-months
                                                  Ended                Ended
Earnings Per Share                             June 30, 1996        June 30,1996
--------------------------------------------------------------------------------
Primary                                             $.47               $.94
Fully Diluted                                       $.42               $.83
--------------------------------------------------------------------------------


NOTE J - MERGER WITH DEPOSIT GUARANTY CORP.

On August 22, 1996 the Company entered into an Agreement and Plan of Merger with Deposit Guaranty Corp. ("DGC") whereby the Company and the Bank will merge with and into DGC's wholly-owned subsidiaries, Deposit Guaranty Louisiana Corp. and Deposit Guaranty National Bank of Louisiana. The proposed merger is subject to various conditions, including approval by the shareholders of the Company and by certain regulatory agencies. The merger agreement contemplates that each outstanding share of Company Common Stock will be converted into either (i) .637363 shares of Deposit Guaranty Common Stock or (ii) the right to receive $29 in cash at the election of the holder of Company Common Stock. Holders of Company convertible preferred stock will receive consideration equivalent to the value of 100 shares of Company Common Stock.

Under a formula set forth in the merger agreement, no more than 80% and no less than 55% of Company shares may be exchanged for Deposit Guaranty Common Stock, and likewise, no more than 45% and no less than 20% of Company shares may be exchanged for cash.

                                   EXHIBIT A



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            DEPOSIT GUARANTY CORP.,

                       DEPOSIT GUARANTY LOUISIANA CORP.,

                  DEPOSIT GUARANTY NATIONAL BANK OF LOUISIANA,

                        JEFFERSON GUARANTY BANCORP, INC.

                                      AND

                            JEFFERSON GUARANTY BANK

                               Table of Contents

Article I.       THE HOLDING COMPANY MERGER . . . . . . . . . . . . . . . .   1
                 1.01     Holding Company Merger. . . . . . . . . . . . . .   1
                 1.02     Effective Date of the Holding Company Merger. . .   1
                 1.03     Effect of the Holding Company Merger. . . . . . .   1
                 1.04     Additional Actions. . . . . . . . . . . . . . . .   1
                 1.05     Conversion of Jefferson Guaranty Bancorp Shares .   2
                 1.06     Exchange of Shares. . . . . . . . . . . . . . . .   3
                 1.07     DGC to Make Shares Available  . . . . . . . . . .   4
                 1.08     Shares of DG Louisiana. . . . . . . . . . . . . .   4
                 1.09     Tax Consequences. . . . . . . . . . . . . . . . .   5

Article II.      THE BANK MERGER  . . . . . . . . . . . . . . . . . . . . .   5
                 2.01      The Bank Merger. . . . . . . . . . . . . . . . .   5
                 2.02       Effective Date. . . . . . . . . . . . . . . . .   5
                 2.03       Cancellation of Capital Stock of Jefferson
                            Guaranty Bank. . . . . . . . . . . . . . . . .    5
                 2.04       Capital Structure of the Receiving Association.   5
                 2.05       Effects of the Bank Merger. . . . . . . . . . .   5
                 2.06       Tax Consequences. . . . . . . . . . . . . . . .   6

Article III.     REPRESENTATIONS AND WARRANTIES OF JEFFERSON GUARANTY
                 BANK AND JEFFERSON GUARANTY BANCORP. . . . . . . . . . . .   6
                 3.01       Corporate Organization. . . . . . . . . . . . .   6
                 3.02       Capitalization.   . . . . . . . . . . . . . . .   6
                 3.03       Investments; No Subsidiaries. . . . . . . . . .   7
                 3.04       Loan Portfolio. . . . . . . . . . . . . . . . .   7
                 3.05       Authority; Enforceability . . . . . . . . . . .   7
                 3.06       Consents and Approvals. . . . . . . . . . . . .   8
                 3.07       Financial Statements; Other Reports;
                            Liabilities . . . . . . . . . . . . . . . . . .   8

                 3.08       No Broker's Fees. . . . . . . . . . . . . . . .   8
                 3.09       Title to Properties; Encumbrances.  . . . . . .   8
                 3.10       No Undisclosed Liabilities. . . . . . . . . . .   9
                 3.11       Absence of Certain Changes or Events. . . . . .   9
                 3.12       Leases. . . . . . . . . . . . . . . . . . . . .  11
                 3.13       Trademarks; Trade Names.  . . . . . . . . . . .  11
                 3.14       Compliance with Applicable Law. . . . . . . . .  11
                 3.15       Absence of Questionable Payments. . . . . . . .  11
                 3.16       Insurance.  . . . . . . . . . . . . . . . . . .  11
                 3.17       Powers of Attorney; Guarantees. . . . . . . . .  12
                 3.18       Tax Matters   . . . . . . . . . . . . . . . . .  12
                 3.19       Benefit and Employee Matters. . . . . . . . . .  13
                 3.20       Contracts and Commitments; No Default . . . . .  13
                 3.21       Disclosure.   . . . . . . . . . . . . . . . . .  15
                 3.22       Litigation. . . . . . . . . . . . . . . . . . .  15
                 3.23       Environmental Matters.  . . . . . . . . . . . .  15
                 3.24       Contract Termination Provisions . . . . . . . .  16

Article IV.      REPRESENTATIONS AND WARRANTIES OF DGC, DG LOUISIANA
                 AND DGNB LOUISIANA . . . . . . . . . . . . . . . . . . . .  16
                 4.01       Corporate Organization. . . . . . . . . . . . .  16

                 4.02       Capitalization. . . . . . . . . . . . . . . . .  16
                 4.03       Authority; No Violation.  . . . . . . . . . . .  17
                 4.04       Consents and Approvals. . . . . . . . . . . . .  17
                 4.05       SEC Documents; Financial Statements;
                            Liabilities . . . . . . . . . . . . . . . . . .  17

                 4.06       Litigation. . . . . . . . . . . . . . . . . . .  18
                 4.07       Legality of DGC Common Stock. . . . . . . . . .  18
                 4.08       Statements are True and Correct.  . . . . . . .  18
                 4.09       No Shareholder Vote.  . . . . . . . . . . . . .  19
                 4.10       Broker's and Finder's Fee.  . . . . . . . . . .  19
                 4.11       Disclosure  . . . . . . . . . . . . . . . . . .  19

Article V.       COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . .  19
                 5.01       Conduct of Business.  . . . . . . . . . . . . .  19
                 5.02       Limitation on Actions.  . . . . . . . . . . . .  20
                 5.03       Current Information.  . . . . . . . . . . . . .  20
                 5.04       Access to Properties and Records;
                            Confidentiality . . . . . . . . . . . . . . . .  20
                 5.05       Interim Financial Statements; SEC Filings.  . .  21
                 5.06       Regulatory Matters. . . . . . . . . . . . . . .  21
                 5.07       Approval of Shareholders. . . . . . . . . . . .  22
                 5.08       Compliance with SEC Rules 144 and 145.  . . . .  22
                 5.09       Further Assurances. . . . . . . . . . . . . . .  22
                 5.10       Public Announcements. . . . . . . . . . . . . .  23
                 5.11       Benefits. . . . . . . . . . . . . . . . . . . .  23
                 5.12       Indemnification and Liability Insurance.  . . .  23
                 5.13       Employment and Consulting Agreements. . . . . .  23

Article VI.      CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . .  24
                 6.01       Conditions to Each Party's Obligations under
                            this Agreement. . . . . . . . . . . . . . . . .  24
                 6.02       Conditions to the Obligations of DGC, DG
                            Louisiana, and
                            DGNB Louisiana under this Agreement.    . . . .  24
                 6.03       Conditions to the Obligations of Jefferson
                            Guaranty Bank and Jefferson Guaranty
                            Bancorp under this Agreement  . . . . . . . . .  26

Article VII.     CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.01       Time and Place. . . . . . . . . . . . . . . . .  29
                 7.02       Deliveries at the Closing.  . . . . . . . . . .  29

Article VIII.    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . .  29
                 8.01       Termination.  . . . . . . . . . . . . . . . . .  29
                 8.02       Effect of Termination.  . . . . . . . . . . . .  30

Article IX.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .  30
                 9.01       Expenses. . . . . . . . . . . . . . . . . . . .  30
                 9.02       Notices.  . . . . . . . . . . . . . . . . . . .  30
                 9.03       Parties in Interest.  . . . . . . . . . . . . .  31
                 9.04       Amendment, Extension and Waiver.  . . . . . . .  31
                 9.05       Complete Agreement. . . . . . . . . . . . . . .  31
                 9.06       Survival  . . . . . . . . . . . . . . . . . . .  32
                 9.07       Defenses Preserved. . . . . . . . . . . . . . .  32
                 9.08       Counterparts. . . . . . . . . . . . . . . . . .  32
                 9.09       Governing Law.  . . . . . . . . . . . . . . . .  32
                 9.10       Headings. . . . . . . . . . . . . . . . . . . .  32

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER, dated as of August 22, 1996, by and among Jefferson Guaranty Bancorp, Inc. ("Jefferson Guaranty Bancorp"), a corporation organized under the laws of the State of Delaware, and its wholly-owned subsidiary Jefferson Guaranty Bank ("Jefferson Guaranty Bank"), a state banking association organized under the laws of Louisiana, and Deposit Guaranty Corp. ("DGC"), a corporation organized under the laws of the State of Mississippi, its wholly-owned subsidiary Deposit Guaranty Louisiana Corp. ("DG Louisiana"), a corporation organized under the laws of Louisiana, and DG Louisiana's wholly-owned subsidiary Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a banking association organized under the laws of the United States, each acting pursuant to a resolution of its Board of Directors.

         In consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties agree that Jefferson Guaranty Bancorp shall be merged into DG Louisiana (the "Holding Company Merger") on the terms and subject to the conditions set forth in this Agreement and simultaneously therewith or immediately following the Holding Company Merger, Jefferson Guaranty Bank shall be merged into DGNB Louisiana (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"), on the terms and subject to the conditions set forth in this Agreement.

                                 ARTICLE I.

                           THE HOLDING COMPANY MERGER

         1.01 Holding Company Merger. In accordance with the applicable provisions of the Louisiana Business Corporation Law ("LBCL"), Jefferson Guaranty Bancorp shall be merged with and into DG Louisiana pursuant to a certificate of merger substantially in the form attached as Exhibit A and executed and acknowledged in the manner required by law; the separate existence of Jefferson Guaranty Bancorp shall cease; and DG Louisiana shall be the corporation surviving the Holding Company Merger.


         1.02 Effective Date of the Holding Company Merger. The Holding Company Merger shall become effective on the date (the "Effective Date") set forth in the certificate of merger filed in the office of the Secretary of State of Louisiana, which date shall not be later than the date of Closing as provided in Section 7.01.


         1.03    Effect of the Holding Company Merger.  On the Effective Date,
(i) the separate existence of Jefferson Guaranty Bancorp shall cease and Jefferson Guaranty Bancorp shall be merged with and into DG Louisiana, (ii) DG Louisiana shall continue to possess all of the rights, privileges and franchises possessed by it and shall, on the Effective Date, become vested with and possess all rights, privileges and franchises possessed by Jefferson Guaranty Bancorp, (iii) DG Louisiana shall be responsible for all of the liabilities and obligations of Jefferson Guaranty Bancorp in the same manner as if DG Louisiana had itself incurred such liabilities or obligations, and the Holding Company Merger shall not affect or impair the rights of the creditors or of any persons dealing with Jefferson Guaranty Bancorp, (iv) the Holding Company Merger will not of itself cause a change, alteration or amendment to the Articles of Incorporation or the Bylaws of DG Louisiana, (v) the Holding Company Merger will not of itself affect the tenure in office of any officer or director of DG Louisiana and no such person will succeed to such positions solely by virtue of the Holding Company Merger, and (vi) the Holding Company Merger shall, from and after the Effective Date, have all the effects provided by applicable Louisiana law.


         1.04 Additional Actions. If, at any time after the Effective Date, DG Louisiana shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in DG Louisiana, title to or the possession of any property or right of Jefferson Guaranty Bancorp acquired or to be acquired by reason of, or as a result of, the Holding Company Merger, or
(ii) otherwise to carry out the purposes of this Agreement, Jefferson Guaranty Bancorp and its proper officers and directors shall be deemed to have granted to DG Louisiana an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in DG Louisiana and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of DG Louisiana are fully authorized in the name of Jefferson Guaranty Bancorp to take any and all such action.

         1.05 Conversion of Jefferson Guaranty Bancorp Shares. (a) Conversion. Subject to the provisions of this Section 1.05 and of Section 1.06(e), each share of common voting stock of Jefferson Guaranty Bancorp ("Jefferson Guaranty Bancorp Common Stock") and each share of preferred non-voting stock of Jefferson Guaranty Bancorp ("Jefferson Guaranty Bancorp Preferred Stock"), issued and outstanding immediately prior to the Effective Date, other than shares owned by shareholders who, pursuant to the Delaware General Corporation Law, perfect dissenters' rights ("Dissenting Shares") shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the consideration specified in Paragraphs (c) and (d) of this Section 1.05.

         (b) Definitions. As used in this Agreement, the following terms shall have the meanings specified below.

                 (i)      "DGC Common Stock" - DGC's common stock, no par value.

                 (ii) "Transaction Value" - Twenty-nine dollars ($29.00) times the JGB Units.

                 (iii) "JGB Units" - The sum of the number of shares of Jefferson Guaranty Bancorp Common Stock outstanding on the Effective Date and 100 times the number of shares of Jefferson Guaranty Bancorp Preferred Stock outstanding on the Effective Date.

                 (iv)     "Stock Unit" - .637363 shares of DGC Common Stock.

                 (v)      "Cash Unit" - Twenty-nine dollars ($29.00).

                 (vi) "Stock Election Percentage" - The quotient of the total number of Stock Units elected divided by the JGB Units.

                 (vii) "Adjusted Stock Election Percentage" - The greater of the Stock Election Percentage and .55.

                 (viii) "Total DGC Stock" - A number of shares of DGC Common Stock determined by multiplying the Transaction Value by the lesser of (x) the Adjusted Stock Election Percentage and (y) .80, and then dividing the product by 45.50.

                 (ix) "Total DGC Cash" - Cash in an amount equal to the Transaction Value times the result of 1.00 minus the multiplier used to determine the Total DGC Stock.

         (c) Exchange Ratio. Each share of Jefferson Guaranty Bancorp Common Stock outstanding on the Effective Date will be converted into either one Stock Unit or one Cash Unit, at the election of the shareholder, subject to the other terms of this Section 1.05, and each share of Jefferson Guaranty Bancorp Preferred Stock outstanding on the Effective Date will be converted into either 100 Stock Units or 100 Cash Units, at the election of the shareholder, subject to the other terms of this Section 1.05.

         (d) Election Procedures. In making and honoring elections pursuant to Paragraph (c) of this Section 1.05, the following rules shall apply:

         (i) In allocating shares of DGC Common Stock and cash among electing shareholders,

                         (A)     Each shareholder of Jefferson Guaranty
                                 Bancorp Common Stock shall be entitled to elect as many Stock Units and as many Cash Units as he or she chooses, so long as the total number of Units elected is equal to the total number of shares of Common Stock held by him and converted in the Holding Company Merger. Each shareholder of Jefferson Guaranty Bancorp Preferred Stock shall be entitled to elect as many Stock Units and as many Cash Units as he or she chooses, so long as the total number of Units elected is equal to 100 times the total number of shares of Jefferson Guaranty Bancorp Preferred Stock held by him and converted in the Holding Company Merger. If a shareholder makes an election but elects more Units than he or she is entitled to elect the excess will be eliminated by first reducing the number of Stock Units elected, and thereafter, if necessary, reducing the number of Cash Units elected. If a shareholder elects fewer Units than he or she is entitled to elect, the deficit will be eliminated by increasing the number of Cash Units elected and, thereafter, if necessary, increasing the number of Stock Units elected.

                         (B) To the extent the sum of all Cash Unit elections exceeds the Total DGC Cash, Stock Units will be allocated pro rata to the electing shareholders instead of Cash Units to the extent of the oversubscription; and to the extent all Stock Unit elections exceed the Total DGC Stock, Cash Units will be allocated pro rata to the electing shareholders instead of Stock Units to the extent of the oversubscription.

                 (ii) A shareholder who does not make an election or does not make an election by the election deadline will be deemed to have made a Cash Unit election with respect to all of his or her shares.

                 (iii) The election deadline is the date of the shareholders meeting of Jefferson Guaranty Bancorp held to approve this Agreement.

                 (iv) Elections may not be changed after the election deadline.

                 (v) A warrant holder may make an election as to shares of Jefferson Guaranty Bancorp Common Stock to be received upon the exercise of a warrant and which election is contingent upon the exercise of a warrant.

                 (vi) For the purposes of calculating the Total DGC Cash and making the adjustment required by Section 1.05(d)(i)(B) only, a shareholder who exercises dissenters' rights will be deemed to have made a Cash Unit election with respect to all of his or her shares.

         (e) If prior to the Effective Date DGC should split or combine DGC Common Stock, or pay a dividend or other distribution in DGC Common Stock, then the number of shares that a Jefferson Guaranty Bancorp shareholder is entitled to receive shall be appropriately adjusted to reflect such split, combination, dividend or distribution.


         1.06 Exchange of Shares. (a) At the time the Proxy Statement referred to in Section 5.06(a) is mailed to the shareholders of Jefferson Guaranty Bancorp, or as soon as practicable thereafter, Deposit Guaranty National Bank, acting as exchange agent (the "Exchange Agent"), shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented issued and outstanding shares of Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock (the "Certificates"), and to each holder of warrants to acquire Jefferson Guaranty Bancorp Common Stock, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the consideration determined pursuant to Section 1.05. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of DGC Common Stock and the amount of cash to which such holder of Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock shall have become entitled pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. Lost Certificates shall be treated in accordance with the existing procedures of Jefferson Guaranty Bancorp. Within five (5) business days after the Effective Date, the Exchange Agent will mail the certificates and the amount of cash consideration to which they are entitled to those holders who have delivered properly executed letters of transmittal and their certificates to the Exchange Agent no later than two (2) business days prior to the Effective Date and complied with all conditions set forth in the letter of transmittal.

         (b) No dividends or other distributions declared after the Effective Date with respect to DGC Common Stock and payable to the holders of record thereof after the Effective Date shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the shares of DGC Common Stock into which the shares represented by such certificate have been converted.

         (c) If any certificate representing shares of DGC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of DGC Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Date there shall be no transfers on the stock transfer books of Jefferson Guaranty Bancorp of the shares of Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock which are outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the consideration specified in Section 1.05.

         (e) No certificates or scrip representing fractional shares of DGC Common Stock shall be issued upon the surrender for exchange of such Certificates, no dividend or distribution with respect to DGC Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of DGC. In lieu of any such fractional share, DGC shall pay to each former stockholder of Jefferson Guaranty Bancorp who otherwise would be entitled to receive a fractional share of DGC Common Stock an amount in cash determined by multiplying (i) the closing sale price of a share of DGC Common Stock on the date immediately proceeding the Effective Date as quoted on the National Association of Securities Dealers Automated Quotation System, by (ii) the fraction of a share of DGC Common Stock to which such holder would otherwise be entitled.

         1.07 DGC to Make Shares Available. DGC shall make available a sufficient number of shares for conversion and exchange in accordance with
Section 1.05, by transferring such shares to the Exchange Agent for the benefit of the stockholders of Jefferson Guaranty Bancorp.


         1.08 Shares of DG Louisiana. The shares of capital stock of DG Louisiana outstanding immediately prior to the Effective Date shall not be changed or converted by virtue of the Holding Company Merger.

         1.09 Tax Consequences. It is intended that the Holding Company Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by reason of Code Section 368(a)(2)(D), and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code.



                                 ARTICLE II.


                                THE BANK MERGER

         2.01    The Bank Merger.  On the Effective Date (as defined in
Section 2.02 hereof), Jefferson Guaranty Bank shall be merged with and into DGNB Louisiana under the Articles of Association of DGNB Louisiana, as amended, existing under Charter No. 13648, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. Section 215a and La. R.S. 6:351 et seq. On the Effective Date, DGNB Louisiana, the Receiving Association, shall continue to be a national banking association, and its business shall continue to be conducted at its main office in Hammond, Louisiana, and at its legally established branches (including, without limitation, the legally established offices from which Jefferson Guaranty Bank conducted business immediately prior to the Effective Date). The Articles of Association of DGNB Louisiana shall not be altered or amended by virtue of the Bank Merger, and the incumbency of the directors and officers of DGNB Louisiana shall not be affected by the Bank Merger nor shall any person succeed to such positions by virtue of the Bank Merger. DGNB Louisiana shall file this Agreement with the Louisiana Commissioner of Financial Institutions (the "Commissioner") pursuant to La. R.S. 6:352 and make appropriate filings with the Office of the Comptroller of the Currency (the "OCC"). Jefferson Guaranty Bank and DGNB Louisiana are sometimes referred to together as the "Merging Associations."


         2.02 Effective Date. The Bank Merger shall become effective on the Effective Date.


         2.03 Cancellation of Capital Stock of Jefferson Guaranty Bank. On the Effective Date, by virtue of the Bank Merger, all shares of the capital stock of Jefferson Guaranty Bank shall be cancelled and no cash, securities or other property shall be issued in the Bank Merger in respect thereof.


         2.04 Capital Structure of the Receiving Association. As of December 31, 1995, DGNB Louisiana had capital of $2,341,210 divided into 234,121 shares of common stock, each of $10 par value ("DGNB Louisiana Common Stock"), surplus of $3,603,351 and undivided profits, including capital reserves, of $12,480,851. As of December 31, 1995, Jefferson Guaranty Bank had capital of $1,375,217.50 divided into 550,087 shares of common stock, each of $2.50 par value, surplus of $14,972,000 and undivided profits, including capital reserves, of $3,879,000.

         On the Effective Date, the amount of capital of the Receiving Association shall be $2,341,210 divided into 234,121 shares of common stock, each of the par value of $10, and on the Effective Date, the Receiving Association shall have a surplus of $3,603,351, plus the value of the consideration to be paid by DGC in the Holding Company Merger and in any other mergers consummated after December 31, 1995 and prior to the Effective Date, and undivided profits, including capital reserves, which when combined with capital and surplus will be equal to the capital structure of DGNB Louisiana, as set forth above, adjusted, however, for the results of operations of DGNB Louisiana between December 31, 1995 and the Effective Date.


         2.05 Effects of the Bank Merger. On the Effective Date, the corporate existence of each of the Merging Associations shall be merged into and continued in DGNB Louisiana, the Receiving Association, and such Receiving Association shall be deemed to be the same corporation as each bank or banking association participating in the Bank Merger. All rights, franchises and interests of the individual Merging Associations in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Receiving Association by virtue of the Bank Merger without any deed or other transfer. The Receiving Association, upon the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by any one of the Merging Associations at the time of the Bank Merger, subject to the conditions specified in 12 U.S.C. Section
 215a(f). The Receiving Association shall, from and after the Effective Date, be liable for all liabilities of the Merging Associations.

         2.06 Tax Consequences. It is intended that the Bank Merger shall constitute a reorganization pursuant to Section 368(a)(1)(A) of the Code, and that the transactions made the subject matter of the plan shall constitute a "plan of reorganization" for purposes of the rules and regulations governing Code Section 368.



                                ARTICLE III.


                       REPRESENTATIONS AND WARRANTIES OF
             JEFFERSON GUARANTY BANK AND JEFFERSON GUARANTY BANCORP

         Jefferson Guaranty Bank and Jefferson Guaranty Bancorp hereby make the following representations and warranties to DGC, DGNB Louisiana, and DG
Louisiana:

         3.01 Corporate Organization. (a) Jefferson Guaranty Bank is a banking association duly organized, validly existing and in good standing under the laws of the State of Louisiana. Jefferson Guaranty Bank has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.


         (b) Jefferson Guaranty Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Jefferson Guaranty Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on its financial condition, results of operations, business or prospects.

         3.02 Capitalization. (a) The authorized capital stock of Jefferson Guaranty Bank consists of 850,000 shares of common stock, $2.50 par value (the "Jefferson Guaranty Bank Common Stock"). At the close of business on June 30, 1996, there were 550,087 shares of Jefferson Guaranty Bank Common Stock issued and outstanding and no shares held in Jefferson Guaranty Bank's treasury. Except as set forth on Schedule 3.02 hereto, all issued and outstanding shares of Jefferson Guaranty Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (except as provided in La. R.S. 6:262) and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth on Schedule
3.02 hereof, Jefferson Guaranty Bank has not issued any additional shares of Jefferson Guaranty Bank Common Stock since June 30, 1996, and does not have and is not bound by any outstanding subscription, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Jefferson Guaranty Bank Common Stock or any security representing the right to purchase or otherwise receive any Jefferson Guaranty Bank Common Stock. Jefferson Guaranty Bancorp has good, valid and marketable title to, the Jefferson Guaranty Bank Common Stock, and on the Effective Date the same will be free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, except as provided in La. R.S. 6:262. The Louisiana Commissioner of Financial Institutions has taken no action pursuant to Section 6:262A.

         (b) The authorized capital stock of Jefferson Guaranty Bancorp consists of 5,000,000 shares of Jefferson Guaranty Bancorp Common Voting Stock, 500,000 shares of Class A Nonvoting Stock, and 16,200 shares of Series

C Cumulative Convertible Preferred Stock, with a stated value of $1,000 per share. At the close of business on June 30, 1996, there were 1,244,375 shares of Jefferson Guaranty Bancorp Common Voting Stock and 3,484 shares of Series C Cumulative Convertible Preferred Stock issued and outstanding, which are convertible into 348,400 shares of Jefferson Guaranty Bancorp Common Voting Stock . As of the date of this Agreement, warrants to acquire 266,000 shares of Jefferson Guaranty Bancorp Common Voting Stock are outstanding, all of which shall be exercised or purchased for cash on or before the Effective Date. Except as set forth on Schedule 3.02 hereto, all issued and outstanding shares of Jefferson Guaranty Bancorp Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth on Schedule 3.02 hereof, Jefferson Guaranty Bancorp has not issued any additional shares of Jefferson Guaranty Bancorp Common Stock since June 30, 1996, and, except as set forth in this Section 3.02 does not have and is not bound by any outstanding subscription, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Jefferson Guaranty Bancorp Common Stock or any security representing the right to purchase or otherwise receive any Jefferson Guaranty Bancorp Common Stock.

         3.03 Investments; No Subsidiaries. The "Jefferson Guaranty Consolidated Group," as such term is used in this Agreement, consists of Jefferson Guaranty Bancorp and Jefferson Guaranty Bank. Except as set forth on
Schedule 3.03 hereof, neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has any subsidiaries or equity interest or other investment, direct or indirect, in any corporation, partnership, joint venture or other entity except for such equity interest or other investment which Jefferson Guaranty Bank may have acquired as a result of foreclosure or collection and is as of the date hereof holding subject to sale and except for any interest or investment held in a fiduciary capacity.


         3.04 Loan Portfolio. All loans, discounts and financing leases (in which any member of the Jefferson Guaranty Consolidated Group is lessor) reflected on the Jefferson Guaranty Latest Balance Sheet (as defined in Section 3.07) (a)) were, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of the Jefferson Guaranty Consolidated Group, (b) are evidenced in all material respects by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have, in all material respects, been secured by valid liens and security interests which have been perfected. Set forth in Schedule 3.04 hereto is a true and complete list of all real property in which Jefferson Guaranty Bank has an interest as creditor or mortgagee in an amount greater than $50,000. Except as set forth in Schedule
3.04 hereto, there are no outstanding loans held by Jefferson Guaranty Bank with an unpaid balance of $25,000 or more in which a material default has occurred. A material default for purposes of this Section 3.04 includes, without limitation, the failure to pay indebtedness or an installment thereof more than sixty (60) days after it is due and payable.


         3.05 Authority; Enforceability. Each of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Jefferson Guaranty Bank have been duly and validly approved by the Board of Directors of Jefferson Guaranty Bank, and, except for approval by Jefferson Guaranty Bancorp as the sole shareholder of Jefferson Guaranty Bank, no other corporate proceedings on the part of Jefferson Guaranty Bank are necessary to consummate the transactions so contemplated. The Board of Directors of Jefferson Guaranty Bancorp has duly and validly approved this Agreement and the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by Jefferson Guaranty Bancorp, and, except for the approval of this Agreement by its shareholders, no other corporate proceedings on the part of Jefferson Guaranty Bancorp are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Jefferson Guaranty Bank and Jefferson Guaranty Bancorp and constitutes a valid and binding obligation of Jefferson Guaranty Bank and of Jefferson Guaranty Bancorp enforceable against each in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

         3.06      Consents and Approvals.  Except as set forth in Schedule
3.06 hereto, no permit, consent, approval or authorization of, or declaration, filing or registration with, any public body or authority or to the knowledge of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp any third party is necessary in connection with (i) the execution and delivery by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp of this Agreement, or (ii) the consummation by Jefferson Guaranty Bancorp or Jefferson Guaranty Bank of the Mergers and the other transactions contemplated hereby.


         3.07 Financial Statements; Other Reports; Liabilities. (a) The consolidated financial statements of Jefferson Guaranty Bancorp and its consolidated subsidiaries (collectively, the "Jefferson Guaranty Financial Statements") for the fiscal years ended December 31, 1993 through 1995 have been audited by Arthur Andersen, LLP., certified public accountants in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles and, except as disclosed therein, applied on a basis consistent with prior periods, and present fairly the financial position of Jefferson Guaranty Bancorp and its consolidated subsidiaries at such dates and the results of operations and cash flows for the periods then ended. The consolidated financial statements of Jefferson Guaranty Bancorp and its consolidated subsidiaries for the six months ended June 30, 1996 ("Jefferson Guaranty Interim Financial Statements") have been prepared in accordance with generally accepted accounting principles and, except omitting substantially all of the disclosures and the statements of cash flows, applied on a basis consistent with prior periods, and present fairly the financial position of Jefferson Guaranty Bancorp and its consolidated subsidiaries at such date and the results of operations and cash flows for the period then ended and reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim period presented therein. Neither Jefferson Guaranty Bancorp nor any of its consolidated subsidiaries has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) that is material individually or in the aggregate, except as and to the extent reflected on the latest balance sheet included as part of the Jefferson Guaranty Interim Financial Statements (the "Jefferson Guaranty Latest Balance Sheet"), or as may have been incurred or may have arisen since the date of the Jefferson Guaranty Latest Balance Sheet in the ordinary course of business, and except for those liabilities, commitments, debts, and obligations set forth in Schedule 3.10.

         (b) Since the date of the Jefferson Guaranty Latest Balance Sheet, there has been no change that has had or is likely to have a material adverse effect on the financial condition, results of operations, business or prospects of the Jefferson Guaranty Consolidated Group, taken as a whole, excluding changes in banking laws or regulations that affect banking institutions generally.

         (c) Jefferson Guaranty Bancorp has delivered to DGC, DG Louisiana and DGNB Louisiana true and complete copies of the annual report to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for the year ended December 31, 1995 of each member of the Jefferson Guaranty Consolidated Group required to file such reports and all call reports made to the Federal Deposit Insurance Corporation ("FDIC") or the Federal Reserve Board, as the case may be, since December 31, 1993, of each member of the Jefferson Guaranty Consolidated Group required to file such reports. All call reports referred to above have been filed on the appropriate form and prepared in all material respects in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency.


         3.08 No Broker's Fees. Except as fully described and set forth in Schedule 3.08 hereto, neither Jefferson Guaranty Bank, Jefferson Guaranty Bancorp nor any of their officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.


         3.09      Title to Properties; Encumbrances.  Except as set forth in
Schedule 3.09 hereto, Jefferson Guaranty Bank and Jefferson Guaranty Bancorp have good, valid and marketable title to, or a valid leasehold interest in, (a) all their real properties and (b) all other properties and assets reflected in the Jefferson Guaranty Latest Balance Sheet, other than any of such properties or assets which have been sold or otherwise disposed of since the date of the Jefferson Guaranty Latest Balance Sheet in the ordinary course of business and consistent with past practice. Except as set forth in Schedule
3.09 hereto, all of such properties and assets are free and clear of all title defects, mortgages, pledges, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, options to purchase, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any easements, building use restrictions, exceptions, reservations or limitations of any nature whatsoever, except, with respect to all such properties and assets (i) liens for current taxes and assessments not in default, (ii) minor imperfections of title, and encumbrances, if any, which have arisen in the ordinary course of business, which are not substantial in character, amount or extent and which do not detract from the value of or interfere with the present or contemplated use of any of the properties subject thereto or affected thereby or otherwise impair the business operations conducted or contemplated by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp, (iii) mortgages and encumbrances which secure indebtedness, which is properly reflected in the Jefferson Guaranty Latest Balance Sheet, and (iv) liens arising as a matter of law in the ordinary course of business with respect to obligation incurred after the date of the Jefferson Guaranty Latest Balance Sheet provided that such obligations are not delinquent or are being contested in good faith. All personal property material to the business, operations or financial condition of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp, and all buildings, structures and fixtures used by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp in the conduct of their businesses, are in good operating condition and repair, ordinary wear and tear excepted. Except as set forth in Schedule 3.09 hereto, neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has received any notification of any violation (which has not been cured) of any material building, zoning or other similar law, ordinance or regulation in respect of such property or structures or its use thereof.

         3.10      No Undisclosed Liabilities.  Except as set forth in
Schedule 3.10 hereto, as of the date hereof neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except liabilities and obligations (i) fully reflected or reserved against in the Jefferson Guaranty Latest Balance Sheet or disclosed in the notes thereto or (ii) incurred since the date of the Jefferson Guaranty Latest Balance Sheet in the ordinary course of business and consistent with past practice, which liabilities or obligations are, either individually or in the aggregate, material to the Jefferson Guaranty Bancorp Consolidated Group, taken as a whole.


         3.11 Absence of Certain Changes or Events. (a) Except as set forth in Schedule 3.11 hereto, since the date of the Jefferson Guaranty Latest Balance Sheet, there has not been:


                 i)       any material adverse change in the business,

         operations, properties, assets or financial condition of the Jefferson Guaranty Bancorp Consolidated Group, or any event which has had or will have a material adverse effect on any of the foregoing excluding changes in banking laws or regulations that affect banking institutions generally;

                 ii) any loss, damage, destruction or other casualty materially and adversely affecting any of the properties, assets or business of the Jefferson Guaranty Bancorp Consolidated Group (whether or not covered by insurance);

                 iii) any increase of more than ten percent (10%) in the compensation payable by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp to any of their directors, officers, agents, consultants, or any of their employees whose total compensation after such increase was in excess of $50,000 per annum, or any extraordinary bonus, percentage compensation, service award or other like benefit granted, made or accrued to the credit of any such director, officer, agent, consultant or employee, or any extraordinary welfare, pension, retirement or similar payment or arrangement made or agreed to by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp for the benefit of any such director, officer, agent, consultant or employee;

                 iv) any change in any method of accounting or accounting practice of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp;

                 v) any non-performing assets of $25,000 or more to include non-accrual loans, renegotiated loans and other real estate; or

                 vi) any agreement or understanding, whether in writing or otherwise, of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp to do any of the foregoing.

         (b) Except as set forth in Schedule 3.11 hereto, since the date of the Jefferson Guaranty Latest Balance Sheet, neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has:

                 i) issued or sold any promissory note, stock, bond or other corporate security of which it is the issuer in an amount greater than $25,000;

                 ii) discharged or satisfied any lien or encumbrance or paid or satisfied any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an amount greater than $50,000 as to each such lien, encumbrance, obligation or liability other than the indebtedness of Jefferson Guaranty Bancorp to Deposit Guaranty National Bank, current liabilities shown on the Jefferson Guaranty Latest Balance Sheet and current liabilities incurred since the date of the Jefferson Guaranty Latest Balance Sheet in the ordinary course of business and consistent with past practice and other than any such lien, encumbrance, obligation or liability of the nature (regardless of amount) required to be disclosed pursuant to Section 3.11(a)(iii) hereto;

                 iii) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, except for (i) dividends by Jefferson Guaranty Bancorp to holders of Series C Cumulative Convertible Preferred Stock in the amount of $20.00 per share per quarter for any complete calendar quarter ending on or before the Effective Date and, with respect to a calendar quarter not completed on the Effective Date, if the Effective Date is after the record date for the payment of dividends on DGC Common Stock for such quarter, an additional amount determined by multiplying $20.00 by a fraction the numerator of which is the number of days in such quarter prior to the Effective Date and the denominator of which is 90, and (ii) dividends by Jefferson Guaranty Bank to Jefferson Guaranty Bancorp to pay necessary and routine expenses of Jefferson Guaranty Bancorp, authorized dividends of Jefferson Guaranty Bancorp, and the indebtedness of Jefferson Guaranty Bancorp to Deposit Guaranty National Bank;

                 iv) split, combined or reclassified any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

                 v) sold, assigned or transferred any of its assets (real, personal or mixed, tangible or intangible) canceled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business and consistent with past practice;

                 vi) paid any amounts or incurred any liability to or in respect of, or sold any properties or assets (real, personal or mixed, tangible or intangible) to, or engaged in any transaction (other than any transaction of the nature (regardless of amount) required to be disclosed pursuant to Section 3.11(a)(iii) hereof) or entered into any agreement or arrangement with, any corporation or business in which Jefferson Guaranty Bank, Jefferson Guaranty Bancorp or any of their officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act) of any such person, has any direct or indirect interest;

                 vii)     entered into any collective bargaining agreements; or

                 viii) entered into any other transaction other than in the ordinary course of business and consistent with past practice or in connection with the transactions contemplated by this Agreement.

         3.12 Leases. Set forth in Schedule 3.12 hereto is an accurate and complete list of all leases calling for annual rent payments in excess of $10,000 pursuant to which Jefferson Guaranty Bank or Jefferson Guaranty Bancorp, as lessee, leases real or personal property, including, without limitation, all leases of computer or computer services and all arrangements for time-sharing or other data processing services, describing for each lease Jefferson Guaranty Bank's or Jefferson Guaranty Bancorp's financial obligations under such lease its rental payments, expiration date and renewal terms.
Except as set forth in Schedule 3.12 hereto: (a) all such leases are in full force and effect in accordance with their terms and (b) there exists no event of default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any such lease.


         3.13 Trademarks; Trade Names. Set forth in Schedule 3.13 hereto is an accurate and complete list and brief description of all trademarks (either registered or common law), trade names and copyrights (and all applications and licenses therefor) owned by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp or in which they have any interest. Jefferson Guaranty Bank and Jefferson Guaranty Bancorp own, or have the rights to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of their existing businesses as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Schedule 3.13 hereto, no claims are pending by any person for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, nor is there any valid basis for any such claim, challenge or question, and use of such trademarks, trade names and copyrights by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp does not infringe on the rights of any person.


         3.14 Compliance with Applicable Law. Jefferson Guaranty Bank and Jefferson Guaranty Bancorp hold all licenses, franchises, permits and governmental authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any respect under any, applicable statutes, laws, ordinances, rules, regulations, and orders of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over them or over any part of their operations (to the extent that such default would result in a material limitation on the conduct of the Jefferson Guaranty Bancorp Consolidated Group's business, or would cause Jefferson Guaranty Bank or Jefferson Guaranty Bancorp to incur a substantial financial penalty); and, except as set forth in
Schedule 3.14 hereto, neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has received notice of a violation of, and does not know of any violation of or of any valid basis for any claim of a violation of, any of the above.


         3.15 Absence of Questionable Payments. Jefferson Guaranty Bank and Jefferson Guaranty Bancorp have not, and, to the knowledge of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp, no director, officer, agent, employee, consultant or other person acting on behalf of, Jefferson Guaranty Bank or Jefferson Guaranty Bancorp has, (a) used any Jefferson Guaranty Bank or Jefferson Guaranty Bancorp corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any direct or indirect unlawful payments to government officials from any Jefferson Guaranty Bank or Jefferson Guaranty Bancorp corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Jefferson Guaranty Bank or Jefferson Guaranty Bancorp.


         3.16 Insurance. Set forth in Schedule 3.16 hereto is an accurate and complete list of all policies of insurance, including the amounts thereof, owned by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp or in which Jefferson Guaranty Bank or Jefferson Guaranty Bancorp is named as the insured party. All such policies are valid, enforceable and in full force and effect, and no member of the Jefferson Guaranty Consolidated Group has received any notice of material premium increase or cancellation with respect to any of its insurance policies now in effect. Such insurance with respect to Jefferson Guaranty Bank's and Jefferson Guaranty Bancorp's property and the conduct of their businesses is in such amounts and against such risks as are usually insured against by institutions of similar size operating similar properties and businesses in the State of Louisiana and, in the opinion of management of Jefferson Guaranty Bancorp or Jefferson Guaranty Bank, as the case may be, are adequate for the conduct of Jefferson Guaranty Bank's and Jefferson Guaranty Bancorp's businesses. Except as set forth in Schedule 3.16 hereto, within the past five (5) years, neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has ever been refused any insurance nor have their coverages been limited (other than certain exclusions for coverage of certain events or circumstances stated in such policies) by any insurance carrier to which they have applied for insurance or with which they have carried insurance.

         3.17      Powers of Attorney; Guarantees.  Except as set forth in
Schedule 3.17 hereto, other than in the ordinary course of business neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has given any power of attorney to any person to act on its behalf, nor has any obligation or liability, either actual, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.


         3.18 Tax Matters. Except as set forth in Schedule 3.18, Jefferson Guaranty Bank and Jefferson Guaranty Bancorp make the following representations with respect to tax matters:

         (a) For purposes of this Section, the following definitions shall apply:

         (1) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state or local government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which any member of the Jefferson Guaranty Consolidated Group is required to pay, withhold or collect.

         (2) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         (b) To the knowledge of the Jefferson Guaranty Consolidated Group, all material Returns required to be filed by or on behalf of members of the Jefferson Guaranty Consolidated Group have been duly filed and, to the knowledge of the Jefferson Guaranty Consolidated Group, such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other material amount of Taxes are payable by the Jefferson Guaranty Consolidated Group with respect to items or periods covered by such Returns or with respect to any period prior to the date of this Agreement. Each member of the Jefferson Guaranty Consolidated Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of any member of the Jefferson Guaranty Consolidated Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the Jefferson Guaranty Consolidated Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

         (c) The Returns of the Jefferson Guaranty Consolidated Group have never been audited by a government or taxing authority, nor to the knowledge of the Jefferson Guaranty Consolidated Group, is any such audit in process, pending or threatened. To the knowledge of the Jefferson Guaranty Consolidated Group, no material deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of the Jefferson

Guaranty Consolidated Group, and no member of the Jefferson Guaranty Consolidated Group has received notice or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. No member of the Jefferson Guaranty Consolidated Group is a party to any action or proceeding for assessment or collection of Taxes, nor to the knowledge of the Jefferson Guaranty Consolidated Group, has such event been asserted or threatened against any member of the Jefferson Guaranty Consolidated Group or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Jefferson Guaranty Consolidated Group.

         3.19 Benefit and Employee Matters. (a) Schedule 3.19(a) lists all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, employment, compensation arrangements, consulting, bonus, collective bargaining, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto established or maintained by Jefferson Guaranty Bancorp or Jefferson Guaranty Bank, for the benefit of any of the present or former directors, officers, or other employees of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp. Schedule 3.19(a) also identifies each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or contributed to by any member of the Jefferson Guaranty Consolidated Group. Except as set forth in Schedule 3.19(a), all "employee benefit plans" maintained by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp (all such plans being listed in Schedule 3.19(a) hereto) (collectively, the "Jefferson Guaranty Bank Plans") are in material compliance with the provisions of ERISA and the applicable provisions of the Code. No member of the Jefferson Guaranty Consolidated Group has ever maintained or become obligated to contribute to any "employee benefit plan" as such term is defined in Section 3(3) of ERISA, (i) that is subject to Title IV of ERISA or (ii) that is a multiemployer plan under Title IV of ERISA. To the knowledge of the Jefferson Guaranty Consolidated Group, no "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred that could result in liability to Jefferson Guaranty Bancorp, Jefferson Guaranty Bank or DGC, DG Louisiana or DGNB Louisiana. The Jefferson Guaranty Bank 401(k) Plan has been determined to be "qualified" within the meaning of Section 401(a) of the Code and neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp knows of any fact which would adversely affect the qualified status of such plan. Jefferson Guaranty Bancorp has provided to DGC copies of the most recent determination letter issued by the Internal Revenue Service with respect to such plan. No member of the Jefferson Guaranty Consolidated Group has any current or projected liability in respect of post-employment welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code.

         (b) Except as set forth in Schedule 3.19(b) hereto, (i) each of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, occupational safety and health and neither is engaged in any unfair labor practice, (ii) there is no unfair labor practice complaint against Jefferson Guaranty Bank or Jefferson Guaranty Bancorp pending or threatened before, or on appeal from, the National Labor Relations Board, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Jefferson Guaranty Bank or Jefferson Guaranty Bancorp, (iv) no representation question exists respecting the employees of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp, (v) no grievance which would have a material adverse effect on the Jefferson Guaranty Bancorp Consolidated Group or the conduct of its businesses nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist,
(vi) no collective bargaining agreement which is binding on Jefferson Guaranty Bank or Jefferson Guaranty Bancorp restricts them from closing any of their operations, and (vii) neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has experienced any work stoppage or other material labor difficulty during the last five (5) years.


         3.20 Contracts and Commitments; No Default. (a) The following information relating to Jefferson Guaranty Bank and Jefferson Guaranty Bancorp has been made available to DGC, DG Louisiana or DGNB Louisiana:

                 i) to the extent permitted by law, any bank regulatory agency reports relating to the examination of Jefferson Guaranty Bank which have been made available to Jefferson Guaranty Bank or Jefferson Guaranty Bancorp for the past five (5) years;

                 ii) the name of each bank with which Jefferson Guaranty Bank or Jefferson Guaranty Bancorp has an account or safekeeping or custodial arrangement or correspondent relationship and the names of all persons who are authorized with respect thereto;

                 iii) all mortgages, indentures, promissory notes, deeds of trust, loan or credit agreements or similar instruments under which Jefferson Guaranty Bank or Jefferson Guaranty Bancorp is indebted in an amount greater than $50,000 for borrowed money or the price of purchased property, accompanied by originals or certified copies thereof and all amendments or modifications of any thereof other than certificates of deposit or other depository instruments;

                 iv) any loans, including any other credit arrangements by Jefferson Guaranty Bank, to any holder of ten percent (10%) or more of Jefferson Guaranty Bancorp Common Stock, to any of Jefferson Guaranty Bank's or Jefferson Guaranty Bancorp's directors or executive officers, to any members of the immediate families of any of Jefferson Guaranty Bank's or Jefferson Guaranty Bancorp's directors or executive officers or to any corporation, firm or other organization in which any of such directors or executive officers holds more than a ten percent (10%) equity interest; and

                 v) any pending application, including any documents or materials relating thereto, which has been filed by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp with any bank regulatory authority in order to obtain the approval of such bank regulatory authority for the establishment of a new branch bank or a new subsidiary bank.

         (b) Except as set forth in Schedule 3.20 hereto, neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp is a party to or bound by, nor have any bids or proposals been made by or to Jefferson Guaranty Bank or Jefferson Guaranty Bancorp with respect to, any written or oral, express or implied:

                 i) contract relating to the matters referred to in paragraph (a) above;

                 ii) contract with or arrangement for directors, officers, employees, former employees, agents or consultants with respect to salaries, bonuses, percentage compensation, pensions, deferred compensation or retirement payments, or any profit-sharing, stock option, stock purchase or other employee benefit plan or arrangement;

                 iii)    collective bargaining or union contract or agreement;

                 iv) contract, commitment or arrangement for the borrowing of money or for a line of credit in an amount greater than $50,000;

                 v) contract, commitment or arrangement for the lending of money or for the granting of a line of credit in an amount greater than $100,000;

                 vi) contract or agreement for the future purchase by it of any materials, equipment, services, or supplies, which is not in the ordinary course of business, and has a term of more than twelve (12) months (including periods covered by any option to renew by either party);

                 vii) contract containing covenants purporting to limit its freedom to compete; or

                 viii) contract or commitment for the acquisition, construction or refurbishment of any property, plant or equipment, other than contracts and commitments for the acquisition, construction or refurbishment of any property, plant or equipment not in excess of $20,000 for any one establishment or $50,000 in the aggregate.

         (c) Each of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp have performed in all material respects all the obligations required to be performed by it under any material contract, agreement, arrangement, commitment or other instrument to which it is a party (including, without limitation, any of those described in paragraphs (a) and (b) of this Section 3.20), and there is not, with respect to any such contract, agreement, commitment or other instrument, (i) any notice of violation, or (ii) any existing default (or event which, with or without due notice or lapse of time or both, would constitute a default) on the part of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp, which default would have a material adverse effect on the business, operations, properties, assets or financial condition of the Jefferson Guaranty Bancorp Consolidated Group, and neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp has received notice of any such default, nor has Jefferson Guaranty Bank or Jefferson Guaranty Bancorp knowledge of any facts or circumstances which would reasonably indicate that it will be or may be in default under, any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

         3.21 Disclosure. All facts material to the business, operations, properties, assets, liabilities (contingent or otherwise), financial condition and prospects of the Jefferson Guaranty Bancorp Consolidated Group have been disclosed to DGC, DG Louisiana and DGNB Louisiana in writing in or pursuant to this Agreement. No representation or warranty contained in this Agreement, and no statement contained in any schedule or certificate, list or other writing furnished to DGC, DG Louisiana or DGNB Louisiana pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to this transaction which is necessary to make the representations and warranties herein contained not misleading has been withheld from, or has not been delivered in writing to, DGC, DG Louisiana and DGNB Louisiana.


         3.22 Litigation. Except (a) that are not material individually or in the aggregate to the Jefferson Guaranty Bancorp Consolidated Group, taken as a whole, or (b) as listed on Schedule 3.22, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of Jefferson Guaranty Bancorp or Jefferson Guaranty Bank, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting Jefferson Guaranty Bancorp or Jefferson Guaranty Bank or any of their subsidiaries or any of the directors, officers, or employees of the foregoing, and to the knowledge of Jefferson Guaranty Bancorp or Jefferson Guaranty Bank no facts or circumstances exist that would be likely to result in the filing of any such action that would have a material adverse effect on the Jefferson Guaranty Bancorp Consolidated Group. Neither Jefferson Guaranty Bancorp or Jefferson Guaranty Bank nor any of their subsidiaries is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.


         3.23 Environmental Matters. (a) To the best knowledge of each, Jefferson Guaranty Bancorp and Jefferson Guaranty Bank are, and have been, in compliance with all applicable federal, state and local laws, regulations, rules and decrees pertaining to pollution or protection of the environment ("Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Louisiana Environmental Quality Act, La. R.S. 30: 2001 et seq., or any similar federal, state or local law, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of the Jefferson Guaranty Bancorp Consolidated Group.

         (b) To the knowledge of each, all property owned, leased, operated or managed by Jefferson Guaranty Bancorp or Jefferson Guaranty Bank, or in which Jefferson Guaranty Bancorp or Jefferson Guaranty Bank has any interest, including any mortgage or security interest ("Business Property"), and all businesses and operations conducted on any of the Business Property (whether by Jefferson Guaranty Bancorp or Jefferson Guaranty Bank, a mortgagor, or any other person), are, and have been, in compliance with all applicable Environmental Laws, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of the Jefferson Guaranty Bancorp Consolidated Group.

         (c) To the best knowledge of each, there is no judicial, administrative, arbitration or other similar proceeding pending or threatened before any court, governmental agency, authority or other forum in which Jefferson Guaranty Bancorp or Jefferson Guaranty Bank or any prior owner of any Business Property has been or, with respect to threatened matters, is threatened to be named as a party relating to (i) alleged noncompliance with any applicable Environmental Law or (ii) the release or threatened release into the environment of any Hazardous Substance (as defined below), and relating to any of the Business Property, except for such proceedings pending or threatened that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of the Jefferson Guaranty Bancorp Consolidated Group, and to the knowledge of each there is no reasonable basis for any such proceeding. The term "Hazardous Substance" means any pollutant, contaminant, or toxic or hazardous substance, chemical, or waste defined, listed or regulated by any Environmental Law (and specifically shall include, but not be limited to, asbestos, polychlorinated biphenyls, and petroleum and petroleum products).

         (d) To the best knowledge of each, there has been no release or threatened release of a Hazardous Substance in, on, under, or affecting any of its Business Property, except such release or threatened release that is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of the Jefferson Guaranty Bancorp Consolidated Group.

         3.24 Contract Termination Provisions. Except for those contracts set forth in Schedule 3.24 hereto, all contracts between Jefferson Guaranty Bank or Jefferson Guaranty Bancorp and any employee thereof or independent contractor thereto shall, by the terms of such contracts or a written addendum thereto, be terminable by DGC, DG Louisiana or DGNB Louisiana following the Mergers, upon no more than thirty (30) day's written notice to the employee or independent contractor.


                                 ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF DGC, DG LOUISIANA
                               AND DGNB LOUISIANA

         DGC, DG Louisiana and DGNB Louisiana represent and warrant to Jefferson Guaranty Bank and Jefferson Guaranty Bancorp as follows:

         4.01 Corporate Organization. DGC and DG Louisiana are corporations duly organized, validly existing and in good standing under the laws of the States of Mississippi and Louisiana, respectively, and DGNB Louisiana is a national banking association duly organized, validly existing and in good standing under the laws of the United States. DGC, DG Louisiana, and DGNB Louisiana, respectively, have the corporate power and authority (and DGNB Louisiana has received appropriate authorizations from the OCC) to own or lease all of their properties and assets and to carry on their businesses as they are now being conducted.


         4.02 Capitalization. The authorized capital stock of DGC consists of 100,000,000 shares of DGC Common Stock, 25,000,000 shares of Class A Voting Preferred Stock, no par value, and 25,000,000 shares of Class B Non-Voting Preferred Stock, no par value (collectively, "the DGC Preferred Stock"). At the close of business on June 30, 1996, there were 19,657,816 shares of DGC Common Stock issued and outstanding and no shares of DGC Preferred Stock had been issued. In addition, options to acquire 435,152 shares of DGC Common Stock were outstanding. The authorized capital stock of DG Louisiana consists of 5,000,000 shares, no par value. At the close of business on June 30, 1996, there were 4,200,000 shares of DG Louisiana Common Stock issued and outstanding, one hundred percent (100%) of which shares were owned by DG Louisiana. All issued and outstanding shares of DGC Common Stock have been, and the shares of DGC Common Stock to be issued pursuant to the Holding Company Merger will be, duly authorized and validly issued, and all such shares are and will be fully paid. Except as referred to above, DGC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of DGC Common Stock or DGC Preferred Stock or any security representing the right to purchase or otherwise receive any DGC Common Stock or DGC Preferred Stock.

         4.03 Authority; No Violation. (a) DGC, DG Louisiana, and DGNB Louisiana, respectively, have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The respective Boards of Directors of DGC, DG Louisiana, and DGNB Louisiana, or a majority thereof, and DGC as the sole shareholder of DG Louisiana, have duly and validly approved and adopted this Agreement and the transactions contemplated hereby, have executed or authorized the execution of and have authorized the delivery of this Agreement, and except for approval by DG Louisiana, as the sole shareholder of DGNB Louisiana, no other corporate proceedings on the part of DGC, DG Louisiana, or DGNB Louisiana are necessary or desirable to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by DGC, DG Louisiana, and DGNB Louisiana and constitutes a valid and binding obligation of each of DGC, DG Louisiana, and DGNB Louisiana, enforceable in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement by DGC, DG Louisiana, or DGNB Louisiana nor the consummation by DGC, DG Louisiana, or DGNB Louisiana of the transactions contemplated hereby, nor compliance by DGC, DG Louisiana, or DGNB Louisiana with any of the provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of DGC, or DG Louisiana, or the Articles of Association or Bylaws of DGNB Louisiana, (ii) to the best knowledge of DGC, DG Louisiana, and DGNB Louisiana violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to DGC, DG Louisiana, DGNB Louisiana, or any of their subsidiaries or any of their respective properties or assets, or (iii) to the best knowledge of DGC, DG Louisiana, and DGNB Louisiana violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of DGC, DG Louisiana, DGNB Louisiana, or any of their subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which DGC, DG Louisiana, DGNB Louisiana, or any of their respective subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such conflicts, breaches or defaults as are set forth in Schedule 4.03 hereto, or which either individually or in the aggregate will not have a material adverse effect on the business, operations, properties, assets or financial condition of DGC, DG Louisiana, DGNB Louisiana or any of their respective subsidiaries.


         4.04 Consents and Approvals. Except for consents and approvals of, or filings or registrations, with the SEC, OCC, the Federal Reserve Bank and the Commissioner, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with (i) the execution and delivery by DGC, DG Louisiana, and DGNB Louisiana of this Agreement or (ii) the consummation of the Mergers and the other transactions contemplated hereby.


         4.05 SEC Documents; Financial Statements; Liabilities. (a) DGC has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1992 (the "DGC SEC Documents"), complete copies of which have been provided to Jefferson Guaranty Bancorp. The DGC SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such DGC SEC Documents, and none of the DGC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The DGC financial statements included in the DGC SEC Documents have been audited by KPMG Peat Marwick LLP, certified public accountants (in the case of the DGC audited financial statements) in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles and, except as disclosed therein, applied on a basis consistent with prior periods, and present fairly the financial position of DGC and its consolidated subsidiaries at such dates and the results of operations and cash flows for the periods then ended, except, in the case of the DGC interim financial statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The DGC interim financial statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. Neither DGC nor any of its consolidated subsidiaries has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) that is material individually or in the aggregate, except as and to the extent reflected on the latest balance sheet included in the DGC interim financial statements (the "DGC Latest Balance Sheet"), or as may have been incurred or may have arisen since the date of the DGC Latest Balance Sheet in the ordinary course of business.

         (c) Since the date of the DGC Latest Balance Sheet, there has been no change that has had or is likely to have a material adverse effect on DGC or its subsidiaries.

         4.06      Litigation.  Except (a) as disclosed in a DGC SEC Document,
(b) that are not material individually or in the aggregate to DGC and its consolidated subsidiaries (the "DGC Consolidated Group"), taken as a whole, or
(c) as listed on Schedule 4.06, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of the DGC Consolidated Group, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting the DGC Consolidated Group or any of the directors, officers, or employees of the foregoing, and to the knowledge of the DGC Consolidated Group no facts or circumstances exist that would be likely to result in the filing of any such action that would have a material adverse effect on the DGC Consolidated Group. The DGC Consolidated Group is not subject to any currently pending material judgment, order or decree entered in any lawsuit or proceeding.


         4.07 Legality of DGC Common Stock. The DGC Common Stock to be issued in connection with the Holding Company Merger, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, and free of pre-emptive rights.


         4.08 Statements are True and Correct. None of the information included in (a) the Registration Statement to be filed by DGC with the SEC in connection with the DGC Common Stock to be issued in the Holding Company Merger in accordance with Section 5.06 hereof, (b) the Proxy Statement to be mailed to the shareholders of Jefferson Guaranty Bancorp in connection with its shareholders meeting, and (c) any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby that has been or will be supplied by DGC or any of its subsidiaries, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when first mailed to the shareholders of Jefferson Guaranty Bancorp, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Jefferson Guaranty Bancorp shareholders' meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that DGC is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will comply in all material respects with the provisions of applicable law.

         4.09 No Shareholder Vote. No vote of any class of shareholders of DGC is required to approve this Agreement or the transactions contemplated hereby in order to comply with the Mississippi Business Corporation Act, DGC's Articles of Incorporation or Bylaws, or the rules and regulations of any exchange on which the DGC Common Stock is listed or traded.

         4.10 Broker's and Finder's Fee. No agent, broker, person or firm acting on behalf of DGC, DG Louisiana or DGNB Louisiana is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any affiliate of the parties hereto, in connection with any of the transactions contemplated herein.


         4.11 Disclosure. No representations or warranties by DGC, DG Louisiana or DGNB Louisiana in this Agreement and no statement contained in the schedules or exhibits or in any certificates to be delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.



                                 ARTICLE V.

                            COVENANTS OF THE PARTIES

         5.01 Conduct of Business. Except with the consent of the other parties hereto, which will not be unreasonably withheld during the period from the date of this Agreement to the Effective Date:


         (a) Jefferson Guaranty Bank and Jefferson Guaranty Bancorp will conduct their businesses and engage in transactions only in the ordinary course and consistent with prudent banking practice.

         (b) Except as set forth on Schedule 5.01(b) neither Jefferson Guaranty Bancorp nor Jefferson Guaranty Bank shall (i) increase by more than ten percent (10%) the compensation payable by Jefferson Guaranty Bank or Jefferson Guaranty Bancorp to any of its directors, officers, agents, consultants, or any of its employees whose total compensation after such increase would be in excess of $50,000 per annum, (ii) grant or pay any extraordinary bonus, percentage compensation, service award or other like benefit to any such director, officer, agent, consultant or employee, or (iii) make or agree to any extraordinary welfare, pension, retirement or similar payment or arrangement for the benefit of any such director, officer, agent, consultant or employee.

        (c) Neither Jefferson Guaranty Bancorp nor Jefferson Guaranty Bank shall sell or dispose of material assets except in the ordinary course of business.

        (d) Neither Jefferson Guaranty Bancorp nor Jefferson Guaranty Bank shall enter into any new capital commitments or make any capital expenditures, except commitments or expenditures within existing operating and capital budgets or otherwise in the ordinary course of business.

        (e) Except with respect to the issuance of shares of Jefferson Guaranty Bancorp Common Stock upon exercise of warrants or conversion of Jefferson Guaranty Bancorp Preferred Stock outstanding on the date hereof, neither Jefferson Guaranty Bank nor Jefferson Guaranty Bancorp shall authorize or issue any additional shares of any class of its capital stock or any securities exchangeable for or convertible into any such shares or any options or rights to acquire any such shares, nor shall Jefferson Guaranty Bank or Jefferson Guaranty Bancorp otherwise authorize or affect any change in its capitalization.

        (f) No dividends shall be paid by Jefferson Guaranty Bancorp except for dividends to holders of Series C Cumulative Convertible Preferred Stock in the amount of $20.00 per share per quarter for any complete calendar quarter ending on or before the Effective

Date and, with respect to a calendar quarter not completed on the Effective Date, if the Effective Date is after the record date for the payment of dividends on DGC Common Stock for such quarter, an additional amount determined by multiplying $20.00 by a fraction the numerator of which is the number of days in such quarter prior to the Effective Date and the denominator of which is 90. No dividends shall be paid by Jefferson Guaranty Bank except dividends by Jefferson Guaranty Bank to Jefferson Guaranty Bancorp to the extent necessary to pay necessary and routine expenses of Jefferson Guaranty Bancorp, authorized dividends of Jefferson Guaranty Bancorp, and the indebtedness of Jefferson Guaranty Bancorp to Deposit Guaranty National Bank.

        5.02 Limitation on Actions. Prior to the Effective Date or until the termination of this Agreement, Jefferson Guaranty Bancorp shall not, without the prior approval of the chief executive officer of DGC,


        (a)      solicit or encourage inquiries or proposals with respect to; or

        (b) except to the extent required, in the opinion of its counsel, by its legal obligations, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, Jefferson Guaranty Bancorp or any subsidiary thereof, or any business combination with Jefferson Guaranty Bancorp or any subsidiary thereof, other than as contemplated by this Agreement; and shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Jefferson Guaranty Bancorp from taking any action that in the opinion of counsel to Jefferson Guaranty Bancorp is required by law.

        Jefferson Guaranty Bank and Jefferson Guaranty Bancorp agree to notify DGC by telephone within twenty-four hours (24) of receipt of any inquiry with respect to a proposed merger, consolidation, assets acquisition, tender offer or other takeover transaction with another person or receipt of a request for information from the FDIC, OCC or other governmental authority with respect to a proposed acquisition of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp by another party.

        5.03 Current Information. During the period from the date of this Agreement to the Effective Date, Jefferson Guaranty Bank and Jefferson Guaranty Bancorp will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of DGC and to report the general status of its ongoing operations. In addition, separate reporting on matters involving the loan portfolio will occur monthly and will include, but not be limited to, (i) all board reports, (ii) new and renewed loans, (iii) delinquency reports, (iv) loan extensions, (v) to the extent possible, loan policy exceptions, loan documentation exceptions, and financial statement exceptions, (vi) watch list reports, (vii) all written communications concerning problem loan accounts greater than $250,000, (viii) notification and written details involving new loan products and/or loan programs, (ix) loan applications for new or renewed loans, lines of credit or commitment of $50,000 or more, (x) all loan review reports, (xi) reconciliation of allowance for loan and lease losses to include gross chargeoffs, recoveries and net chargeoffs,
(xii) written explanation of any gross chargeoff greater than $100,000, (xiii) analysis of adequacy of allowance for loan and lease losses, and (xiv) such other information regarding specific loans, the loan portfolio and management of the loan portfolio as may be requested. Jefferson Guaranty Bank and Jefferson Guaranty Bancorp will promptly notify DGC of any material change in the normal course of their business or in the operation of their properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving either party, and will keep DGC fully informed of such events.


        5.04 Access to Properties and Records; Confidentiality. (a) For purposes of allowing the parties and their counsel to prepare regulatory submissions, and for other relevant purposes, each party shall permit the other party reasonable access to their properties during normal business hours, and shall disclose and make available to the other party and its agents the following books, papers and records relating to their assets, stock ownership, properties, operations, obligations and liabilities: (i) with respect to Jefferson Guaranty Bancorp and Jefferson Guaranty Bank, their books of account (including their general ledgers); tax records; minute books of directors' and shareholders' meetings; charter documents; bylaws; material contracts and agreements; filings with any regulatory authority; litigation files; compensatory plans affecting its employees; and any other materials pertaining to business activities, projects or programs in which DGC, DG Louisiana, and DGNB Louisiana may have a reasonable interest in light of the proposed Mergers, and (ii) with respect to DGC, DG Louisiana, and DGNB, those documents and records set forth in Schedule 5.04. No party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other person, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) All information furnished by any party pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Mergers contemplated hereby and, if such Mergers shall not occur, each party shall return all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all of such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for three (3) years from the date the proposed Mergers are abandoned and shall not apply to (a) any information which (i) a party can establish by convincing evidence was already in its possession prior to the disclosure thereof by another party, (ii) was then generally known to the public or set forth in public records, (iii) became known to the public through no fault of the party, or (iv) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality, or (b) disclosures in accordance with an order of a court of competent jurisdiction.

         5.05 Interim Financial Statements; SEC Filings. (a) As soon as reasonably available, but in no event more than fifteen (15) days after the end of each month ending after the date of this Agreement, Jefferson Guaranty Bank and Jefferson Guaranty Bancorp will deliver to DGC copies of their monthly financial statements. DGC shall deliver to Jefferson Guaranty Bancorp, within five (5) days after filing, all reports or statements filed with the SEC by DGC, including any Quarterly Report on Form 10-Q, Annual Report on Form 10-K, Current Report on Form 8-K, and any registration statement, proxy statement, or annual report to stockholders.


         5.06 Regulatory Matters. (a) DGC shall prepare and file a registration statement with the SEC on Form S-4 under the Securities Act (the "Registration Statement"), including a proxy statement (the "Proxy Statement") to be mailed to Jefferson Guaranty Bancorp shareholders in connection with the meeting to be called to consider and vote upon the Holding Company Merger and to consider and vote upon the acceleration of warrants and the purchase of warrants held by warrant holders of Jefferson Guaranty Bancorp Common Stock in a manner necessary to meet the exception to Section 280G of the Code, as amended, provided in Section 280(G)(b)(5) thereof and applicable regulations thereunder (the "Parachute Exception"), as soon as reasonably practicable following the date of this Agreement. The Registration Statement shall comply in all material respects with the Securities Act and DGC will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable, to qualify the DGC Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby.

         (b) DGC will use its best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including those required by the OCC, the Federal Reserve Board, the FDIC and the Commissioner.

         (c) The parties shall cooperate in preparing the Registration Statement and the Proxy Statement, including but not limited to all disclosures that are necessary or appropriate to comply with the Parachute Exception. Jefferson Guaranty Bancorp will promptly furnish all such data and information relating to it and its subsidiaries as DGC may reasonably request for the purpose of including such data and information in the Registration Statement.

         (d) DGC will indemnify and hold harmless Jefferson Guaranty Bancorp, each of its directors, each of its officers and each person, if any, who controls Jefferson Guaranty Bancorp within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the Securities Act or the Securities Exchange Act of 1934, any state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Proxy Statement, or in any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred, promptly as they are incurred, by such person in connection with investigating or defending any such action or claim; provided, however, that DGC shall not be liable in any case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Proxy Statement or any such amendment or supplement in reliance upon or in conformity with information furnished to DGC by or on behalf of the Jefferson Guaranty Consolidated Group for use therein.

         (e) Promptly after receipt by an indemnified party under subparagraph (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against DGC under such subparagraph, notify DGC in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify DGC of the commencement thereof, DGC shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from DGC to such indemnified party of its election so to assume the defense thereof, DGC shall not be liable to such indemnified party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, if DGC elects not to assume such defense or counsel for the indemnified parties advises in writing that there are material substantive issues which raise conflicts of interest between DGC or Jefferson Guaranty Bancorp and one or more of the indemnified parties, such indemnified parties may retain counsel satisfactory to them, and DGC shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received.

         5.07       Approval of Shareholders.  Jefferson Guaranty Bancorp will
(i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, (ii) except to the extent it is prohibited from doing so in the opinion of its counsel by its legal obligations, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement, and (iii) cooperate and consult with DGC, DG Louisiana, and DGNB Louisiana with respect to each of the foregoing matters. Jefferson Guaranty Bancorp, as the sole shareholder of Jefferson Guaranty Bank, shall approve this Agreement and the Bank Merger. DG Louisiana, as the sole shareholder of DGNB Louisiana, shall approve this Agreement and the Bank Merger.


         5.08 Compliance with SEC Rules 144 and 145. Jefferson Guaranty Bancorp shall identify in a letter to DGC, after consultation with its counsel and with DGC and its counsel, persons who may be deemed to be affiliates of Jefferson Guaranty Bancorp as that term is defined in Rule 145 under the Securities Act and who will become beneficial owners of Common Stock of DGC pursuant to the Holding Company Merger ("Jefferson Guaranty Bancorp Affiliates"). Jefferson Guaranty Bancorp shall use its best efforts to cause all Jefferson Guaranty Bancorp Affiliates to execute and deliver to DGC written agreements to comply with the applicable resale restrictions set forth in Rules 144 and 145 under the Securities Act.


         5.09 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

         5.10 Public Announcements. DGC, DG Louisiana, DGNB Louisiana, Jefferson Guaranty Bank and Jefferson Guaranty Bancorp will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby. No party to this Agreement shall make any public announcement or otherwise make any disclosure (either public or private), other than such disclosure to employees or agents of any such party as may be required to carry out the transactions contemplated by this Agreement and except as may be required by law, without the express written consent of all parties hereto. Each party hereto shall undertake such reasonable steps as may be required to ensure that its employees and agents comply with the provisions of this Section 5.10.


         5.11 Benefits. From and after the Effective Date, DGC will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all Jefferson Guaranty Bank employees under all DGC employee benefit plans for which they are eligible, as soon as practicable after the Effective Date. All prior years of service of Jefferson Guaranty Bank employees will be counted for vesting and eligibility purposes under all applicable DGC employee benefit plans to the extent permitted by applicable law. Any Jefferson Guaranty Bank employee who, immediately prior to the Effective Date, is covered by or is a participant in a Jefferson Guaranty Bank employee benefit plan listed in Schedule 3.19 of this Agreement, shall, on the Effective Date, be covered by or participate in the comparable DGC employee benefit plan if a comparable plan otherwise is maintained by DGC and if the eligibility requirements of the DGC plan are met.


         5.12 Indemnification and Liability Insurance. (a) From and after the Effective Date, DG Louisiana shall indemnify, defend, and hold harmless the former directors, officers, employees and agents of Jefferson Guaranty Bancorp (each such director, officer, employee or agent referred to as a "Holding Company Indemnified Party") against all losses, claims, damages, liabilities, judgments (and related expenses including but not limited to, attorney's fees and amounts paid in settlement), joint, several or solidary, and any action or other proceeding in respect thereof, to which the Holding Company Indemnified Parties or any of them become subject, based upon or arising out of actions or omissions of such persons occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the full extent permitted under Louisiana Law or by Jefferson Guaranty Bancorp's Articles of Incorporation and Bylaws as in effect on the date hereof, whichever is greater.

         (b) From and after the Effective Date, DGNB Louisiana shall indemnify, defend, and hold harmless the former directors, officers, employees and agents of Jefferson Guaranty Bank (each such director, officer, employee or agent referred to as a "Bank Indemnified Party") against all losses, claims, damages, liabilities, judgments (and related expenses including but not limited to, attorney's fees and amounts paid in settlement), joint, several or solidary, and any action or other proceeding in respect thereof, to which the Bank Indemnified Parties or any of them become subject, based upon or arising out of actions or omissions of such persons occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the full extent permitted under Louisiana Law or by Jefferson Guaranty Bank's Articles of Incorporation and Bylaws as in effect on the date hereof, whichever is greater.

         (c) DGNB Louisiana and DG Louisiana shall use its best efforts to maintain the existing directors' and officers' liability insurance policy of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp, respectively, covering persons who are currently covered by such insurance for a period of five (5) years after the Effective Date on terms generally no less favorable than those in effect on the date of this Agreement; provided, however, that DGNB Louisiana and DG Louisiana may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date of this Agreement.


         5.13 Employment and Consulting Agreements. On or before the Effective Date, DGNB Louisiana shall enter into an employment agreement with A. Peyton Bush, III on terms satisfactory to the parties. DGNB Louisiana shall enter into a consulting agreement with Harold N. Garic on terms satisfactory to the parties, after the termination of his employment with DGNB Louisiana.

                                 ARTICLE  VI.

                               CLOSING CONDITIONS

         6.01 Conditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, none of which may be waived:


         (a) This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Jefferson Guaranty Bancorp Common Stock, voted at the special meeting of shareholders of Jefferson Guaranty Bancorp called pursuant to Section 5.07 hereof.

         (b) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Mergers.

         (c) DGC, DG Louisiana, DGNB Louisiana, Jefferson Guaranty Bancorp and Jefferson Guaranty Bank shall have received an opinion of Messrs. Watkins Ludlam & Stennis, P.A., dated the date of Closing substantially to the effect that the transactions contemplated by this Agreement will be treated for federal income tax purposes as a reorganization under Section 368 of the Code, with the result that, among other things, no gain or loss will be recognized by shareholders of Jefferson Guaranty Bancorp who receive DGC Common Stock solely in exchange for their Jefferson Guaranty Bancorp Common Stock or Jefferson Guaranty Bancorp Preferred Stock surrendered in the Holding Company Merger, and that those shareholders of Jefferson Guaranty Bancorp who receive cash and DGC Common Stock could recognize gain or dividend income, but in any event such gain or dividend income would not exceed the amount of cash received.

         (d) A Registration Statement relating to the shares of DGC Common Stock to be issued pursuant to this Agreement shall have become effective under the Securities Act and shall not be subject to any stop order or a threatened stop order. All necessary consents or permits from or registrations or filings with state securities commissions shall have been obtained or made.

         (e) This Agreement and the transactions contemplated hereby shall have been approved by the OCC and all other applicable federal and state authorities.

         6.02 Conditions to the Obligations of DGC, DG Louisiana, and DGNB Louisiana under this Agreement. The obligations of DGC, DG Louisiana, and DGNB Louisiana under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Date, of the following conditions, any one or more of which may be waived by DGC, DG Louisiana, and DGNB
Louisiana:


         (a) Each of the obligations of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and the representations and warranties of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made at and as of the Effective Date (except as otherwise contemplated by this Agreement, and except for inaccuracies in such representations and warranties that are not material individually or in the aggregate to the financial condition, results of operations, business or prospects of the Jefferson Guaranty Bancorp Consolidated Group, taken as a whole) and DGC, DG Louisiana, and DGNB Louisiana shall have received a certificate to that effect signed by the president and the chief financial officer of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp.

         (b) All action required to be taken by, or on the part of, Jefferson Guaranty Bank and Jefferson Guaranty Bancorp to authorize the execution, delivery and performance of this Agreement by Jefferson Guaranty Bank and Jefferson Guaranty Bancorp and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp and DGC, DG Louisiana, and DGNB Louisiana shall have received certified copies of the resolutions evidencing such authorization.

         (c) Any and all permits, consents, waivers, clearances, approvals and authorizations (in addition to those referred to in Section 6.01 hereof) of all third parties and governmental bodies shall have been obtained by Jefferson Guaranty Bank and Jefferson Guaranty Bancorp, which are necessary in connection with the consummation of the Mergers by Jefferson Guaranty Bancorp and Jefferson Guaranty Bank and the other transactions contemplated hereby.

         (d) DGC, DG Louisiana, and DGNB Louisiana shall have received an opinion from Messrs. Coleman, Johnson & Artigues, counsel to Jefferson Guaranty Bank and Jefferson Guaranty Bancorp, dated the date of the Closing, in form satisfactory to DGNB Louisiana, DGC, and DG Louisiana to the effect that:

                 i) Jefferson Guaranty Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Jefferson Guaranty Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of Louisiana (a) has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, (b) is duly authorized to conduct a general banking business under the banking laws of the State of Louisiana, and
         (c) is an insured bank as defined in the Federal Deposit Insurance
         Act;

                 ii) This Agreement has been duly and validly authorized, executed and delivered by Jefferson Guaranty Bancorp and Jefferson Guaranty Bank and is valid and enforceable against each of them, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles;

                 iii) The authorized capital stock of Jefferson Guaranty Bancorp consists of 5,000,000 shares of Jefferson Guaranty Bancorp Common Voting Stock, 500,000 shares of Class A Nonvoting Common Stock, and 16,200 shares of Series C Cumulative Convertible Preferred Stock, with a stated value of $1,000 per share, of which, as of June 30, 1996, 1,244,375 shares of Jefferson Guaranty Bancorp Common Voting Stock and 3,484 shares of Series C Cumulative Convertible Preferred Stock have been duly issued, are presently outstanding and are fully paid and non-assessable;

                 iv) The authorized capital stock of Jefferson Guaranty Bank consists of 850,000 shares of Jefferson Guaranty Bank Common Stock of which, as of June 30, 1996, 550,087 were issued and outstanding; all of such outstanding shares are validly issued, fully paid and non-assessable;

                 v) The execution and delivery by Jefferson Guaranty Bancorp and Jefferson Guaranty Bank of this Agreement, consummation by Jefferson Guaranty Bancorp and Jefferson Guaranty Bank of the transactions contemplated hereby and compliance by Jefferson Guaranty Bancorp and Jefferson Guaranty Bank with the provisions hereof will not violate the Articles of Incorporation of Jefferson Guaranty Bancorp or Jefferson Guaranty Bank or violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, judgment, order or decree to which Jefferson Guaranty Bancorp or Jefferson Guaranty Bank is a party or to which they may be subject; and

                 DGC, DG Louisiana and DGNB Louisiana shall have received an opinion from Messrs. Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P., counsel to Jefferson Guaranty Bank and Jefferson Guaranty Bancorp, dated the date of the Closing, in form satisfactory to DGNB Louisiana, DGC and DG Louisiana to the effect that:

                 Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered).

         As to matters of fact, counsel to Jefferson Guaranty Bancorp and Jefferson Guaranty Bank may rely, to the extent they deem appropriate, upon certificates of officers of Jefferson Guaranty Bancorp and Jefferson Guaranty Bank, provided, such certificates are delivered to DGC, DG Louisiana and DGNB Louisiana prior to the Closing or attached to the opinion of counsel.

         (e) There shall not have occurred any material adverse change in the financial condition, results of operations, business or prospects of Jefferson Guaranty Bancorp or Jefferson Guaranty Bank from the date of the Jefferson Guaranty Latest Balance Sheet to the Closing.

         (f) Jefferson Guaranty Bancorp shall have used it bests efforts to cause all Jefferson Guaranty Bancorp Affiliates to execute and deliver to DGC written agreements to comply with the applicable resale restrictions set forth in Rule 145 under the Securities Act.

         (g) Prior to the Effective Date, all outstanding warrants to acquire shares of Jefferson Guaranty Bancorp Common Stock listed on Schedule 6.02(g)-A shall have been exercised or purchased for cash, and all outstanding warrants to acquire shares of Jefferson Guaranty Bancorp Common Stock listed on
Schedule 6.02(g)-B shall have been purchased for cash,

         (h) On or before the Effective Date, DGNB Louisiana shall have entered into an employment agreement with A. Peyton Bush, III on terms satisfactory to the parties.

         Jefferson Guaranty Bank and Jefferson Guaranty Bancorp will furnish DGC, DG Louisiana, and DGNB Louisiana with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.02 as DGC, DG Louisiana, and DGNB Louisiana may reasonably request.

         6.03 Conditions to the Obligations of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp under this Agreement. The obligations of Jefferson Guaranty Bank and Jefferson Guaranty Bancorp under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Date, of the following conditions, any one or more of which may be waived by Jefferson Guaranty Bank and Jefferson Guaranty Bancorp:


         (a) Each of the obligations of DGC, DG Louisiana, or DGNB Louisiana, respectively, required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and the representations and warranties of DGC, DG Louisiana, and

DGNB Louisiana contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made at and as of the Effective Date (except as otherwise contemplated by this Agreement, and except for inaccuracies in such representations and warranties that are not material individually or in the aggregate to the financial condition, results of operations, business or prospects of the DGC Consolidated Group, taken as a whole) and Jefferson Guaranty Bank and Jefferson Guaranty Bancorp shall have received certificates to that effect signed by the presidents and chief financial officers of DGC, DG Louisiana, and DGNB Louisiana, respectively.

         (b) All action required to be taken by, or on the part of, DGC, DG Louisiana, and DGNB Louisiana to authorize the execution, delivery and performance of this Agreement of DGC, DG Louisiana, and DGNB Louisiana and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of DGC, DG Louisiana, and DGNB Louisiana, respectively, and Jefferson Guaranty Bank and Jefferson Guaranty Bancorp shall have received certified copies of the resolutions evidencing such authorization.

         (c) There shall not have occurred any material adverse change in the financial condition, results of operations, business or prospects of DGC, DG Louisiana or DGNB Louisiana from the date of the DGC Latest Balance Sheet to the Closing.

         (d) Jefferson Guaranty Bancorp and Jefferson Guaranty Bank shall have received from Messrs. Watkins, Ludlam and Stennis, P.A., counsel for DGC, DG Louisiana and DGNB Louisiana (or as to certain matters involving Louisiana law from Louisiana counsel to DGC, DG Louisiana and DGNB Louisiana), an opinion, dated as of the Closing, in form and substance satisfactory to Jefferson Guaranty Bancorp and Jefferson Guaranty Bank, to the effect that:

                 i) DGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. DGC is qualified to do business as a foreign corporation in Louisiana. DG Louisiana is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. DGNB Louisiana is a national banking association duly organized, validly existing and in good standing under the laws of the United States and (a) has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, (b) is duly authorized to conduct a general banking business under the banking laws of the United States, and (c) is an insured bank as defined in the Federal Deposit Insurance Act;

                 ii) This Agreement has been duly and validly authorized, executed and delivered by DGC, DG Louisiana, and DGNB Louisiana, and is valid and enforceable, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles;

                 iii) The authorized capital stock of DGC consists of 100,000,000 shares of DGC Common Stock, 25,000,000 shares of Class A Voting Preferred Stock, no par value, and 25,000,000 shares of Class B Non- Voting Preferred Stock, no par value of which, as of June 30, 1996, 19,657,816 shares of Common Stock have been duly issued, are presently outstanding and are fully paid and non-assessable. All shares of DGC Common Stock to be issued to holders of Jefferson Guaranty Bancorp Common Stock will be, when issued as described in this Agreement and the Registration Statement, duly authorized and validly issued, fully paid and non-assessable, free of liens, security interests, pledges or other encumbrances and all preemptive or similar rights other than liens, security interests, pledges or other encumbrances placed thereon by the holders of Jefferson Guaranty Bancorp Common Stock;

                 iv) The authorized capital stock of DG Louisiana consists of 5,000,000 shares of DG Louisiana Common Stock, of which, as of June 30, 1996, 4,200,000 shares have been duly issued, are presently outstanding and are fully paid and non-assessable;

                 v) The authorized capital stock of DGNB Louisiana consists of 234,121 shares of DGNB Louisiana Common Stock of which, as of June 30, 1996, 234,121 shares are issued and outstanding; all of such outstanding shares are validly issued, fully paid and non-assessable;

                 vi) The execution and delivery by DGC, DG Louisiana, and DGNB Louisiana of this Agreement, consummation by DGC, DG Louisiana, and DGNB Louisiana of the transactions contemplated hereby and compliance by DGC, DG Louisiana, and DGNB Louisiana with the provisions hereof will not violate the Articles of Incorporation or Association of DGC, DG Louisiana, and DGNB Louisiana or violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, judgment, order or decree to which DGC, DG Louisiana, and DGNB Louisiana is a party or to which they may be subject;

                 vii) the Registration Statement has become effective, and to such counsel's knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted;

                 viii) the Registration Statement and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and we do not know of any contracts or documents required to be filed as exhibits to the Registration Statement which are not filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Proxy Statement; and

                 ix) Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered).

         As to matters of fact, counsel to DGC, DG Louisiana and DGNB Louisiana may rely, to the extent they deem appropriate, upon certificates of officers of DGC, DG Louisiana, and DGNB Louisiana, provided, such certificates are delivered to Jefferson Guaranty Bancorp and Jefferson Guaranty Bank prior to the Closing or attached to the opinion of counsel.

         DGC, DG Louisiana, and DGNB Louisiana will furnish Jefferson Guaranty Bank and Jefferson Guaranty Bancorp with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.03 as Jefferson Guaranty Bank and Jefferson Guaranty Bancorp may reasonably request.

                                 ARTICLE VII.

                                   CLOSING

         7.01 Time and Place. Subject to the provisions of Articles VI and VIII hereof, the Closing of the transactions contemplated hereby shall take place at the offices of DGC, One Deposit Guaranty Plaza, 210 East Capitol Street, Jackson, Mississippi 39205 at 9:00 A.M., local time, on a date that is the later of: (a) January 3, 1997, or (b) a date selected by DGC which shall be within five (5) days after the later of (i) the expiration of any applicable waiting period in connection with any regulatory approval and (ii) the receipt of all other required approvals; provided, however, that the Closing may take place at such other place, at such other time, or on such other date as DGC, DG Louisiana, DGNB Louisiana, Jefferson Guaranty Bancorp and Jefferson Guaranty Bank may mutually agree upon for the Closing to take place.


         7.02 Deliveries at the Closing. Subject to the provisions of Articles VI and VIII hereof, at the Closing there shall be delivered to DGC, DG Louisiana, DGNB Louisiana, Jefferson Guaranty Bancorp and Jefferson Guaranty Bank the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof.



                                ARTICLE VIII.

                                 TERMINATION

         8.01 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Holding Company Merger by the shareholders of Jefferson Guaranty Bancorp:


         (a) by mutual written consent of the parties, properly authorized by their respective Boards of Directors;

         (b) by DGC, DG Louisiana, and DGNB Louisiana, if at the time of such termination there shall be a material adverse change in the consolidated financial condition of Jefferson Guaranty Bank or Jefferson Guaranty Bancorp from that set forth in the Jefferson Guaranty Financial Statements for the period ended June 30, 1996;

         (c) by Jefferson Guaranty Bank and Jefferson Guaranty Bancorp, if at the time of such termination there shall be a material adverse change in the consolidated financial condition of DGC, DG Louisiana and DGNB Louisiana from that set forth in the DGC Latest Balance Sheet;

         (d) by any party hereto, if a United States District Court shall rule upon application of the Department of Justice after a full trial on the merits or a decision on the merits based on a stipulation of facts that the transactions contemplated by this Agreement violate the antitrust laws of the United States;

         (e) by any party hereto, if at the special meeting of shareholders to be called by Jefferson Guaranty Bancorp pursuant to this Agreement, this Agreement shall not have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Jefferson Guaranty Bancorp Common Stock voted at the special meeting of shareholders of Jefferson Guaranty Bancorp called pursuant to Section 5.07 hereof;

         (f) by DGC, DG Louisiana, and DGNB Louisiana, in the event there are dissenting shareholders who hold more than ten percent (10%) of the shares of Jefferson Guaranty Bancorp Common Stock; or

         (g) by any party hereto if Closing shall not have occurred by June 30, 1997.

         8.02 Effect of Termination. In the event of termination of this Agreement by either DGC, DG Louisiana, DGNB Louisiana, Jefferson Guaranty Bancorp or Jefferson Guaranty Bank as provided above, this Agreement shall forthwith become void and except as provided in Section 5.04 and Section 9.01 hereof there shall be no further liability on the part of Jefferson Guaranty Bank, Jefferson Guaranty Bancorp, DGC, DG Louisiana, DGNB Louisiana, or their respective officers or directors.


                                  ARTICLE IX.

                                 MISCELLANEOUS

         9.01 Expenses. Except as set forth below, all out-of-pocket costs and expenses incurred in connection with the Mergers (including, but not limited to, counsel fees) shall be paid by the party incurring such costs and expenses.

         In recognition of the fact that DGC will bear the bulk of the expense in preparing for regulatory approvals, in the event Jefferson Guaranty Bancorp terminates or seeks to terminate this Agreement without cause, or if the shareholders of Jefferson Guaranty Bancorp fail to approve the transaction because of action taken by an officer or director of Jefferson Guaranty Bancorp upon advice of counsel pursuant to Section 5.02(b), Jefferson Guaranty Bancorp shall indemnify DGC for all expenses reasonably incurred by DGC in attempting to comply with the terms of the Agreement.


         9.02 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified first class mail (return receipt requested) or by facsimile, cable, telegram or telex addressed as follows:


         (a)     If to DGC,  DG Louisiana, or DGNB Louisiana, to:

                 Deposit Guaranty Corporation
                 One Deposit Guaranty Plaza
                 210 East Capitol Street
                 P.0. Box 730
                 Jackson, Mississippi  39205
                 Attention:  Arlen L. McDonald
                 Fax Number: (601) 354-8192

                 Copy to:

                 Watkins Ludlam & Stennis, P.A.
                 633 North State Street  (39202)
                 Post Office Box 427
                 Jackson, Mississippi  39205-0427
                 Attention: L. Keith Parsons, Esq.
                 Fax Number: (601) 949-4804

         (b)    If to Jefferson Guaranty Bank or Jefferson Guaranty Bancorp, to:

                Jefferson Guaranty Bancorp, Inc.
                3525 North Causeway Boulevard
                Metairie, Louisiana  70002
                Attention: A. Peyton Bush, III
                Fax Number: (504) 838-4555

                Copy to:

                Coleman, Johnson & Artigues
                321 St. Charles Avenue
                Tenth Floor Suite
                New Orleans, Louisiana 70130
                Attn: Mr. Charles B. Johnson
                Fax Number: (504) 525-9464

                Correro Fishman Haygood Phelps
                Weiss Walmsley & Casteix, L.L.P.
                201 St. Charles Avenue
                47th Floor
                New Orleans, Louisiana 70170-4700
                Attn: Anthony J. Correro, III
                Fax Number: (504) 586-5250


or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         9.03 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.


         9.04 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Mergers, whether before or after approval thereof by the Jefferson Guaranty Bancorp shareholders, DGC, DG Louisiana, DGNB Louisiana, Jefferson Guaranty Bancorp and Jefferson Guaranty Bank may, by action taken by their respective Boards of Directors (i) amend this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iv) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than Section
6.01 hereof; provided, however, that, subject to Section 1.05 hereof, after any approval of the Holding Company Merger by the shareholders of Jefferson Guaranty Bancorp, there may not be, without further approval of such shareholders, any amendment, extension or waiver of this Agreement which changes the amount or form of consideration to be delivered to shareholders of Jefferson Guaranty Bancorp). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


         9.05 Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

         9.06 Survival. Except for the representations, warranties and agreements of any party hereto to any other party hereto contained in Articles 1 and 2, Sections 3.05, 4.03, 4.07, 5.06(d) and (e), 5.11, 5.12, 5.13, and
9.03, which shall survive the Closing and Effective Date until performed or until the applicable period of limitations with respect thereto shall have expired, the representations, warranties and other agreements of any party hereto to any other party hereto (as well as any representations and warranties made in any other document related hereto, including without limitation any certificate delivered in connection with this Agreement) shall expire with, and be terminated and extinguished by, the effectiveness of the Merger and shall not survive the Effective Date.


         9.07 Defenses Preserved. Except as provided in Sections 9.06 and 9.07, the sole right and remedy arising from a misrepresentation or breach of a warranty made by any party hereto to any other party hereto shall be the right to refuse to consummate the Mergers as provided for in Sections 6.02 and 6.03; provided, however, that no representation or warranty given by the parties hereto or any member of its consolidated group shall be deemed to be terminated or extinguished so as to deprive the parties hereto or their respective directors and officers, and no representation or warranty given by the parties hereto shall be deemed to be terminated or extinguished so as to deprive the former directors and officers of the parties hereto, of any defense in law or equity that they otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of the parties hereto. The survival of representations and warranties pursuant to this Section shall be solely for the purpose of affording defenses as described herein and shall not create, and shall not be construed to create, a cause or right of action or other right (whether direct, indirect or third-party) in any person. Nothing in Section 9.06 or Section 9.07 shall be deemed to be a waiver of any claim for intentional misrepresentation or fraud.


         9.08 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.


         9.09 Governing Law. This Agreement shall be governed by the laws of the State of Louisiana, without giving effect to the principles of conflicts of laws thereof.


         9.10 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, a majority of the members of the Boards of Directors of DGNB Louisiana and Jefferson Guaranty Bank, respectively, have each executed this Agreement and directed the authorized signature and seal of each respective bank to be set hereunto by its President and attested to by its Secretary or Cashier, and the Boards of Directors of DGC, DG Louisiana, and Jefferson Guaranty Bancorp have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.


Attest:                                  DEPOSIT GUARANTY CORP.



-------------------------------          By
Secretary                                         President


Attest:                                  DEPOSIT GUARANTY LOUISIANA CORP.


-------------------------------          By
Secretary                                         President


Attest:                                  DEPOSIT GUARANTY NATIONAL BANK OF
                                         LOUISIANA



-------------------------------          By
Secretary                                         President



(Seal of Bank)

Attest:                                  JEFFERSON GUARANTY BANCORP, INC.


-------------------------------          By
Secretary                                         President



Attest:                                  JEFFERSON GUARANTY BANK


-------------------------------          By
Secretary                                         President



(Seal of Bank)

                                   EXHIBIT B

              Section 262 of the Delaware General Corporation Law

         262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of Stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of Stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of Stock in a Stock corporation and also a member of record of a nonstock corporation; the words "Stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of Stock of a corporation, which Stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of Stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 25l (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which Stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of Stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of Stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such Stock anything except:

         a. Shares of Stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of Stock of any other corporation, or depository receipts in respect thereof, which shares of Stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of Stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the Stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its Stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)  Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the Stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by l or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold Stock represented by certificates to submit their certificates of Stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of Stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated Stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such Stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such Stock for any purpose or to receive payment of dividends or other distributions on the Stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262, L. '94, eff. 7-1-94.)

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Deposit Guaranty is incorporated under the laws of Mississippi. Subarticle E of Article 8 of the Mississippi Business Corporation Act prescribes the conditions under which indemnification may be obtained by a present or former director or officer of Deposit Guaranty who incurs expenses or liability as a consequence of matters arising out of his activities as a director or officer.

         Article Nine of Deposit Guaranty's Articles of Incorporation also provides for indemnification of officers and directors under certain circumstances. Deposit Guaranty has purchased a liability policy which, subject to any limitations set forth in the policy, indemnifies Deposit Guaranty's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed by such person in his capacity as an officer or director.


ITEM 21.  EXHIBITS

         The following exhibits are furnished (or incorporated by reference) as a part of this Registration Statement:


         Exhibit Number                      Description
         --------------                      -----------
               2*                 Agreement and Plan of Merger dated as of
                                  August 22, 1996, included as Exhibit A to the
                                  Proxy Statement/Prospectus contained herein.

               5*                 Opinion of Watkins Ludlam & Stennis, P.A.
                                  regarding legality of common stock registered hereby.

               8*                 Opinion of Watkins Ludlam & Stennis, P.A.
                                  regarding tax matters.

               23(a)* Consent of KPMG Peat Marwick LLP, independent accountants.

               23(b)* Consent of Arthur Andersen, LLP, independent accountants.

               23(c)* Consent of Watkins Ludlam & Stennis, P.A. is contained in their opinion filed as Exhibit 5 to this Registration Statement.

               24*                Power of attorney included as part of
                                  signature page.

               99*                Form of Proxy and Election Form.



* Previously Filed


ITEM 22.  UNDERTAKINGS

         (1) The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and issued in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (4) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (5) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Deposit Guaranty has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on this the 29 day of October, 1996.




                                         DEPOSIT GUARANTY CORP.



                                         BY: *E.B. ROBINSON, JR.
                                             ----------------------------------
                                              E. B. Robinson, Jr.
                                              Chairman of the Board and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         NAME                               TITLE                                       DATE
         ----                               -----                                       ----
*E.B. ROBINSON, JR                  Chairman of the Board                     October 29, 1996
---------------------------         and Director  (Principal
E. B. Robinson, JR.                 Executive Officer)

*HOWARD L. MCMILLAN, JR.            President and Director                    October 29, 1996
---------------------------
Howard L. McMillan, JR.

*ARLEN L. MCDONALD                  Executive Vice President                  October 29, 1996
---------------------------         (Principal Financial
Arlen L. McDonald                       Officer)

/s/ STEPHEN E. BARKER               Controller (Principal                     October 29, 1996
---------------------------         Accounting Officer)
Stephen E. Barker

*MICHEAL B. BEMIS
-------------------------------         Director                                  October 29, 1996
Michael B. Bemis


-------------------------------         Director                                  October __, 1996
Richard H. Bremer

*WARREN A. HOOD, JR.
-------------------------------         Director                                  October 29, 1996
Warren A. Hood, Jr.

*CHARLES L. IRBY
-------------------------------         Director                                  October 29, 1996
Charles L. Irby

*RICHARD D. MCRAE, JR.
-------------------------------         Director                                  October 29, 1996
Richard D. McRae, Jr.

*W.R. NEWMAN, III
-------------------------------         Director                                  October 29, 1996
W. R. Newman, III

*JOHN N. PALMER
-------------------------------         Director                                  October 29, 1996
John N. Palmer

*STEVEN C. WALKER
-------------------------------         Director                                  October 29, 1996
Steven C. Walker

*J. KELLEY WILLIAMS
-------------------------------         Director                                  October 29, 1996
J. Kelley Williams




                By:  /s/ J. Clifford Harrison
                   -----------------------------
                     Attorney-in-fact